As filed with the Securities and Exchange Commission on June 9, 2017

Registration No. 333-218093

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
To
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Constellation Alpha Capital Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Emerald View, Suite 400, 2054 Vista Parkway
West Palm Beach, FL 33411
(561) 404-9034

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rajiv Shukla
Chief Executive Officer and Chairman of the Board
Emerald View, Suite 400, 2054 Vista Parkway
West Palm Beach, FL 33411
(561) 404-9034

(Name, address, including zip code, and telephone number, including area code, of agent for service

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, New York, New York 10105 (212) 370-1300 (212) 370-7889 — Facsimile	Simon Schilder Michael Killourhy Ogier Ritter House, 6th Floor Wickhams Cay II PO Box 3170 Road Town, Tortola British Virgin Islands, VG1110 (+1284) 852 7300	Gregg A. Noel, Esq. Jonathan Ko, Esq. Skadden, Arps, Slate, Meager & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000 (213) 687-5600 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one ordinary share of no par value, one Right entitling the holder to receive one-tenth ( 1/10) of one ordinary share, and one Warrant entitling the holder to purchase one-half (½) of one ordinary share(2)(3)	14,375,000	$10.00	$143,750,000	$16,660.63
Ordinary Shares of no par value, included as part of the Units(3)	14,375,000	—	—	—	(4)
Rights included as part of the Units(3)	14,375,000	—	—	—	(4)
Warrants included as part of the Units(3)	14,375,000	—	—	—	(4)
Shares underlying Rights included as part of the Units(3)	1,437,500	—	—	—	(4)
Total			$143,750,000	$16,660.63	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes (i) Units, (ii) ordinary shares included in such Units, (iii) Rights included in such Units and (iv) Warrants included in such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(i).
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, JUNE 9, 2017

$125,000,000
Constellation Alpha Capital Corp.
12,500,000 Units

Constellation Alpha Capital Corp. is a blank check company incorporated in the British Virgin Islands as a business company and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Although we are not limited to a particular industry or geographic region for purposes of consummating an initial business combination, we intend to focus on healthcare services and manufacturing businesses in India.

This is an initial public offering of our securities. We are offering 12,500,000 units at an offering price of $10.00. Each unit consists of one ordinary share, one right, which we refer to throughout this prospectus as “rights” or the “public rights,” and one warrant, which we refer to throughout this prospectus as “warrants” or the “public warrants.” Each right entitles the holder thereof to receive one-tenth ( 1/10) of one ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. Each warrant entitles the holder thereof to purchase one-half (½) of one ordinary share. We will not issue fractional shares. As a result, you must exercise warrants in multiples of two warrants, at a price of $11.50 per full share, subject to adjustment as described in this prospectus, to validly exercise your warrants. Each warrant will become exercisable on the later of the completion of an initial business combination and 12 months from the date of this prospectus, and will expire five years after the completion of an initial business combination, or earlier upon redemption.

We have also granted Cowen and Company, LLC, or Cowen, the representative of the underwriters, a 45-day option to purchase up to an additional 1,875,000 units (over and above the 12,500,000 units referred to above) solely to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of taxes payable), divided by the number of then outstanding ordinary shares that were sold as part of the units in this offering, which we refer to as our “public shares.”

We have 24 months from the closing of this offering to consummate our initial business combination. If we are unable to consummate our initial business combination within the above time period, we will distribute the aggregate amount then on deposit in the trust account, pro rata to our public shareholders by way of the redemption of their shares and to cease all operations except for the purposes of winding up of our affairs, as further described herein. In such event, the rights and warrants will expire and be worthless.

Our sponsor and Cowen Investments LLC, or “Cowen Investments” and/or their respective designees, have committed to purchase from us an aggregate of 380,000 (or 417,500 if the over-allotment is exercised in full) units, or “private units,” at $10.00 per unit, among which 280,000 (or 317,500 if the over-allotment is exercised in full) units, or the “insider units,” will be purchased by our sponsor (and/or its designees) and 100,000 units, or the “Cowen units,” will be purchased by Cowen Investments (and/or its designees). These purchases will take place on a private placement basis simultaneously with the consummation of this offering and the over-allotment option, as applicable. All of the proceeds we receive from these purchases will be placed in the trust account described below.

There is presently no public market for our units, ordinary shares, rights or warrants. We have applied to have our units listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “CNACU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. Once the securities comprising the units begin separate trading as described in this prospectus, we expect the ordinary shares, rights and warrants will be traded on Nasdaq under the symbols “CNAC”, “CNACR,” and “CNACW,” respectively. We cannot assure you that our securities will be approved for listing and, if approved, will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and will therefore be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 22 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds, Before Expenses, to us
Per Unit	$10.00	$0.20	$9.80
Total	$125,000,000	$2,500,000	$122,500,000

(1)	Excludes $0.35 per unit, or $4,375,000 (or up to $5,031,250 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of public shares sold as part of the units in this offering, as described in this prospectus. Does not include certain fees and expenses payable to the underwriters in connection with this offering. Please see the section titled “Underwriting” for further information relating to the underwriting arrangements agreed to between us and the underwriters in this offering.

Upon consummation of the offering, $10.00 per unit sold to the public in this offering (whether or not the over-allotment option has been exercised in full or part) will be deposited into a United States-based trust account at JPMorgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of (1) the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about            , 2017.

Sole Book-Running Manager

Cowen

Co-Manager

I-Bankers Securities, Inc.

           , 2017

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus:

■	references to “we,” “us” or “our company” refer to Constellation Alpha Capital Corp., a BVI business company with limited liability;
■	references to the “BVI” refer to the British Virgin Islands;
■	references to the “Companies Act” and the “Insolvency Act” refer to the BVI Business Companies Act, 2004 and the Insolvency Act, 2003 of the British Virgin Islands, respectively and in each case as amended;
■	references to “founder shares” refer to the 3,593,750 ordinary shares currently held by the initial shareholders (as defined below), which include up to an aggregate of 468,750 ordinary shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part and 100,000 ordinary shares subject to forfeiture as a result of the issuance of 100,000 ordinary shares by us to Cowen Investments upon consummation of the sale of the private units, after giving effect to a 2-for-1 sub-division of our ordinary shares effectuated on September 17, 2015, a 1.5-for-1 sub-division of our ordinary shares effectuated on March 29, 2017 and a share surrender and cancellation on May 17, 2017;
■	references to our “initial shareholders” refer to our sponsor, Cowen Investments and any of our officers or directors that hold founder shares;
■	references to our “Cowen units” refer to the 100,000 units we are selling privately to Cowen Investments and/or its designees upon consummation of this offering;
■	references to our “insider units” refer to the 280,000 (or 317,500 if the over-allotment is exercised in full) units we are selling privately to our sponsor and/or its designees upon consummation of this offering;
■	references to our “management” or our “management team” refer to our officers and directors;
■	references to “private units” refer to the insider units and the Cowen units;
■	references to “ordinary shares” refer to the ordinary shares of no par value in the company;
■	references to “private shares,” “private rights” and “private warrants” refer to the ordinary shares, rights and warrants, respectively, included within the private units;
■	references to our “public shares” refer to ordinary shares which are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and references to “public shareholders” refer to the holders of our public shares, including our initial shareholders to the extent our initial shareholders purchase public shares, provided that their status as “public shareholders” shall exist only with respect to such public shares;
■	references to our “sponsor” refer to Centripetal, LLC, a Delaware limited liability company, the managing member of which is Rajiv Shukla our Chairman and Chief Executive Officer;
■	references to our “rights” or “public rights” refer to the rights which are being sold as part of the units in this offering; and
■	references to our “warrants” or “public warrants” refer to the warrants which are being sold as part of the units in this offering.

Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and gives effect to a 2-for-1 sub-division of our ordinary shares effectuated on September 17, 2015, a 1.5-for-1 sub-division of our ordinary shares effectuated on March 29, 2017 and a share surrender and cancellation on May 17, 2017.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company incorporated in the British Virgin Islands as a business company with limited liability (meaning that our shareholders have no liability, as members of our company, for the liabilities of our company over and above the amount already paid for their shares) and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Although we are not limited to a particular industry or geographic region, we intend to focus on healthcare services and manufacturing businesses in India. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, to identify any acquisition target. From the date of our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their contacts or relationships regarding a potential initial business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our management team is led by Mr. Rajiv Shukla, our Chairman and Chief Executive Officer. Mr. Shukla has a combination of investment and operating experience in India, the U.S. and the U.K. From June 2013 to May 2015, Mr. Shukla served as Chief Executive Officer of Pipavav Defence & Offshore Engineering Company (now Reliance Defence and Engineering Limited), India’s largest listed shipbuilding and defense manufacturing company. In this role, he led a team of approximately 4,000-employees through an operational restructuring that involved re-alignment of key business areas, several senior hires in the management team, submission of over $5 billion in new business bids to Indian and international clients and structuring of strategic alliances with global leaders in shipbuilding and defense. At Pipavav, he also successfully implemented one of India’s largest financial restructuring projects involving more than 25 banks and sold control to the Reliance ADA Group. From 2001 to 2006, Mr. Shukla served as Senior Director at Pfizer, Inc. In this role, he played a key role in several acquisitions: $60 billion acquisition of Pharmacia in 2003, $125 million acquisition of Meridica in 2004, $1.9 billion acquisition of Vicuron Pharmaceuticals in 2005, and acquisitions of Idun Pharmaceuticals in 2005 and Rinat Neuroscience in 2006. Mr. Shukla also led the operational integration of these organizations into Pfizer across multiple sites around the world. Mr. Shukla served as a Board Director of I-ven Medicare, India’s first hospital roll-up comprising control investments in Vikram Hospitals and Medica Synergie and significant minority stakes in Sahyadri Hospitals and RG Stone. Mr. Shuka also served as a Board Director of Ranbaxy Fine Chemicals Ltd, a roll-up of specialty chemicals and animal health businesses. In addition, Mr. Shukla served as a Board Director of Swiss Bio, a clinical CRO in the U.S., Bharat Biotech, India’s second largest vaccine company, three Indian specialty pharma companies with US FDA approved manufacturing facilities: Arch Pharmalabs, Malladi Drugs, Unimark Remedies, and Pipavav E-Complex, India’s biggest engineering facility. Between 2008 and 2013, Mr. Shukla worked as an investor at ICICI Venture, Morgan Stanley Investment Management and Citi Venture Capital International. Over his investment career, Mr. Shukla was involved with over 40 investments in healthcare companies across India, China, Brazil, Thailand, the U.S. and the U.K. Mr. Shukla served on the National Pharmaceuticals Committee of the

Confederation of Indian Industry from 2007 to 2010. Mr. Shukla graduated from Harvard University with a Masters in Healthcare Management and Policy and a Bachelors in Pharmaceutics from the Indian Institute of Technology.

Mr. Craig Pollak has served as our Chief Financial Officer and Secretary since April 2017. Over the past fifteen years, Mr. Pollak has raised more than $10 billion from institutional and private investors across a diverse array of investment strategies. From February 2006 until December 2011 and from July 2013 until March 2017, Mr. Pollak served as the Head of Global Marketing at Ivory Investment Management, an equity value fund based in Los Angeles and New York. From January 2012 until June 2013, Mr. Pollak worked as a Managing Director at Guggenheim Fund Solutions, helping to build the firm’s alternative investment and managed account infrastructure. From July 2005 until January 2006, Mr. Pollak worked as Chief Executive Officer of Chapwood Capital, a start-up multi-manager hedge fund platform. From July 2002 to June 2005, Mr. Pollak worked at FrontPoint Partners, earning the titles of Managing Director and Head of New Product Development. From January 2001 until July 2002, Mr. Pollak worked as a Vice President in the Client Strategy Group of the Private Wealth Management department at Morgan Stanley Dean Witter where he built out the firm’s 10b5-1 trading desk. From September 1998 until January 2001, Mr. Pollak worked as a corporate lawyer at Cravath, Swaine & Moore advising healthcare clients on deals in the pharmaceutical, clinical laboratory, retail and PBM sectors as well as clients in banking, energy and media. Mr. Pollak graduated from Yale University with a Bachelor of Arts with honors in Economics and with a Juris Doctor cum laude from the New York University School of Law.

Immediately following the effectiveness of the registration statement of which this prospectus forms a part, our Board of Directors (our “Board”) will consist of professionals with an extensive track record of leadership in operating roles and government policy. Dr. John Alexander is an Indian Administrative Services officer who has served as Cabinet Minister and Chief Secretary for Karnataka State, India’s seventh largest state with a population of over 60 million people, Commissioner of Bangalore City Municipal Corporation, Chairman of Bangalore Development Authority, State Urban Board, State Police Housing Corporation and Principal Secretary of Commerce and Industries Development. Dr. Alexander also served as Chairman of Karnataka Industrial Areas Development Board, Mangalore Chemicals & Fertilizers Ltd and Mysore Sales International Ltd. Dr. Alexander served as a Board Member of Pipavav Defense & Offshore Engineering Vikrant Tyres, Mysore Soap and Sandals, and Mysore Paper Mills. Since 1995, Dr. Alexander has served as a Board Member of Stumpp Schuele & Somappa, a company that converts 15,000 tons of steel into springs for the automotive industry, Transaction Analysts, a fintech company focused on digital payments, since 2011, and Navi Mumbai Smart City, a 75-square kilometer city being built adjacent to the site of the new Mumbai International airport, since 2012. Dr. Alexander graduated with a PhD in Philosophy from Karnataka University and Masters in English from Kerala University.

Mr. Alan Rosling has been awarded Queen’s honors, OBE and CBE, for his many contributions to industry and society. Early in his career, Mr. Rosling served on the Prime Minister John Major’s Policy Unit at 10 Downing Street. Mr. Rosling also served as Chairman of Jardine Matheson Group India and Executive Director on the Board of Tata Sons, which controls Tata Group, India’s biggest conglomerate accounting for over $100 billion in market capitalization as of April 2017. During his tenure, he directed numerous efforts to internationalize the Tata Group leading to the closure of 37 deals across the world. Since 2010, Mr. Rosling is a co-founder and Director of Kiran Energy, operator of one of India’s biggest solar power plants. Since 2009, Mr. Rosling serves as Chairman of Griffin Growth Partners and as Director on the Boards of LNGaz since 2013 and Coats Group, Plc, and Vyome Biosciences since 2015. Mr. Rosling has served as a Member of the Vice Chancellor of Cambridge University’s Circle of Advisors on India, First Chairman of the Advisory Council for India of the City of London and Chairman of the British Business Group, Mumbai, Member of the Managing Committee of the Bombay Chamber of Commerce. Mr. Rosling graduated from Harvard Business School as Baker Scholar and Harkness Fellow and First Class Honors from Cambridge University.

Mr. Kewal Handa led Pfizer India as CEO for seven years. During his tenure, Mr. Handa led Pfizer India through the mergers with Parke-Davis/Warner-Lambert, Pharmacia, and Wyeth. Under his leadership, Pfizer was the first multi-national company to introduce branded generics in India. Mr. Handa has been hailed for his leadership skills with many of operational initiatives serving as case studies for learning. Earlier in his career, Mr. Handa served as CFO of Pfizer India and as Head of Pfizer Animal Health India. Since 2012, Mr. Handa serves as Promoter Director of Salus Lifecare and Managing Partner of Conexus Social Responsibility Services since 2013. He also serves as Chairman of Clariant Chemicals since 2016 and a Board Member of Mukta Arts Limited since 2014, Third Eye Productions LLP since 2013 and Greaves Cotton Ltd. since 2016. Previously, Mr. Handa served as a Board Director of ING Vysya Bank, Medybiz Pharma, and Alfa Laval. Mr. Handa served as President of All India Management Association, Chairman of the Pharmaceutical Committee - ASSOCHAM and Vice President of Organization of Pharmaceutical Producers of India. He was awarded the Pharma Professional of the Year in 2010, the Bharat Shiromani Award in 2007 and the India CFO 2004 award. Mr. Handa is a qualified Chartered Accountant with a Masters in Commerce. He also completed the Pfizer Leadership Development Program at Harvard University.

Past performance by our management team, including with respect to the foregoing and other examples in this prospectus, is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team's performance as indicative of our future performance. None of our officers or directors has had experience with any blank check companies in the past.

Business Strategy

With the election of the Modi government in 2013 and the subsequent reform of India’s economic and investment policies, India became the fastest growing economy with over $1 trillion in gross domestic product (GDP) in 2015 according to the World Bank. India’s economy is the world’s seventh largest in terms of GDP as reflected in U.S. dollars. Aided by the implementation of several regulatory reforms, including tax reform, a new bankruptcy code, and amendments to foreign investment regulations, among others, India is expected to remain the fastest growing BRIC (Brazil, Russia, India and China) economy in 2017 and 2018 as per the International Monetary Fund. And, by 2020, India is expected to become the world’s fifth largest economy assuming no change in GDP growth and exchange rates. As a result, the Indian stock indices have delivered strong returns to investors in comparison to other BRIC stock indices over the last three years. However, U.S. investors have limited access to India’s growth story, with only 12 Indian companies listed on U.S. exchanges.

Furthermore, our management team believes that the Indian healthcare sector provides robust exposure to India’s domestic economic growth without the volatility associated with sectors driven by commodity prices and monetary policy. Driven by rapid urbanization, healthcare spending continues to grow faster than GDP and is expected to grow by $100 billion between 2013 and 2018 as per Deloitte estimates. The below graph shows a logarithmic relationship between healthcare spending and GDP indicating that healthcare spending grows as countries grow richer.

Healthcare spending per capita, 2012 (US$K)
$R^2 = 0.95$
10
5
2
1
0.5
0.2
0.1
0.05
0.02
Canada
US
Switzerland
Netherlands
Denmark
Norway
France
Belgium
Australia
Japan
Sweden
Germany
Italy
Finland
Spain
UK
Portugal
New Zealand
Singapore
Argentina
Israel
Hungary
UAE
Venezuela
Brazil
Chile
South Korea
Colombia
Turkey
Russia
South Africa
Poland
Saudia Arabia
Iran
Kazakhstan
Mexico
India 2025
Ukraine
Malaysia
China
Romania
Eygpt
Algeria
Thailand
Phillipines
Indonesia
Vietnam
Nigeria
Cameroon
India 2012
Kenya
Pakistan
0.5
1
2
5
10
20
50
100
200
GDP per capita — 2012 (US$K)

Source: Euromonitor

However, substantial investments are required to meet the anticipated growth in demand. For instance, in the hospital sector, India needs an incremental two million beds at an estimated capital expenditure of $200 billion as per Company estimates. Similarly, as per Bain Consulting, India was reliant on foreign imports to meet nearly 70% of domestic demand for medical devices in 2011. In contrast, Indian pharmaceutical companies account for 37% share of global Abbreviated New Drug Application (ANDA) approvals in 2012, as per the Federation of Indian Chambers of Commerce and Industry (FICCI), and are growing rapidly to serve the global market. Given favorable demand-side tailwinds, we believe that there is a significant opportunity to invest in capacity and capability enhancement of Indian healthcare companies.

As per S&P Capital IQ data, between 2007 and 2017, there were 67 transactions above $100 million involving Indian healthcare companies, totaling $33 billion in transaction value. Private equity investment accounted for under 0.5% of foreign direct investment (FDI) inflows between 2007 and 2017, with several exits delivering sizable returns. Our management team believes that there is an opportunity to actively participate in the future growth of the sector.

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

Opportunities for organic growth and add-on acquisitions. We will seek targets that we believe we can grow both organically and through acquisitions. We intend to leverage the industry experience and financial acumen of our management team to identify additional operational improvement opportunities for the target business. In addition, we believe that we can utilize our extensive networks to source proprietary opportunities and execute transactions that will help the business or businesses we acquire grow through further acquisitions if appropriate or beneficial.

Offers an unrecognized value proposition. We will conduct due diligence with respect to potential business combination targets, with a goal of uncovering value that has been unrecognized and would allow us to invest in companies and buy assets at prices that we believe to be below intrinsic value. In the case of turnaround opportunities, we expect to only acquire companies where we can utilize our operating experience, industry networks and capital to implement a turnaround plan that addresses key aspects of underperformance. The ideal turnaround candidates are those that may require a recapitalization, improvements in working capital management, operational improvements that result in margin expansion, or those that could benefit from the application of new technology that could improve productivity or result in new business orders.

History of, or potential for, free cash flow generation. We will seek one or more businesses or assets that have a history of, or potential for, strong, stable free cash flow generation, with predictable and recurring revenue streams.

Experienced and motivated management team. We will seek one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a track record of driving revenue growth, enhancing profitability and creating value for their shareholders.

Underperforming potential peak operational and/or financial performance capabilities. We believe that given our management team’s experience with value-oriented investing, we are well-positioned to identify targets where additional capital investment and effective sponsorship will result in improvements in operational and/or financial performance.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our sponsor and management team may deem relevant. In the event that we decide to enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the United States Securities and Exchange Commission, or the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent ownership, management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us. In addition, although we intend to focus on identifying business combination candidates in the healthcare services and manufacturing industries, we will consider a business combination candidate outside of these industries if we determine that such candidate offers an attractive opportunity for our company.

Sourcing of Potential Initial Business Combination Targets

Our management team and our sponsor have developed a broad network of contacts and corporate relationships. This network has been developed through their experience in sourcing, acquiring, operating, developing, growing, financing and selling businesses; reputation for integrity and fair dealing with sellers, capital providers and target management teams; and experience in executing transactions under varying economic and financial market conditions. This network has provided our management team and our sponsor with a flow of referrals that have resulted in numerous transactions. We believe that the network of contacts and relationships of our management team and our sponsor will provide us with an important source of business combination opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment banking firms, private equity firms, consultants, accounting firms and business enterprises. We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent accounting firm, or independent investment banking firm that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Our officers and directors have agreed not to become involved with another publicly listed blank check company with a class of securities registered under the Securities Exchange Act of 1934, as amended, prior to us announcing an agreement to acquire our initial business combination, or the expiration of the period for us to announce and/or complete our initial business combination.

Initial Business Combination

Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criteria. We do not intend to purchase multiple businesses in unrelated industries in connection with our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire substantially all of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than substantially all of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses even if the acquisitions of the target businesses are not closed simultaneously. Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. Furthermore, we may issue a substantial number of additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination.

Emerging Growth Company Status and Other Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the prior September 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company shall have the meaning associated with it in the JOBS Act.

We are currently a “foreign private issuer” as defined in Rule 405, but are voluntarily choosing to register and report using domestic forms. We are required to determine our status as a foreign private issuer for the 2018 fiscal year as of the last day of our second quarter, or September 30, 2017. On such date, if we no longer qualify as a “foreign private issuer” (as set forth in Rule 3b-4 of the Exchange Act), we will then become subject to the U.S. domestic issuer rules as of the first day of our 2018 fiscal year, or April 1, 2018. As a result, should we determine on September 30, 2017 that we are no longer a “foreign private issuer,” after March 31, 2018 we will be subject to the U.S. domestic issuer rules and we will have the option of conducting redemptions like other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We expect that we will no longer qualify as a “foreign private issuer” as of March 31, 2018, assuming this offering closes in advance of such date.

Corporate Information

Our executive offices are located at Emerald View, Suite 400, 2054 Vista Parkway, West Palm Beach, FL 33411, and our telephone number is (561) 404-9034.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 22 of this prospectus.

Securities offered
12,500,000 units, at $10.00 per unit, each unit consisting of one ordinary share, one right and one warrant. Each right entitles the holder thereof to receive one-tenth ( 1/10) of one ordinary share upon the consummation of an initial business combination, as described in more detail in this prospectus. Each warrant entitles the holder thereof to purchase one-half (½) of one ordinary share at a price of $11.50 per full share, subject to adjustment as described in this prospectus. Because the warrants may only be exercised for whole numbers of shares, only an even number of warrants may be exercised at any given time.
Listing of our securities and proposed symbols
We anticipate the units, and the ordinary shares, rights and warrants once they begin separate trading, will be listed on Nasdaq under the symbols “CNACU,” “CNAC,” “CNACR,” and “CNACW,” respectively.
Each of the ordinary shares, rights and warrants may trade separately on the 52nd day after the date of this prospectus unless Cowen determines that an earlier date is acceptable. In no event will Cowen allow separate trading of the ordinary shares, rights and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the sale of the public units.
Once the ordinary shares, rights and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares, rights and warrants.
We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Current Report on Form 8-K or a new Current Report on Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Current Report, or amendment thereto, or in a subsequent Current Report on Form 8-K, information indicating if Cowen has allowed separate trading of the ordinary shares, rights and warrants prior to the 52nd day after the date of this prospectus.
Ordinary shares:
Number of issued and outstanding before this offering
3,593,750 shares (includes up to an aggregate of 468,750 founder shares that are subject to forfeiture by our sponsor if the over-allotment option is not fully exercised by the underwriters and 100,000 founder shares subject to forfeiture as a result of the issuance of 100,000 founder shares by us to Cowen Investments upon consummation of the sale of the private units)
Number to be issued and outstanding after this offering and sale of private units
16,005,000 shares (assumes the over-allotment option has not been exercised and an aggregate of 468,750 founder shares have been forfeited by our sponsor as a result thereof)
Rights:
Number outstanding before this offering
0 rights
Number to be outstanding after this offering and sale of private units
12,880,000 rights (assumes the over-allotment option has not been exercised)
Warrants:
Number outstanding before this offering
0 warrants
Number to be outstanding after this offering and sale of private units
12,880,000 warrants (assumes the over-allotment option has not been exercised)
Exercisability
Each warrant is exercisable for one-half of one ordinary share. Because the warrants may only be exercised for whole numbers of shares, only an even number of warrants may be exercised at any given time.
Exercise price
$11.50 per full share, subject to adjustment as described in this prospectus. No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. It is our current intention to have an effective and current registration statement covering the issuance of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares in effect promptly following consummation of an initial business combination. Notwithstanding the foregoing, if a registration statement covering the issuance of the ordinary shares issuable upon exercise of the public warrants is not effective within 90 days following the consummation of our initial business combination, public warrant holders may, until such time as there is such an effective registration statement and during any period when we shall have failed to maintain such an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the trading day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 shares and the fair market value on the trading date prior to exercise was $15.00, that holder would receive 30 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.
Exercise period
The warrants will become exercisable on the later of the completion of an initial business combination and 12 months from the date of this prospectus. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.
Redemption
We may redeem the outstanding warrants (excluding the private warrants), in whole and not in part, at a price of $0.01 per warrant:
• at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption,

•

if, and only if, the last sales price of our ordinary shares equals or exceeds $18.00 (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period ending three trading days before we send the notice of redemption, and

•

if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 warrant exercise price (as adjusted) after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.
Terms of the Rights
Each holder of a right will receive one-tenth ( 1/10) of an ordinary share upon consummation of our initial business combination. In the event we will not be the survivor upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the 1/10 share underlying each right (without paying any additional consideration) upon consummation of the business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless. It is not our intent to issue fractional shares upon conversion of any rights. Any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights.
Offering proceeds to be held in the trust account
$125,000,000 of the net proceeds of this offering and the sale of the private units (or $143,750,000 if the over-allotment option is exercised in full), or $10.00 per unit sold to the public in this offering, will be placed in a trust account in the United States at JPMorgan Chase Bank, N.A., maintained by

Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. The proceeds to be placed in the trust account include up to $4,375,000 (or up to $5,031,250 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions, and $3,800,000 (or $4,175,000 if the over-allotment option is exercised in full) we will receive from the sale of the private units. The remaining estimated $700,000 of net proceeds of this offering (after deducting offering expenses of approximately $600,000 and underwriting discounts and commissions) will not be held in the trust account.
Except as set forth below, the proceeds held in the trust account will not be released until the earlier of: (1) the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity. Therefore, unless and until our initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to an initial business combination only from the net proceeds of this offering not held in the trust account of approximately $700,000; provided, however, that in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our initial business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 165,000 ordinary shares if $1,500,000 of notes were so converted (including 15,000 shares upon the closing of our initial business combination in respect of 150,000 rights included in such units), as well as 150,000 warrants to purchase 75,000 shares). Our shareholders have approved the issuance of the units (and underlying ordinary shares, rights and warrants) upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete an initial business combination, the loans will only be repaid with funds not held in the trust account, and only to the extent available.
Limited payments to insiders
There will be no fees, reimbursements or other cash payments paid to our sponsor, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is) other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private units held in the trust account prior to the consummation of our initial business combination:
• repayment at the closing of this offering of non-interest bearing advances in an aggregate amount of $217,133 (as of May 16, 2017) made by Mr. Shukla, our Chairman and Chief Executive Officer;

•

payment to an affiliate of our Chairman and Chief Executive Officer of a total of $10,000 per month for office space, utilities and secretarial and administrative services commencing on the date that our securities are first listed on Nasdaq;

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations; and

•

repayment upon consummation of our initial business combination of any loans which may be made by our initial shareholders or their affiliates or our officers and directors to finance transaction costs in connection with an intended initial business combination.

There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to our sponsor or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Manner of conducting redemptions
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve such business combination or (ii) by means of a tender offer. For so long as we are deemed to be a foreign private issuer, we will conduct redemptions in accordance with the SEC’s tender offer rules.
In connection with any proposed initial business combination, unless we are deemed to be a foreign private issuer at such time, we may seek shareholder approval of such initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination. In such case, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination.
We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeem) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.
Our initial shareholders have agreed (A) to vote their founder shares and any public shares held by them in favor of any proposed initial business combination, (B) not to propose an amendment to our Memorandum and Articles of Association with respect to our pre-business combination activities prior to the consummation of such a business combination unless we provide dissenting public shareholders with the opportunity to redeem their shares in conjunction with any such amendment, (C) not to redeem any shares (including the founder shares) and private units (and underlying securities) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or to sell any shares in a tender offer in connection with a proposed business combination if we do not seek shareholder approval in connection therewith) or a vote to amend the provisions of our Memorandum and Articles of

Association relating to shareholders’ rights or pre-business combination activity and (D) that the founder shares and private units (and underlying securities) shall not participate in any liquidating distribution upon winding up if a business combination is not consummated, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account). None of our initial shareholders or their affiliates has indicated any current intention to purchase units in this offering or any units or ordinary shares in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our initial shareholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions (other than Cowen and its affiliates engaging in broker-dealer activities in the ordinary course of business) in order to influence the vote. Our initial shareholders, officers, directors and their affiliates could purchase sufficient shares so that the initial business combination may be approved without the majority vote of public shares held by non-affiliates. Notwithstanding the foregoing, our officers, directors, initial shareholders and their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.
If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, or if we are deemed to be a foreign private issuer at such time, we will, pursuant to our amended and restated certificate of incorporation:
• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination although we may seek an alternative initial business combination.
Redemption rights
At any meeting called to approve an initial business combination, any public shareholder voting either for or against such proposed business combination will be entitled to demand that his ordinary shares be redeemed for a pro rata portion of the amount then in the trust account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the trust account less amounts necessary to pay our taxes). The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters.
If we seek shareholder approval in connection with our initial business combination (assuming we are not deemed to be a foreign private issuer at such time), we will consummate such transaction only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination (if a vote is required or being obtained). We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.
Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 20% or more of the ordinary shares sold in this offering without our prior written consent. We believe this restriction will prevent an individual shareholder or “group” from accumulating large blocks of shares before the vote held to approve a proposed business combination and attempt to use the redemption right as a means to force us or our management to purchase its shares at a significant premium to the then current market price. By limiting a shareholder’s ability to redeem no more than 20% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction, which is favored by our other public shareholders. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 20% of the shares sold in this offering) for or against our initial business combination.
Whether we elect to effectuate our initial business combination via shareholder vote or tender offer, we will require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The requirement for physical or electronic delivery at or prior to the meeting ensures that a holder’s election to redeem his shares is irrevocable once the business combination is approved. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders to deliver their shares prior to the vote on the business combination in order to exercise redemption rights. This is because a holder would need to deliver shares to exercise redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event the proposed business combination is not consummated, this may result in an increased cost to shareholders.
Liquidation if no business combination
If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem 100% of the outstanding public shares which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining holders of ordinary shares and our board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the company, subject (in the case of (ii) and (iii) above) to our obligations to provide for claims of creditors and the requirements of applicable law.
In connection with our redemption of 100% of our outstanding public shares for a portion of the funds held in the trust account, each public shareholder will receive a full pro rata portion of the amount then in the trust account, plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes payable on such funds. Holders of rights and warrants will receive no proceeds in connection with the liquidation with respect to such rights and warrants, which will expire worthless.
We may not have funds sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them.
The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination within 24 months from the closing of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
The holders of the founder shares and private units (and underlying securities) will not participate in any redemption distribution with respect to their founder shares, private shares, private rights or private warrants, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account).
If we are unable to conclude our initial business combination and we expend all of the net proceeds of this offering not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share redemption price will be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our shareholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. Therefore, the actual per-share redemption price may be less than approximately $10.00.

We will pay the costs of any subsequent liquidation from our remaining assets outside of the trust account together with any interest earned on the funds held in the trust account that is available to us for such purposes. If such funds are insufficient, our sponsor has agreed to pay the funds necessary to complete such liquidation and has agreed not to seek repayment for such expenses. We currently do not anticipate that such funds will be insufficient.
Indemnity
Our sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Risks

We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to offerings of blank check companies subject to Rule 419.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 22 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2017
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(147,535)	$121,347,207	(2)
Total assets	$194,742	$125,722,207	(3)
Total liabilities	$172,535	$4,375,000
Value of ordinary shares which may be redeemed for cash	$—	$116,347,200	(4)
Shareholders’ equity	$22,207	$5,000,007

(1)	Includes $3,800,000 we will receive from the sale of the private units.
(2)	The “as adjusted” calculation equals actual working capital of ($147,535) as of March 31, 2017, plus $125,000,000 in cash that will be held in trust from the proceeds of this offering and the sale of the private units, plus $700,000 in cash held outside the trust accounts, plus $169,742 to reduce liabilities related to offering costs at March 31, 2017 paid out of the proceeds from this offering, less $4,375,000 of deferred underwriting commissions.
(3)	The “as adjusted” calculation equals actual total assets of $194,742 as of March 31, 2017, plus $125,000,000 in cash held in trust from the proceeds of this offering and the sale of the private units, plus $700,000 in cash held outside the trust accounts, less payment of $172,535 of liabilities as of March 31, 2017.
(4)	The “as adjusted” value of ordinary shares which may be redeemed for cash is derived by taking 11,634,720 ordinary shares which may be redeemed, representing the maximum number of shares that may be redeemed while maintaining at least $5,000,001 in net tangible assets after the offering, multiplied by a redemption price of $10.00.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid such that we have at least $5,000,001 of net tangible assets upon consummation of this offering and upon consummation of our initial business combination.

The “as adjusted” working capital and total assets amounts include the $125,000,000 to be held in the trust account, which, except for limited situations described in this prospectus, will be available to us only upon the consummation of our initial business combination within the time period described in this prospectus.

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination (if a vote is required or being obtained).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning our initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of March 31, 2017, we had $25,000 in cash and cash equivalents and a working capital deficiency of $147,535. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

The requirement that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the execution of a definitive agreement for our initial business combination may limit the type and number of companies that we may complete such a business combination with.

Pursuant to the Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the execution of a definitive agreement for our initial business combination. This restriction may limit the type and number of companies that we may complete an initial business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, we may be forced to liquidate and you will only be entitled to receive your pro rata portion of the funds in the trust account.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may consummate our initial business combination even though a majority of our public shareholders do not support such a combination.

If we do not decide to hold a shareholder vote in conjunction with our initial business combination for business or other legal reasons (so long as shareholder approval is not required by the Companies Act or the rules of Nasdaq), or if we are deemed to be a foreign private issuer at such time, we will conduct redemptions pursuant to the tender offer rules of the SEC and our memorandum and articles of association. NASDAQ rules currently allow us to engage in a tender offer in lieu of a shareholder meeting, provided that we were not seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination unless we are deemed to be a foreign private issuer at such time). Furthermore, shareholder approval would not be required pursuant to the

Companies Act if our initial business combination were structured as a purchase of assets, a purchase of stock of the target not involving a merger with us, or a merger of the target into a subsidiary of our company, or if we otherwise entered into contractual arrangements with a target to obtain control of such company. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination.

Our sponsor controls a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon closing of this offering and the private placement, our initial shareholders will own approximately 21.9% of our issued and outstanding ordinary shares (assuming our initial shareholders do not purchase any units in this offering and assuming no exercise of the underwriters’ over-allotment option and the forfeiture of 468,750 founder shares by our sponsor as a result thereof). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our memorandum and articles of association. If our sponsor purchases any units in this offering or if we or our sponsor purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our sponsor nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In addition, our board of directors, is and will be divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only one-half of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the consummation of our initial business combination.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Because our board of directors may consummate our initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into our initial business combination with a target.

We may enter into a transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we may not be able to meet such closing condition, and as a result, would not be able to proceed with such business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Our memorandum and articles of association requires us to provide all of our public shareholders with an opportunity to redeem all of their shares in connection with the consummation of any initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination, or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets would be aware of these risks and, thus, may be reluctant to enter into our initial business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the successful consummation of our initial business combination, we may redeem up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001 upon the consummation of our initial business combination. If our initial business combination requires us to use substantially all of our cash to pay the purchase price, the redemption threshold may be further limited. Alternatively, we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

The requirement that we maintain a minimum net worth or retain a certain amount of cash could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If, pursuant to the terms of our proposed business combination, we are required to maintain a minimum net worth or retain a certain amount of cash in trust in order to consummate the business combination and regardless of whether we proceed with redemptions under the tender or proxy rules, the probability that our business combination would be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in our trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within 24 months from the closing of this offering may give potential target businesses leverage over us in negotiating our initial business combination and may limit the amount of time we have to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to consummate our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning our initial business combination will be aware that we must consummate our initial business combination within 24 months from the closing of this offering. Consequently, such target businesses may obtain leverage over us in negotiating our initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to consummate our initial business combination within the required time period, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and consummate our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

If we are unable to consummate our initial business combination within the require time period, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. This redemption of public shareholders from the trust account shall be effected as required by function of our memorandum and articles of association and prior to any voluntary winding up.

If we seek shareholder approval of our business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from shareholders, in which case they may influence a vote in favor of a proposed business combination that you do not support.

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules (assuming we are not deemed to be a foreign private issuer at such time), our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the consummation of our initial business combination. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares.

The purpose of such purchases would be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

Purchases of ordinary shares in the open market or in privately negotiated transactions by our sponsor, directors, officers, advisors or their affiliates may make it difficult for us to maintain the listing of our ordinary shares on a national securities exchange following the consummation of an initial business combination.

If our sponsor, directors, officers, advisors or their affiliates purchase ordinary shares in the open market or in privately negotiated transactions, the public “float” of our ordinary shares and the number of beneficial holders of our securities would both be reduced, possibly making it difficult to maintain the listing or trading of our securities on a national securities exchange following consummation of the business combination.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares, potentially at a loss.

Our public shareholders shall be entitled to receive funds from the trust account only (i) in the event of a redemption to public shareholders prior to any winding up in the event we do not consummate our initial business combination or our liquidation (ii) if they redeem their shares in connection with an initial business combination that we consummate or (iii) if they redeem their shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity. In no other circumstances will a shareholder have any right or interest of any kind to the funds in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your securities, potentially at a loss.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we may have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our business combination and we do not conduct redemptions pursuant to the tender offer rules (assuming we are not deemed to be a foreign private issuer at such time), and if you or a “group” of shareholders are deemed to hold in excess of 20% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 20% of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules (assuming we are not deemed to be a foreign private issuer at such time), our memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in this offering. Your inability to redeem more than an aggregate of 20% of the shares sold in this offering will reduce your influence over our ability to consummate our initial business combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. As a result, you will continue to hold that number of shares exceeding 20% and, in order to dispose of such shares, you would be required to sell your shares in open market transaction, potentially at a loss.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, may not be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we are unable to fund such down payments or “no shop” provisions, our ability to close a contemplated transaction could be impaired.

Furthermore, if we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and our rights and warrants will expire worthless.

Subsequent to our consummation of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct thorough due diligence on a target business with which we combine, this diligence may not surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

If we liquidate, distributions, or part of them, may be delayed while the liquidator determines the extent of potential creditor claims.

Pursuant to, among other documents, our memorandum and articles of association, if we do not complete our initial business combination within 24 months from the closing of this offering, this will trigger the required redemption of our ordinary shares using the available funds in the trust account pursuant to our memorandum and articles of association, resulting in our repayment of available funds in the trust account. Following which, we will proceed to commence a voluntary liquidation and thereby a formal dissolution of the company. In connection with such a voluntary liquidation, the liquidator would give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands newspaper and in at least one newspaper circulating in the location where the company has its principal place of business, and taking any other steps he considers appropriate, after which our remaining assets would be distributed.

As soon as our affairs are fully wound-up, if we were to liquidate, the liquidator must complete his statement of account and will then notify the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”) that the liquidation has been completed. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands Court, which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets.

In any liquidation proceedings of the company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we may not be able to return to our public shareholders the redemption amounts payable to them.

Our directors may decide not to enforce indemnification obligations against our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine on our behalf whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations on our behalf, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including registration as an investment company, adoption of a specific form of corporate structure and reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application also may change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We are not subject to the supervision of the Financial Services Commission of the British Virgin Islands and so our shareholders are not protected by any regulatory inspections in the British Virgin Islands.

We are not an entity subject to any regulatory supervision in the British Virgin Islands by the Financial Services Commission. As a result, shareholders are not protected by any regulatory supervision or inspections by any regulatory agency in the British Virgin Islands and the company is not required to observe any restrictions in respect of its conduct save as disclosed in this prospectus or its memorandum and articles of association.

If we are unable to consummate our initial business combination within 24 months of the closing of this offering, our public shareholders may be forced to wait beyond such 24 months before redemption from our trust account.

If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs by way of a voluntary liquidation, as further described herein. Any redemption of public shareholders from the trust account shall be effected as required by our memorandum and articles of association prior to our commencing any voluntary liquidation. If we are required to liquidate prior to distributing the aggregate amount then on deposit in the trust account (net of taxes payable ) pro rata to our public shareholders, then such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond 24 months before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. Except as otherwise described herein, we have no obligation to return funds to investors prior to the date of any redemption required as a result of our failure to consummate our initial business combination within the period described above or our liquidation, unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon any such redemption of public shares as we are required to effect or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

If we are deemed to be insolvent, distributions, or part of them, may be delayed while the insolvency liquidator determines the extent of potential creditor claims. In these circumstances, prior payments made by the company may be deemed “voidable transactions.”

If we do not complete our initial business combination within 24 months, we will be required to redeem our public shares from the trust account pursuant to our memorandum and articles of association.

However, if at any time we are deemed insolvent for the purposes of the Insolvency Act (i.e. (i) we fail to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands Court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), we are required to immediately enter insolvent liquidation. In these circumstances, a liquidator will be appointed who will give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands newspaper and in at least one newspaper circulating in the location where the company has its principal place of business, and taking any other steps he considers appropriate, after which our assets would be distributed. Following the process of insolvent liquidation, the liquidator will complete its final report and accounts and will then notify the Registrar of Corporate Affairs in the British Virgin Islands (the “Registrar”). The liquidator may determine that he requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the British Virgin Islands Court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders. In such liquidation proceedings, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the amounts otherwise payable to them.

If we are deemed insolvent, then there are also limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would be, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” Where a payment was a risk of being a voidable transaction, a liquidator appointed over an insolvent company could apply to the British Virgin Islands Court for an order, inter alia, for the transaction to be set aside as a voidable transaction in whole or in part.

Our initial shareholders have waived their right to participate in any liquidation distribution with respect to the initial shares. We will pay the costs of our liquidation and distribution of the trust account from our remaining assets outside of the trust account. In addition, our sponsor has agreed that it will be liable to us, for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust, except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). We also cannot assure you that a creditor or shareholder will not file a petition with the British Virgin Islands Court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our assets to our public shareholders.

If deemed to be insolvent, distributions made to public shareholders, or part of them, from our trust account may be subject to claw back in certain circumstances.

If we do not complete our initial business combination within 24 months from the closing of this offering, and instead distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption, it will be necessary for our directors to pass a board resolution approving the redemption of those ordinary shares and the payment of the proceeds to public shareholders. Such board resolutions are required to confirm that we satisfy the solvency test prescribed by the Companies Act (namely that our assets exceed our liabilities; and that we are able to pay our debts as they fall due). If, after the redemption proceeds are paid to public shareholders, it transpires that our financial position at the time was such that it did not satisfy the solvency test, the Companies Act provides a mechanism by which those proceeds could be recovered from public shareholders. However, the Companies Act also provides for circumstances where such proceeds could not be subject to claw back, namely where (a) the public shareholders received the proceeds in good faith and without knowledge of our failure to satisfy the solvency test; (b) a public shareholder altered its position in reliance of the validity of the payment of the proceeds; or (c) it would be unfair to require repayment of the proceeds in full or at all.

The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into on the date of this prospectus, our initial shareholders and Cowen Investments and their permitted transferees can demand that we register for resale an aggregate of 3,125,000 (or 3,593,750 if the over-allotment is exercised in full) founder shares, 280,000 (or 317,500 if the over-allotment is exercised in full) insider units and underlying securities, 100,000 Cowen units and underlying securities and up to 150,000 units, and underlying securities, issuable upon conversion of working capital loans. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the securities owned by our sponsor, holders of our private units or their respective permitted transferees are registered.

Because we are not limited to any particular business or specific geographic location or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Although we intend to focus on healthcare services and manufacturing businesses in India, we may pursue acquisition opportunities in any geographic region and in any business industry or sector. Except for the limitations that a target business have a fair market value of at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) and that we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Because we have not yet identified or approached any specific target business with respect to our initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we consummate our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in an acquisition target.

Past performance by our management team may not be indicative of future performance of an investment in the Company.

Information regarding performance by, or businesses associated with, our management team and their affiliates is presented for informational purposes only. Past performance by our management team is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. None of our officers or directors has had experience with any blank check companies in the past.

We may seek investment opportunities outside of our management’s area of expertise and our management may not be able to adequately ascertain or assess all significant risks associated with the target company.

There is no limitation on the industry or business sector we may consider when contemplating our initial business combination. We may therefore be presented with a business combination candidate in an industry unfamiliar to our management team, but determine that such candidate offers an attractive investment opportunity for our company. In the event we elect to pursue an investment outside of our management’s expertise, our management’s experience may not be directly applicable to the target business or their evaluation of its operations.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified specific criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce our initial business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law or the rules of Nasdaq, or we decide to obtain shareholder approval for business or other legal reasons, and we are not deemed to be a foreign private issuer at such time, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and our rights and warrants will expire worthless.

Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders.

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our shareholders.

We are not required to obtain an opinion from an independent investment banking firm or an independent accounting firm, and consequently, an independent source may not confirm that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm or an independent accounting firm that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Our board of directors will have significant discretion in choosing the standard used to establish the fair market value of the target acquisition. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination, which would dilute the interest of our shareholders and likely present other risks.

Our memorandum and articles of association authorize the issuance of an unlimited amount of both ordinary shares of no par value and preferred shares of no par value. We may issue a substantial number of additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination. Although no such issuance of ordinary or preferred shares will affect the per share amount available for redemption from the trust account, the issuance of additional ordinary or preferred shares:

■	may significantly dilute the equity interest of investors in this offering, who will not have pre-emption rights in respect of such an issuance;
■	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights created by amendment of our memorandum and articles of association by resolution of the directors senior to those afforded our ordinary shares;
■	could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
■	may adversely affect prevailing market prices for our units, ordinary shares and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We anticipate that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and our rights and warrants will expire worthless.

We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our ordinary shares, rights or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our actual PFIC status for our current taxable year ending July 31, 2017 may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation —  U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year ending July 31, 2017 or any future taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would likely be unavailable with respect to our warrants.

The application of the PFIC rules (including the availability of any elections) to the rights is uncertain (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules” for more information).

We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Investors may have difficulty enforcing judgments against our management or our target business.

After the consummation of a business combination, it is likely that substantially all or a significant portion of our assets may be located outside of the United States and some of our officers and directors may reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Moreover, we have been advised that India does not have a treaty providing for the reciprocal recognition and enforcement of judgments of courts with the United States.

Our ability to successfully effect our initial business combination and to be successful thereafter will be largely dependent upon the efforts of our officers, directors and key personnel, some of whom may join us following our initial business combination. The loss of our officers, directors, or key personnel could negatively impact the operations and profitability of our business.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have consummated our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us. Additionally, we do not intend to have any full time employees prior to the consummation of our initial business combination.

The role of such persons in the target business, however, cannot presently be ascertained. Although some of such persons may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, our assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the consummation of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the consummation of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of our initial business combination. Our key personnel may not remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted.

The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination. The loss of an acquisition target’s key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that some members of the management team of an acquisition candidate will not wish to remain in place.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business.

Our officers also may become aware of business opportunities, which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties or contractual obligations. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

The shares beneficially owned by our officers and directors may not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our officers and directors have waived their right to redeem their founder shares, private shares, shares underlying private rights or private warrants, or any other ordinary shares acquired in this offering or thereafter, or to receive distributions with respect to their founder shares, private shares, or shares underlying private rights or private warrants upon our liquidation if we are unable to consummate our initial business combination, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account). Accordingly, these securities will be worthless if we do not consummate our initial business combination. Any rights and warrants they hold, like those held by the public, will also be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

We may engage in our initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers or directors, which may raise potential conflicts of interest.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our directors also serve as officers and board members for other entities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to consummate our initial business combination with any entities with which they are affiliated, and there have been no discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for our initial business combination as set forth in “Proposed Business — Effecting our initial business combination — Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or an independent account firm regarding the fairness to our shareholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest. Our directors have a fiduciary duty to act in the best interests of our shareholders, whether or not a conflict of interest may exist.

Since our sponsor will lose its entire investment in us if our initial business combination is not consummated and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

In August 2015, our sponsor purchased an aggregate of 1,437,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. On September 17, 2015, we effectuated a 2-for-1 sub-division of our ordinary shares resulting in an aggregate of 2,875,000 founder shares outstanding and held by our initial shareholders. On March 29, 2017, we effectuated a 1.5-for-1 sub-division of our ordinary shares resulting in an aggregate of 4,312,500 founder shares outstanding and held by our initial shareholders. On May 17, 2017, our sponsor surrendered and returned to us, for nil consideration, an aggregate of 718,750 founder shares, which we cancelled, leaving an aggregate of 3,593,750 founder shares outstanding. The founder shares will be worthless if we do not consummate an initial business combination. In addition, our sponsor (and/or its designees) has committed to purchase an aggregate of 280,000 (or 317,500 if the over-allotment is exercised in full) insider units, each consisting of one ordinary share, one right entitling the holder to receive one-tenth ( 1/10) of one ordinary share, and a warrant to purchase one-half (½) of one ordinary share, for an aggregate purchase price of $2,800,000 (or $3,175,000 if the over-allotment is exercised in full) that will also be worthless if we do not consummate our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete initial business combination. Furthermore, we may issue a substantial number of additional ordinary or preferred shares to complete our initial business combination or under an employee incentive plan upon or after consummation of our initial business combination. We and our officers and directors have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

■	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;
■	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
■	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
■	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
■	our inability to pay dividends on our ordinary shares;
■	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
■	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
■	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
■	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, and the sale of the private units, which will cause us to be solely dependent on a single business, which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private units will provide us with approximately $125,700,000 (or approximately $144,450,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (excluding up to $4,375,000, or up to $5,031,250 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities, which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

■	solely dependent upon the performance of a single business, property or asset, or
■	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously consummate business combinations with multiple prospective targets, which may hinder our ability to consummate our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to consummate our initial business combination with a private company about which little information is available, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in our initial business combination with a company that is not as profitable as we suspected, if at all.

Our management team and our shareholders may not be able to maintain control of a target business after our initial business combination.

We may structure our initial business combination to acquire less than 100% of the equity interests or assets of a target business, but we will only consummate such business combination if we will become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an investment company under the Investment Company Act. Even though we may own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that we will not be able to maintain our control of the target business.

Unlike many blank check companies, we do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it easier for us to consummate our initial business combination with which a substantial majority of our shareholders do not agree.

Since we have no specified percentage threshold for redemption contained in our memorandum and articles of association, our structure is different in this respect from the structure that has been used by many blank check companies. Historically, blank check companies would not be able to consummate an initial business combination if the holders of such company’s public shares voted against a proposed business combination and elected to redeem more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold was typically between 19.99% and 39.99%. As a result, many blank check companies were unable to complete a business combination because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with its initial business combination. As a result, we may be able to consummate our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our business combination pursuant to the tender offer rules (assuming we are not deemed to be a foreign private issuer at such time), have entered into privately negotiated agreements to sell their shares to us or our sponsor, officers, directors, advisors or their affiliates. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. . If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Investors may view our units as less attractive than those of other blank check companies.

Unlike other blank check companies that sell units comprised of shares and warrants each to purchase one full share in their initial public offerings, we are selling units comprised of ordinary shares, rights entitling the holder to receive one-tenth ( 1/10) of one ordinary share, and warrants to purchase one-half (½) of one ordinary share. The rights and warrants will not have any voting rights and will expire and be worthless if we do not consummate an initial business combination. Furthermore, no fractional shares will be issued upon exercises of the warrants and it is not our intent to issue fractional shares upon conversion of any rights. As a result, unless you acquire at least two warrants, you will not be able to receive a share upon exercise of your warrants and if you acquire less than ten rights, you may, in our discretion, not receive one whole share. Any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights. Accordingly, investors in this offering will not be issued the same securities as part of their investment as they may have in other blank check company offerings, which may have the effect of limiting the potential upside value of your investment in our company.

Holders of rights and warrants will not participate in liquidating distributions if we are unable to complete an initial business combination within the required time period.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, the rights and warrants will expire and holders will not receive any of such proceeds with respect to the rights and warrants. In this case, holders of rights and warrants are treated in the same manner as holders of rights and warrants of blank check companies whose units are comprised of shares, rights and warrants, as the rights and warrants in those companies do not participate in liquidating distributions. Nevertheless, the foregoing may provide a financial incentive to public shareholders to vote in favor of any proposed initial business combination as each of their rights would entitle the holder to receive one-tenth ( 1/10) of one ordinary share upon the consummation of such business combination and each of their warrants would entitle the holder to purchase one-half (½) of one ordinary share, resulting in an increase in their overall economic stake in our company. If a business combination is not approved, the rights and warrants will expire and will be worthless.

If we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants, public holders will only be able to exercise such warrants on a “cashless basis” which would result in a fewer number of shares being issued to the holder had such holder exercised the warrants for cash.

If we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the public warrant at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of ordinary shares that a holder will receive upon exercise of its public warrants will be fewer than it would have been had such holder exercised its warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise their warrants on a cashless basis and would only be able to exercise their warrants for cash if a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants is available. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced or the warrants may expire worthless. Notwithstanding the foregoing, the private warrants may be exercisable for unregistered ordinary shares for cash even if the prospectus relating to the ordinary shares issuable upon exercise of the warrants is not current and effective.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable for cash and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to have our securities listed on a national securities exchange, which would provide an exemption from registration in every state. However, we cannot assure you of this fact. If the ordinary shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant (including any warrants held by our initial shareholders or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders.

We may amend the terms of the rights in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding rights.

Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of a majority of the then outstanding rights (including the private rights) in order to make any change that adversely affects the interests of the registered holders.

We have no obligation to net cash settle the rights or warrants.

In no event will we have any obligation to net cash settle the rights or warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the rights or warrants upon consummation of our initial business combination or exercise of the warrants. Accordingly, the rights and warrants may expire worthless.

Our rights and warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing rights to receive 1,250,000 ordinary shares (or up to 1,437,500 ordinary shares if the underwriters’ over-allotment option is exercised in full) and warrants to purchase 6,250,000 of our ordinary shares (or up to 7,187,500 ordinary shares if the underwriters’ over-allotment option is exercised in full), as part of the units offered by this prospectus, and rights to receive 38,000 ordinary shares (or up to 41,750 ordinary shares if the underwriters’ over-allotment option is exercised in full) and warrants to purchase 190,000 of our ordinary shares (or up to 208,750 ordinary shares if the underwriters’ over-allotment option is exercised in full), as part of a private placement, in each case, the warrants are exercisable at a price of $11.50 per whole share. In addition, our initial shareholders, officers and directors or their affiliates may, but are not obligated to, make certain loans to us, up to $1,500,000 of which may be converted upon consummation of our initial business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 165,000 ordinary shares if $1,500,000 of notes were so converted (including 15,000 shares upon the closing of our initial business combination in respect of 150,000 rights included in such units), as well as 150,000 warrants to purchase 75,000 shares). To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these rights and warrants could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business transaction. Therefore, our rights and warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The ability of our public shareholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many public shareholders may exercise redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our initial business combination. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We may be unable to consummate an initial business combination if a target business requires that we have a certain amount of cash at closing, in which case public shareholders may have to remain shareholders of our company and wait until our redemption of the public shares to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

A potential target may make it a closing condition to our initial business combination that we have a certain amount of cash in excess of the $5,000,001 of net tangible assets we are required to have pursuant to our organizational documents available at the time of closing. If the number of our public shareholders electing to exercise their redemption rights has the effect of reducing the amount of money available to us to consummate an initial business combination below such minimum amount required by the target business and we are not able to locate an alternative source of funding, we will not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. In that case, public shareholders may have to remain shareholders of our company and wait the full 24 months in order to be able to receive a portion of the trust account, or attempt to sell their shares in the open market prior to such time, in which case they may receive less than they would have in a liquidation of the trust account.

We intend to offer each public shareholder the option to vote in favor of the proposed business combination and still seek redemption of such shreholders’ shares.

In connection with any meeting held to approve an initial business combination, we will offer each public shareholder (but not our initial shareholders, officers or directors) the right to have his, her or its ordinary shares redeemed for cash (subject to the limitations described elsewhere in this prospectus) regardless of whether such shareholder votes for or against such proposed business combination; provided that a shareholder must in fact vote for or against a proposed business combination in order to have his, her or its ordinary shares redeemed for cash. If a shareholder fails to vote for or against a proposed business combination, that shareholder would not be able to have his ordinary shares so redeemed. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination. This is different than other similarly structured blank check companies where shareholders are offered the right to redeem their shares only when they vote against a proposed business combination. This threshold and the ability to seek redemption while voting in favor of a proposed business combination may make it more likely that we will consummate our initial business combination.

A public shareholder that fails to vote either in favor of or against a proposed business combination will not be able to have his shares redeemed for cash.

In order for a public shareholder to have his shares redeemed for cash in connection with any proposed business combination, that public shareholder must vote either in favor of or against a proposed business combination. If a public shareholder fails to vote in favor of or against a proposed business combination, whether that shareholder abstains from the vote or simply does not vote, that shareholder would not be able to have his ordinary shares so redeemed to cash in connection with such business combination.

We will require public shareholders who wish to redeem their ordinary shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

We will require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. In order to obtain a physical stock certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, this may not be the case. Under our memorandum and articles of association, we are required to provide at least 10 days advance notice of any shareholder meeting, which would be the minimum amount of time a shareholder would have to determine whether to exercise redemption rights. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their shares. In the event that a shareholder fails to comply with the various procedures that must be complied with in order to validly tender or redeem public shares, its shares may not be redeemed.

Additionally, despite our compliance with the proxy rules or tender offer rules, as applicable, shareholders may not become aware of the opportunity to redeem their shares.

Redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

We will require public shareholders who wish to redeem their ordinary shares in connection with any proposed business combination to comply with the delivery requirements discussed above for redemption. If such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our ordinary shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

Because of our structure, other companies may have a competitive advantage and we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including private equity groups, venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Therefore, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, seeking shareholder approval of our initial business combination may delay the consummation of a transaction. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

The provisions of our memorandum and articles of association relating to the rights and obligations attaching to our ordinary shares may be amended prior to the consummation of our initial business combination with the approval of the holders of 65% (or 50% if for the purposes of approving, or in conjunction with, the consummation of our initial business combination) of our outstanding ordinary shares attending and voting on such amendment at the relevant meeting, which is a lower amendment threshold than that of many blank check companies. It may be easier for us, therefore, to amend our memorandum and articles of association to facilitate the consummation of our initial business combination that a significant number of our shareholders may not support.

Many blank check companies have a provision in their charter, which prohibits the amendment of certain of its provisions, including those, which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders. Our memorandum and articles of association provides that, prior to the consummation of our initial business combination, its provisions related to pre-business combination activity and the rights and obligations attaching to the ordinary shares, may be amended if approved by holders of 65% (or 50% if approved in connection with our initial business combination) of our outstanding ordinary shares attending and voting on such amendment. Prior to our initial business combination, if we seek to amend any provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our memorandum and articles of association. Other provisions of our memorandum and articles of association may be amended prior to the consummation of our initial business combination if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Following the consummation of our initial business combination, the rights and obligations attaching to our ordinary shares and other provisions of our memorandum and articles of association may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Our initial shareholders, which will beneficially own approximately 21.9% of our ordinary shares upon the closing of this offering and the private placement (assuming our initial shareholders do not purchase any units in this offering, no exercise of the underwriters’ over-allotment option and the forfeiture of 468,750 founder shares by our sponsor as a result thereof), will participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our memorandum and articles of association which govern our pre-business combination and the rights and obligations attaching to the ordinary shares behavior more easily that many blank check companies, and this may increase our ability to consummate our initial business combination with which you do not agree. However, we and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem the public shares of any public shareholder without the consent of that holder, if we are unable to consummate our initial business combination within 24 months from the closing of this offering.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and the rights and warrants will expire worthless.

Although we believe that the net proceeds of this offering and the sale of the private units, including the interest earned on the proceeds held in the trust account that may be available to us for our initial business combination, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private units prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public shareholders may only receive $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) or potentially less than $10.00 per share on our redemption, and the rights and warrants will expire worthless. In addition, even if we do not need additional financing to consummate our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

If we do not hold an annual meeting of shareholders until after the consummation of our initial business combination, shareholders will not be afforded an opportunity to elect directors and to discuss company affairs with management until such time.

Unless otherwise required by law or the rules of Nasdaq, we do not currently intend to call an annual meeting of shareholders until after we consummate our initial business combination. If our shareholders want us to hold a meeting prior to our consummation of our initial business combination, they may do so by members holding not less than thirty percent of voting rights in respect of the matter for which the meeting is requested making a request in writing to the directors in accordance with Section 82(2) of the Companies Act. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above thirty percent. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management.

Our sponsor paid an aggregate of $25,000, or approximately $0.01 per founder share (assuming no exercise of the over-allotment option) and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the rights included in the units or to the warrants included in the units) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon closing of this offering, you and the other public shareholders will incur an immediate and substantial dilution of approximately 88.6% or $8.86 per share (the difference between the pro forma net tangible book value per share of $1.14 and the initial offering price of $10.00 per ordinary share).

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights and warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares, rights and warrants underlying the units, include:

■	the history and prospects of companies whose principal business is the acquisition of other companies;
■	prior offerings of those companies;
■	our prospects for acquiring an operating business at attractive values;
■	a review of debt to equity ratios in leveraged transactions;
■	our capital structure;
■	an assessment of our management and their experience in identifying operating companies;
■	general conditions of the securities markets at the time of this offering; and
■	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to list our securities on Nasdaq, as of the date of this prospectus there is currently no market for our securities. Prospective shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Once listed on Nasdaq, an active trading market for our securities may never develop or, if developed, it may not be sustained. Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities not listed on a national exchange, the liquidity and price of our securities may be more limited than if we were listed on Nasdaq or another national exchange. You may be unable to sell your securities unless a market can be established and sustained.

Once initially listed on Nasdaq, our securities may not continue to be listed on Nasdaq in the future, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be initially listed on Nasdaq upon consummation of this offering. However, we cannot assure you of this or that our securities will continue to be listed on Nasdaq in the future. Additionally, in connection with our business combination, Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

■	a limited availability of market quotations for our securities;
■	a reduced liquidity with respect to our securities;
■	a determination that our ordinary shares are a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;
■	a limited amount of news and analyst coverage for our company; and
■	a decreased ability to issue additional securities or obtain additional financing in the future.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The United States federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or International Financial Reporting Standard as issued by the International Accounting Standards Board, or IFRS, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 24 month time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing a business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending March 31, 2019. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

We may re-domicile or continue out of the British Virgin Islands into, another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business or re-domicile or continue out of from the British Virgin Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation and the international nature of our business will likely subject us to foreign regulation.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under British Virgin Islands law.

We are a company incorporated under the laws of the British Virgin Islands. As a result, it may be difficult for investors to enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are governed by the Companies Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived from English common law, and whilst the decisions of the English courts are of persuasive authority, they are not binding on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while statutory provisions do exist in British Virgin Islands law for derivative actions to be brought in certain circumstances, shareholders in BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

The British Virgin Islands Courts are also unlikely:

■	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws where that liability is in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company; and
■	to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the U.S. judgment:

■	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;
■	is final and for a liquidated sum;
■	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;
■	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;
■	recognition or enforcement of the judgment would not be contrary to public policy in the British Virgin Islands; and
■	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, a British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our board of directors, management or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the Companies Act, remedies available to shareholders and the laws applicable to companies incorporated in the United States and their shareholders, see “British Virgin Islands Company Considerations.”

Our memorandum and articles of association permit the board of directors by resolution to amend our memorandum and articles of association, including to create additional classes of securities, including shares with rights, preferences, designations and limitations as they determine which may have an anti-takeover effect.

Our memorandum and articles of association permits the board of directors by resolution to amend the memorandum and articles of association including to designate rights, preferences, designations and limitations attaching to the preferred shares as they determine in their discretion, without shareholder approval with respect the terms or the issuance. If issued, the rights, preferences, designations and limitations of the preferred shares would be set by the board of directors and could operate to the disadvantage of the outstanding ordinary shares the holders of which would not have any pre-emption rights in respect of such an issue of preferred shares. Such terms could include, among others, preferences as to dividends and distributions on liquidation, or could be used to prevent possible corporate takeovers. We may issue some or all of such preferred shares in connection with our initial business combination. Notwithstanding the foregoing, we and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 24 months from the closing of this offering.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any September 30 before that time, in which case we would no longer be an emerging growth company as of the following March 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We may seek investment opportunities with a financially unstable business or in its early stages of development.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We may face risks related to manufacturing companies.

Business combinations with manufacturing businesses entail special considerations and risks. If we acquire a target business in the manufacturing industry, we may be subject to, and possibly adversely affected by, the following risks:

■	Escalating price pressures from customers may adversely affect our business.
■	Significant declines in the production levels of our major customers could reduce our sales and harm our profitability.

■	The financial distress of major customers and within the supply base could significantly affect our operating performance.
■	The discontinuation of, loss of business or lack of commercial success, with respect to a particular product could reduce our sales and harm our profitability.
■	Work stoppages and similar events could significantly disrupt our business.
■	Our operations may be restricted by the terms of our credit agreements.
■	Inflation may adversely affect our profitability.
■	We could be negatively impacted by supplier shortages.
■	Warranty claims, product liability claims and product recalls could harm our business, results of operations and financial condition.
■	We may be involved from time to time in legal proceedings or commercial or contractual disputes, which could have an adverse effect on our business, results of operations and financial position.
■	We could be adversely impacted by environmental laws and regulations.
■	Developments or assertions by or against us relating to intellectual property rights could materially impact our business.
■	A disruption in our information technology systems could adversely affect our business and financial performance.

We may face risks related to healthcare services companies.

Business combinations with companies with operations in the healthcare and healthcare related wellness industries entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the healthcare and healthcare related wellness industries, we will be subject to, and possibly adversely affected by, the following risks:

■	Competition could reduce profit margins.
■	Our inability to comply with governmental regulations affecting the healthcare industry could negatively affect our operations.
■	An inability to license or enforce intellectual property rights on which our business may depend.
■	The success of our planned business following consummation of our initial business combination may depend on maintaining a well-secured business and technology infrastructure.
■	If we are required to obtain governmental approval of our products, the production of our products could be delayed and we could be required to engage in a lengthy and expensive approval process that may not ultimately be successful.
■	Changes in the healthcare related wellness industry and markets for such products affecting our customers or retailing practices could negatively impact customer relationships and our results of operations.
■	The healthcare industry is susceptible to significant liability exposure. If liability claims are brought against us following a business combination, it could materially adversely affect our operations.
■	Dependence of our operations upon third-party suppliers, manufacturers or contractors whose failure to perform adequately could disrupt our business.
■	A disruption in supply could adversely impact our business.

Risks Associated with Acquiring and Operating a Business Outside of the United States

If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

■	rules and regulations or currency redemption or corporate withholding taxes on individuals;
■	laws governing the manner in which future business combinations may be effected;
■	exchange listing and/or delisting requirements;
■	tariffs and trade barriers;
■	regulations related to customs and import/export matters;
■	longer payment cycles;
■	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
■	currency fluctuations and exchange controls;
■	rates of inflation;
■	challenges in collecting accounts receivable;
■	cultural and language differences;
■	employment regulations;
■	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and
■	deterioration of political relations with the United States. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, certain members of our management team will likely resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economy in India differs from the economies of most developed countries in many respects. Such economic growth has been uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because our business objective is to acquire one or more operating businesses with primary operations in India, changes in the exchange rate between the U.S. dollar and the currency of any relevant jurisdiction may affect our ability to achieve such objective. The exchange rate between the Indian Rupee (the “Rupee”) and the U.S. dollar has changed substantially in the last two decades and may fluctuate substantially in the future. If the U.S. dollar declines in value against the relevant currency, any business combination will be more expensive and therefore more difficult to complete. Furthermore, we may incur costs in connection with conversions between U.S. dollars and the relevant currency, which may make it more difficult to consummate a business combination.

Because foreign law could govern almost all of our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Foreign law could govern almost all of our material agreements. The target business may not be able to enforce any of its material agreements or that remedies will be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in India are relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

Corporate governance standards in foreign countries may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

Companies in foreign countries may be subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a foreign company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. GAAP. By way of example, there may be substantially less publicly available information about Indian companies than there is about United States companies. Moreover, foreign companies may not be subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for foreign corporations may differ from those that may apply in the U.S., which may make the consummation of a business combination with an foreign company more difficult. We therefore may have more difficulty in achieving our business objective.

Because a foreign judiciary may determine the scope and enforcement of almost all of our target business’ material agreements under the law of such foreign jurisdiction, we may be unable to enforce our rights inside and outside of such jurisdiction.

The law of a foreign jurisdiction, such as India, may govern almost all of our target business’ material agreements, some of which may be with governmental agencies in such jurisdiction. We cannot assure you that the target business or businesses will be able to enforce any of their material agreements or that remedies will be available outside of such jurisdiction. The inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our future operations.

Risks Associated With Acquiring and Operating a Target Business with its Primary Operation in India

As set forth herein, our efforts in identifying a prospective target business will not be limited to a particular country, although we intend to focus initially on businesses in India. Accordingly, in addition to the risk factors referred above, we have set forth some of the primary risks we have identified in seeking to consummate our initial business combination with a company having its primary operations in India.

A slowdown in economic growth in India may adversely affect our business, financial condition, results of operations, the value of its equity shares and the trading price of our shares following our business combination.

Following the business combination, our results of operations and financial condition may be dependent on, and may be adversely affected by, conditions in financial markets in the global economy, and, particularly in India. The Indian economy could be adversely affected by various factors such as political or regulatory action, including adverse changes in liberalization policies, business corruption, social disturbances, terrorist attacks and other acts of violence or war, natural calamities, interest rates, inflation, commodity and energy prices and various other factors. Any slowdown in the Indian economy may adversely affect our business, financial condition, results of operations, value of our equity shares and the trading price of our shares following the business combination.

Regional hostilities, terrorist attacks, communal disturbances, civil unrest and other acts of violence or war involving India and other countries may result in a loss of investor confidence and a decline in the value of our equity shares and trading price of our shares following our business combination.

Terrorist attacks, civil unrest and other acts of violence or war may negatively affect the Indian markets in which we may operates our business following our business combination and also adversely affect the worldwide financial markets. In addition, India has from time to time experienced instances of civil unrest and hostilities among neighboring countries. Hostilities and tensions may occur in the future and on a wider scale. Military activity or terrorist attacks in India, such as the attacks in Mumbai in November 2008 and in July 2011, may result in investor concern about stability in the region, which may adversely affect the value of our equity shares and the trading price of our shares following our business combination. Events of this nature in the future, as well as social and civil unrest, could influence the Indian economy and could have an adverse effect on our business, including the value of equity shares and the trading price of our shares following our business combination.

The occurrence of natural disasters may adversely affect our business, financial condition and results of operations following our business combination.

The occurrence of natural disasters, including hurricanes, floods, earthquakes, tornadoes, fires and pandemic disease may adversely affect our business, financial condition or results of operations following our business combination. The potential impact of a natural disaster on our results of operations and financial position is speculative, and would depend on numerous factors. The extent and severity of these natural disasters determines their effect on the Indian economy. Although the long term effect of diseases such as the H5N1 “avian flu”, or H1N1, the swine flu, cannot currently be predicted, previous occurrences of avian flu and swine flu had an adverse effect on the economies of those countries in which they were most prevalent. An outbreak of a communicable disease in India could adversely affect our business, financial condition and results of operations following our business combination. We cannot assure you that natural disasters will not occur in the future or that its business, financial condition and results of operations will not be adversely affected.

Any downgrade of credit ratings of the country in which the company we acquire does business may adversely affect our ability to raise debt financing following our business combination.

No assurance can be given that any rating organization will not downgrade the credit ratings of India’s sovereign foreign currency long-term debt, which reflect an assessment of the overall financial capacity of the government of India to pay its obligations and its ability to meet its financial commitments as they become due. Any downgrade could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our future variable rate debt and our ability to access the debt markets on favorable terms in the future. This could have an adverse effect on our financial condition following our business combination.

A decline in India’s foreign exchange reserves may affect liquidity and interest rates in the Indian economy.

According to a report released by Reserve Bank of India (RBI), India’s foreign exchange reserves totaled approximately US$367 billion as of March 17, 2017. India’s foreign exchange reserves have declined recently and may have negatively affected the valuation of the Indian Rupee. Further declines in foreign exchange reserves could adversely affect the valuation of the Indian Rupee and could result in reduced liquidity and higher interest rates that could adversely affect our future financial condition and the market price of the our shares following the business combination.

Exchange controls that exist in India may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to India’s rules and regulations on currency conversion. In India, the Foreign Exchange Regulation Act, or FERA, regulates the conversion of the Indian Rupee into foreign currencies. FERA provisions previously imposed restrictions on locally incorporated companies with foreign equity holdings in excess of 40% known as FERA companies. Following a business combination, we may be a FERA company as a result of our ownership structure. However, comprehensive amendments have been made to FERA to add strength to the liberalizations announced in their recent economic policies. Such companies are now permitted to operate in India without any special restrictions, effectively placing them on par with wholly Indian owned companies. In addition, foreign exchange controls have been substantially relaxed. Notwithstanding, the Indian foreign exchange market is not yet fully developed and we cannot assure you that the Indian authorities will not revert back to regulating FERA companies and impose new restrictions on the convertibility of the Indian Rupee. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of India.

Inflationary pressures may prompt the Indian government to take action to control the growth of the economy that could lead to a significant decrease in our profitability following our initial business combination.

Inflationary pressures in India could result in significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by the government to influence the economy, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Certain sectors of the Indian economy are subject to government regulations that limit foreign ownership, which may adversely affect our ability to achieve our business objective which is to acquire one or more operating businesses with primary operations in India.

The Indian government prohibits investments in certain sectors (not including the manufacturing sectors) and limits the ownership in certain other sectors. We intend healthcare services and avoid sectors in which foreign investment is disallowed. This could limit the possible number of acquisitions that are available for investment. The Indian government also regulates investments in certain other sectors (e.g. banking) by periodically reviewing and adjusting the permissible amount of foreign ownership. The management team will evaluate the risk associated with investments in sectors in which ownership is restricted. However, there can be no guarantee that management will be correct in its assessment of political and policy risk associated with investments in general and in particular in sectors that are regulated by the Indian government. Any changes in policy could have an adverse impact on our ability to achieve our business objective which is to acquire one or more operating businesses with primary operations in India.

If the relevant Indian authorities find us or the target business with which we ultimately complete a business combination to be in violation of any then existing Indian laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

■	levying fines;
■	revoking our business and other licenses; and
■	requiring that we restructure our ownership or operations.

If relations between the United States and India deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and India could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the Indian government in industries that may affect our ultimate target business. Changes in political conditions in India and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

Returns on investment in foreign companies may be decreased by withholding and other taxes.

Our investments will incur tax risk unique to investment in developing economies. Income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding of income tax in a developing economy. For example, under treaties with India and under local Indian income tax law, income is generally sourced in India and subject to Indian tax if paid from India. This is true whether or not the services or the earning of the income would normally be considered as from sources outside India in other contexts. Additionally, proof of payment of withholding taxes may be required as part of the remittance procedure. Any withholding taxes paid by us on income from our investments in India may or may not be creditable on our income tax returns. We intend to seek to minimize any withholding tax or local tax otherwise imposed. However, there is no assurance that the foreign tax authorities will recognize application of such treaties to achieve a minimization of such tax. We may also elect to create foreign subsidiaries to effect the business combinations to attempt to limit the potential tax consequences of a business combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, which reflect our current views with respect to future events and financial performance, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purpose of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

■	our ability to complete our initial business combination;
■	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
■	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
■	our potential ability to obtain additional financing to complete our initial business combination;
■	our pool of prospective target businesses, including their industry and geopraphic location;
■	the ability of our officers and directors to generate a number of potential investment opportunities;
■	failure to list or delisting of our securities from Nasdaq or an inability to have our securities listed on Nasdaq following a business combination;
■	our public securities’ potential liquidity and trading;
■	the lack of a market for our securities; or
■	our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 12,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private units (all of which will be deposited into the trust account) will be used as set forth in the following table.

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$125,000,000		$143,750,000
From private placements	3,800,000		4,175,000
Total gross proceeds	128,800,000		147,925,000
Offering expenses(1)
Underwriting discount (2.0% of gross proceeds from offering, excluding deferred portion)	2,500,000	(2)	2,875,000 (2)
Legal fees and expenses	225,000		225,000
Nasdaq listing fee	75,000		75,000
Printing and engraving expenses	35,000		35,000
Accounting fees and expenses	40,000		40,000
FINRA filing fee	26,375		26,375
D&O insurance	100,000		100,000
SEC registration fee	16,661		16,661
Miscellaneous expenses	81,964		81,964
Total offering expenses	3,100,000		3,475,000
Net proceeds
Held in the trust account(4)	125,000,000		143,750,000
Not held in the trust account	700,000		700,000
Total net proceeds	$125,700,000		$144,450,000
Use of net proceeds not held in the trust account(4)(5)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of our initial business combination	$250,000		35.7%
Legal and accounting fees relating to SEC reporting obligations	100,000		14.3%
Nasdaq continued listing fees	60,000		8.6%
Payment of administrative fee ($10,000 per month for 24 months)	240,000		34.3%
Working capital to cover miscellaneous expenses, general corporate purposes, liquidation obligations and reserves	50,000		7.1%
Total	$700,000		100.0%

(1)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the funds advanced to us by Mr. Shukla, our Chairman and Chief Executive Officer. These funds are currently due on demand and will be repaid out of the proceeds of this offering available to us.
(2)	The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, up to $4,375,000, which constitutes the underwriters’ deferred commissions (or up to $5,031,250 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. Up to $0.05 per unit (or up to $625,000) of the deferred underwriting commissions (or up to $718,750, depending upon the extent to which the underwriters’ over-allotment option is exercised) may be paid, solely at the discretion of our management team, to third parties not participating in this offering, that assist us in consummating our initial business combination. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. No discounts or commissions will be paid with respect to the purchase of the private units.
(4)	Upon closing of the initial business combination, the funds held in the trust account may, but need not, be used to pay our expenses relating to acquiring a target business.
(5)	Does not include any interest earned on the funds held in the trust account that may be available to us as described in this prospectus.

A total of $125,000,000 (or $143,750,000 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the private units described in this prospectus will be placed in a trust account in the United States at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee and will be invested only in U.S. government treasury bills, notes and bonds with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Except for all interest income that may be released to us to pay taxes, as discussed below, none of the funds held in the trust account will be released from the trust account until the earlier of: (1) the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our sponsor or an affiliate of our sponsor or our officers and directors, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

Commencing on the date that our securities are first listed on Nasdaq, we have agreed to pay an affiliate of our Chairman and Chief Executive Officer a total of $10,000 per month for office space, utilities and secretarial and administrative services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

As of May 16, 2017, Mr. Shukla, our Chairman and Chief Executive Officer has advanced to us a total of $217,133 to be used for a portion of the expenses of this offering. These advances are non-interest bearing and unsecured. The advance is due on demand.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such notes may be convertible into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 165,000 ordinary shares if $1,500,000 of notes were so converted (including 15,000 shares upon the closing of our initial business combination in respect of 150,000 rights included in such units), as well as 150,000 warrants to purchase 75,000 shares).

In no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our consummation of our initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of our public shares if we are unable to consummate our initial business combination within 24 months following the closing of this offering, or (iii) the redemption of our public shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity, subject to applicable law. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares, private shares and shares underlying private rights and private warrants in connection with the consummation of our initial business combination. Our initial shareholders have also agreed to waive their redemption rights with respect to any public shares purchased during or after the offering in connection with the consummation of our initial business combination. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions with respect to its founder shares if we fail to consummate our initial business combination within 24 months from the closing of this offering. However, if our initial shareholders acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and subject to the Companies Act. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a share dividend immediately prior to the consummation of the offering in such amount as to maintain our initial shareholders’ ownership at 20% of the issued and outstanding ordinary shares upon the consummation of this offering (assuming no purchase in this offering and not taking into account ownership of the private units). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share, assuming (i) no value is attributed to the rights included in the units we are offering by this prospectus and included in the private units and (ii) no value is attributed to the warrants included in the units we are offering by this prospectus and included in the private units, and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with sale and exercise of warrants, including the private warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of outstanding ordinary shares.

At March 31, 2017, our net tangible book value was a deficiency of $147,535, or approximately $(0.05) per share. After giving effect to the sale of 12,500,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the private units, our pro forma net tangible book value at March 31, 2017 would have been $5,000,007 or $1.14 per share, representing an immediate increase in net tangible book value of $1.19 per share to the initial shareholders and an immediate dilution of 88.6% per share or $8.86 to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is $116,347,200 less than it otherwise would have been because if we effect our initial business combination, the redemption rights of the public shareholders (but not our initial shareholders) may result in the redemption of up to 11,634,720 shares sold in this offering.

The following table illustrates the dilution to our public shareholders on a per-share basis, assuming (i) no value is attributed to the rights included in the units and the private units and (ii) no value is attributed to the warrants included in the units and the private warrants.

Public offering price		$10.00
Net tangible book value before this offering	$(0.05)
Increase attributable to new investors and private sales	1.19
Pro forma net tangible book value after this offering		1.14
Dilution to new investors		$8.86
Percentage of dilution to new investors		88.6%

The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Initial shareholders (founder shares)	3,125,000	(1)	19.53%	$25,000	0.02%	$0.01
Shareholders with respect to private shares	380,000		2.37%	3,800,000	2.95%	$10.00
Public shareholders	12,500,000		78.10%	125,000,000	97.03%	$10.00
Total	16,005,000		100.00%	$128,825,000	100.00%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 468,750 founder shares have been forfeited by our sponsor as a result thereof.

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(147,535)
Net proceeds from this offering and private placements of private units	125,700,000
Plus: Offering costs accrued for and paid in advance, excluded from tangible book value before this offering	169,742
Less: Deferred underwriting discount held in the trust account	(4,375,000)
Less: Proceeds held in the trust account subject to redemption	(116,347,200)
$5,000,007
Denominator:
Ordinary shares outstanding prior to this offering	3,125,000 (1)
Ordinary shares to be sold as part of the units in this offering	12,500,000
Ordinary shares to be sold as part of the private units in the private placement	380,000
Less: Shares subject to redemption	(11,634,720)
4,370,280

(1)	Assumes that the underwriters’ over-allotment option has not been exercised and an aggregate of 468,750 founder shares have been forfeited by our sponsor as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2017 and as adjusted to give effect to the sale of our units offered by this prospectus and the private units, and the application of the estimated net proceeds derived from the sale of such securities:

	As at March 31, 2017
	Actual	As Adjusted(1)
Amount payable to related party(2)	$168,037	$—
Deferred underwriting commission	—	4,375,000
Ordinary shares, no par value, actual; -0- and as adjusted; 11,634,720 shares which are subject to possible redemption	—	116,347,200	(4)
Shareholders’ equity:
Preferred shares, no par value, unlimited shares authorized; none issued or outstanding	—	—
Ordinary shares, no par value, unlimited shares authorized; 4,312,500 shares issued and outstanding, actual; 4,370,280(3) issued and outstanding (excluding 11,634,720 shares subject to possible redemption), as adjusted	25,000	5,002,800
Accumulated deficit	(2,793)	(2,793)
Total shareholders’ equity:	22,207	5,000,007
Total capitalization	$190,244	$125,722,207	(5)

(1)	Includes $3,800,000 we will receive from the sale of the private units. Assumes the over-allotment option has not been exercised.
(2)	Amount payable to related party are an advance of $168,037. The advance is non-interest bearing and is payable on demand.
(3)	Assumes the over-allotment option has not been exercised and an aggregate of 468,750 founder shares have been forfeited by our sponsor as a result thereof.
(4)	Derived by taking 11,634,720 ordinary shares, which may be redeemed, representing the maximum number of shares that may be redeemed while maintaining at least $5,000,001 in net tangible assets after the offering, multiplied by a redemption price of $10.00.
(5)	Derived by adding total shareholders’ equity and the value of the ordinary share, which may be redeemed for cash.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated in the British Virgin Islands with limited liability (meaning our shareholders have no liability, as members of the Company, for the liabilities of the Company over and above the amount already paid for their shares) formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, or engaging in any other similar business combination with one or more businesses or entities. We have not identified an acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, to identify any acquisition target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, our shares, debt or a combination of cash, shares and debt.

The issuance of additional shares in our initial business combination:

■	may significantly dilute the equity interest of investors in this offering who would not have pre-emption rights in respect of any such issue;
■	may subordinate the rights of holders of ordinary shares if the rights, preferences, designations and limitations attaching to the preferred shares are created by amendment of our memorandum and articles of association by resolution of the board of directors and preferred shares are issued with rights senior to those afforded our ordinary shares;
■	could cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
■	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and
■	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

■	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;
■	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
■	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;
■	our inability to obtain necessary additional financing if any document governing such debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
■	our inability to pay dividends on our ordinary shares;
■	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
■	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
■	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

■	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at March 31, 2017, we had $25,000 in cash and deferred offering costs of $169,742. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our plans to raise capital or to consummate our initial business combination may not be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares and advances from Mr. Shukla, our Chairman and Chief Executive Officer, in an aggregate amount of $217,133 that is more fully described below. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $600,000 and underwriting discounts and commissions of $2,500,000 (or $2,875,000 if the over-allotment option is exercised in full)(excluding deferred underwriting commissions of $4,375,000 (or up to $5,031,250 if the underwriters’ over-allotment option is exercised in full)) and (2) the sale of the private units for a purchase price of $3,800,000 (or $4,175,000 if the over-allotment option is exercised in full), will be $125,700,000 (or $144,450,000 if the over-allotment option is exercised in full), of which amount $125,000,000 (or $143,750,000 if the over-allotment is exercised in full) will be held in the trust account, which includes up to $4,375,000 (or up to $5,031,250 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions. The remaining estimated $700,000 will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering and the sale of the private units, including the funds held in the trust account (excluding deferred underwriting commissions), to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the estimated $700,000 of net proceeds not held in the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

■	$250,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of our initial business combination;
■	$240,000 to an affiliate of our Chairman and Chief Executive Officer for office space, utilities and secretarial and administrative services commencing on the date that our securities are first listed on Nasdaq;
■	$100,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
■	$60,000 of expenses in continued Nasdaq listing fees; and
■	$50,000 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

As of March 31, 2017 we had $25,000 in cash and a working capital deficit of $147,535. We have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Our plans to raise capital and to consummate our initial business combination may not be successful. These factors among others raise substantial doubt about our ability to continue as a going concern.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending March 31, 2019. As of the date of this prospectus, we have not completed an assessment of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

■	staffing for financial, accounting and external reporting areas, including segregation of duties;
■	reconciliation of accounts;
■	proper recording of expenses and liabilities in the period to which they relate;
■	evidence of internal review and approval of accounting transactions;

■	documentation of processes, assumptions and conclusions underlying significant estimates; and
■	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively also may take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Related Party Transactions

In August 2015, our sponsor purchased an aggregate of 1,437,500 founder shares for an aggregate purchase price of $25,000, or approximately $0.017 per share. On September 17, 2015, we effectuated a 2-for-1 sub-division of our ordinary shares resulting in an aggregate of 2,875,000 founder shares outstanding and held by our initial shareholders. On March 29, 2017, we effectuated a 1.5-for-1 sub-division of our ordinary shares resulting in an aggregate of 4,312,500 founder shares outstanding and held by our initial shareholders. On May 17, 2017, our sponsor surrendered and returned to us, for nil consideration, an aggregate of 718,750 founder shares, which we cancelled, leaving an aggregate of 3,593,750 founder shares outstanding. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20.0% of the outstanding shares upon completion of this offering (excluding the private shares). Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. If we increase or decrease the size of the offering pursuant to Rule 462(b) under the Securities Act, we will effect a share dividend or share contribution back to capital, as applicable, immediately prior to the consummation of the offering in such amount as to maintain the ownership of our sponsor prior to this offering at 20.0% of our issued and outstanding ordinary shares (excluding the private shares) upon the consummation of this offering. Up to 468,750 founder shares will be subject to forfeiture, depending on the extent to which the underwriter’s over-allotment option is exercised.

As of March 31, 2017, Mr. Shukla, our Chairman and Chief Executive Officer, advanced an aggregate of $168,037 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf.

We are obligated, commencing on the date that our securities are listed on Nasdaq and terminating upon the earlier of the consummation of our initial business combination or the liquidation of our company, to pay $10,000 per month to an affiliate of our Chairman and Chief Executive Officer, which funds will be used to pay for office space, utilities, secretarial and administrative services.

Our sponsor and Cowen Investments have committed that they and/or their respective designees will purchase an aggregate of 380,000 (or 417,500 if the over-allotment is exercised in full) private units at $10.00 per unit, among which 280,000 (or 317,500 if the over-allotment is exercised in full) units will be purchased by our sponsor (and/or its designees) and 100,000 units will be purchased by Cowen Investments (and/or its designees). These purchases will take place on a private placement basis simultaneously with the consummation of this offering and the over-allotment option, as applicable. The foregoing purchases will only be made by our sponsor and Cowen Investments (and/or their designees) if they are able to do so in accordance with Regulation M and Sections 9(a)(2) and 10(b) and Rule 10b-5 of the Exchange Act. In conjunction with Cowen Investments’ investment in the private units, (i) our sponsor will forfeit by surrender back to the company without consideration 100,000 of the founder shares, which shares will be cancelled, and (ii) we will simultaneously issue to Cowen Investments 100,000 founder shares for no additional consideration. The purchase of the private units and the issuance of the founder shares will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchase of the private units will be placed in the trust account described below.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business combination, our initial shareholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 165,000 ordinary shares if $1,500,000 of notes were so converted (including 15,000 shares upon the closing of our initial business combination in respect of 150,000 rights included in such units), as well as 150,000 warrants to purchase 75,000 shares).

Our audit committee will review and approve all reimbursements and payments made to our sponsor or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

Quantitative and Qualitative Disclosures about Market Risk

The amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 180 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act,(iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements(auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Introduction

We are a blank check company incorporated in the British Virgin Islands as a business company with limited liability (meaning that our shareholders have no liability, as members of our company, for the liabilities of our company over and above the amount already paid for their shares) and formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Although we are not limited to a particular industry or geographic region, we intend to focus on healthcare services and manufacturing businesses in India. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, to identify any acquisition target. From the date of our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their contacts or relationships regarding a potential initial business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our management team is led by Mr. Rajiv Shukla, our Chairman and Chief Executive Officer. has a combination of investment and operating experience in India, the U.S. and the U.K. From June 2013 to May 2015, Mr. Shukla served as Chief Executive Officer of Pipavav Defence & Offshore Engineering Company (now Reliance Defence and Engineering Limited), India’s largest listed shipbuilding and defense manufacturing company. In this role, he led a team of approximately 4,000-employees through an operational restructuring that involved re-alignment of key business areas, several senior hires in the management team, submission of over $5 billion in new business bids to Indian and international clients and structuring of strategic alliances with global leaders in shipbuilding and defense. At Pipavav, he also successfully implemented one of India’s largest financial restructuring projects involving more than 25 banks and sold control to the Reliance ADA Group. From 2001 to 2006, Mr. Shukla served as Senior Director at Pfizer, Inc. In this role, he played a key role in several acquisitions: $60 billion acquisition of Pharmacia in 2003, $125 million acquisition of Meridica in 2004, $1.9 billion acquisition of Vicuron Pharmaceuticals in 2005, and acquisitions of Idun Pharmaceuticals in 2005 and Rinat Neuroscience in 2006. Mr. Shukla also led the operational integration of these organizations into Pfizer across multiple sites around the world. Mr. Shukla served as a Board Director of I-ven Medicare, India’s first hospital roll-up comprising control investments in Vikram Hospitals and Medica Synergie and significant minority stakes in Sahyadri Hospitals and RG Stone. Mr. Shuka also served as a Board Director of Ranbaxy Fine Chemicals Ltd, a roll-up of specialty chemicals and animal health businesses. In addition, Mr. Shukla served as a Board Director of Swiss Bio, a clinical CRO in the U.S., Bharat Biotech, India’s second largest vaccine company, three Indian specialty pharma companies with US FDA approved manufacturing facilities: Arch Pharmalabs, Malladi Drugs, Unimark Remedies, and Pipavav E-Complex, India’s biggest engineering facility. Between 2008 and 2013, Mr. Shukla worked as an investor at ICICI Venture, Morgan Stanley Investment Management and Citi Venture Capital International. Over his investment career, Mr. Shukla was involved with over 40 investments in healthcare companies across India, China, Brazil, Thailand, the U.S. and the U.K. Mr. Shukla served on the National Pharmaceuticals Committee of the Confederation of Indian Industry from 2007 to 2010. Mr. Shukla graduated from Harvard University with a Masters in Healthcare Management and Policy and a Bachelors in Pharmaceutics from the Indian Institute of Technology.

Mr. Craig Pollak has served as our Chief Financial Officer and Secretary since April 2017. Over the past fifteen years, Mr. Pollak has raised more than $10 billion from institutional and private investors across a diverse array of investment strategies. From February 2006 until December 2011 and from July 2013 until March 2017, Mr. Pollak served as the Head of Global Marketing at Ivory Investment Management, an equity value fund based in Los Angeles and New York. From January 2012 until June 2013, Mr. Pollak worked as a Managing Director at Guggenheim Fund Solutions, helping to build the firm’s alternative investment and managed account infrastructure. From July 2005 until January 2006, Mr. Pollak worked as Chief Executive Officer of Chapwood Capital, a start-up multi-manager hedge fund platform. From July 2002 to June 2005, Mr. Pollak worked at FrontPoint Partners, earning the titles of Managing Director and Head of New Product Development. From January 2001 until July 2002, Mr. Pollak worked as a Vice President in the Client Strategy Group of the Private Wealth Management department at Morgan Stanley Dean Witter where he built out the firm’s 10b5-1 trading desk. From September 1998 until January 2001, Mr. Pollak worked as a corporate lawyer at Cravath, Swaine & Moore advising healthcare clients on deals in the pharmaceutical, clinical laboratory, retail and PBM sectors as well as clients in banking, energy and media. Mr. Pollak graduated from Yale University with a Bachelor of Arts with honors in Economics and with a Juris Doctor cum laude from the New York University School of Law.

Our Board consists of professionals with an extensive track record of leadership in operating roles, government policy and investments. Dr. John Alexander is an Indian Administrative Services officer who has served as Cabinet Minister and Chief Secretary for Karnataka State, India’s seventh largest state with a population of over 60 million people, Commissioner of Bangalore City Municipal Corporation, Chairman of Bangalore Development Authority, State Urban Board, State Police Housing Corporation and Principal Secretary of Commerce and Industries Development. Dr. Alexander also served as Chairman of Karnataka Industrial Areas Development Board, Mangalore Chemicals & Fertilizers Ltd and Mysore Sales International Ltd. Dr. Alexander served as a Board Member of Pipavav Defense & Offshore Engineering Vikrant Tyres, Mysore Soap and Sandals, and Mysore Paper Mills. Since 1995, Dr. Alexander has served as a Board Member of Stumpp Schuele & Somappa, a company that converts 15,000 tons of steel into springs for the automotive industry, Transaction Analysts, a fintech company focused on digital payments, since 2011, and Navi Mumbai Smart City, a 75-square kilometer city being built adjacent to the site of the new Mumbai International airport, since 2012. Dr. Alexander graduated with a PhD in Philosophy from Karnataka University and Masters in English from Kerala University.

Mr. Alan Rosling has been awarded Queen’s honors, OBE and CBE, for his many contributions to industry and society. Early in his career, Mr. Rosling served on the Prime Minister John Major’s Policy Unit at 10 Downing Street. Mr. Rosling also served as Chairman of Jardine Matheson Group India and Executive Director on the Board of Tata Sons, which controls Tata Group, India’s biggest conglomerate accounting for over $100 billion in total capitalization as of April 2017. During his tenure, he directed numerous efforts to internationalize the Tata Group leading to the closure of 37 deals across the world. Since 2010, Mr. Rosling is a co-founder and Director of Kiran Energy, operator of one of India’s biggest solar power plants. Since 2009, Mr. Rosling serves as Chairman of Griffin Growth Partners and as Director on the Boards of LNGaz since 2013 and Coats Group, Plc, and Vyome Biosciences since 2015. Mr. Rosling has served as a Member of the Vice Chancellor of Cambridge University’s Circle of Advisors on India, First Chairman of the Advisory Council for India of the City of London and Chairman of the British Business Group, Mumbai, Member of the Managing Committee of the Bombay Chamber of Commerce. Mr. Rosling graduated from Harvard Business School as Baker Scholar and Harkness Fellow and First Class Honors from Cambridge University.

Mr. Kewal Handa led Pfizer India as CEO for seven years. During his tenure, Mr. Handa led Pfizer India through the mergers with Parke-Davis/Warner-Lambert, Pharmacia, and Wyeth. Under his leadership, Pfizer was the first multi-national company to introduce branded generics in India. Mr. Handa has been hailed for his leadership skills with many of operational initiatives serving as case studies for learning. Earlier in his career, Mr. Handa served as CFO of Pfizer India and as Head of Pfizer Animal Health India. Since 2012, Mr. Handa serves as Promoter Director of Salus Lifecare and Managing Partner of Conexus Social Responsibility Services since 2013. He also serves as Chairman of Clariant Chemicals since 2016 and a Board Member of Mukta Arts Limited since 2014, Third Eye Productions LLP since 2013 and Greaves Cotton Ltd. since 2016. Previously, Mr. Handa served as a Board Director of ING Vysya Bank, Medybiz Pharma, and Alfa Laval. Mr. Handa served as President of All India Management Association, Chairman of the Pharmaceutical Committee - ASSOCHAM and Vice President of Organization of Pharmaceutical Producers of India. He was awarded the Pharma

Professional of the Year in 2010, the Bharat Shiromani Award in 2007 and the India CFO 2004 award. Mr. Handa is a qualified Chartered Accountant with a Masters in Commerce. He also completed the Pfizer Leadership Development Program at Harvard University.

Past performance by our management team, including with respect to the foregoing and other examples in this prospectus, is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team's performance as indicative of our future performance. None of our officers or directors has had experience with any blank check companies in the past.

Business Strategy

With the election of the Modi government in 2013 and the subsequent reform of India’s economic and investment policies, India became the fastest growing economy with over $1 trillion in gross domestic product (GDP) in 2015 according to the World Bank. India’s economy is the world’s seventh largest in terms of GDP as reflected in U.S. dollars. Aided by the implementation of several regulatory reforms, including tax reform, a new bankruptcy code, and amendments to foreign investment regulations, among others, India is expected to remain the fastest growing BRIC (Brazil, Russia, India and China) economy in 2017 and 2018 as per the International Monetary Fund. And, by 2020, India is expected to become the world’s fifth largest economy assuming no change in GDP growth and exchange rates. As a result, the Indian stock indices have delivered strong returns to investors in comparison to other BRIC stock indices over the last three years. However, U.S. investors have limited access to India’s growth story, with only 12 Indian companies listed on U.S. exchanges.

Furthermore, our management team believes that the Indian healthcare sector provides robust exposure to India’s domestic economic growth without the volatility associated with sectors driven by commodity prices and monetary policy. Driven by rapid urbanization, healthcare spending continues to grow faster than GDP and is expected to grow by $100 billion between 2013 and 2018 as per Deloitte estimates. The below graph shows a logarithmic relationship between healthcare spending and GDP indicating that healthcare spending grows as countries grow richer.

Source: Euromonitor

However, substantial investments are required to meet the anticipated growth in demand. For instance, in the hospital sector, India needs an incremental two million beds at an estimated capital expenditure of $200 billion as per Company estimates. Similarly, as per Bain Consulting, India was reliant on foreign imports to meet nearly 70% of domestic demand for medical devices in 2011. In contrast, Indian pharmaceutical companies account for 37% share of global Abbreviated New Drug Application (ANDA) approvals in 2012, as per the Federation of Indian Chambers of Commerce and Industry (FICCI), and are growing rapidly to serve the global market. Given favorable demand-side tailwinds, we believe that there is a significant opportunity to invest in capacity and capability enhancement of Indian healthcare companies.

As per S&P Capital IQ data, between 2007 and 2017, there were 67 transactions above $100 million involving Indian healthcare companies, totaling $33 billion in transaction value. Private equity investment accounted for under 0.5% of foreign direct investment (FDI) inflows between 2007 and 2017, with several exits delivering sizable returns. Our management team believes that there is an opportunity to actively participate in the future growth of the sector.

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines.

Opportunities for organic growth and add-on acquisitions. We will seek targets that we believe we can grow both organically and through acquisitions. We intend to leverage the industry experience and financial acumen of our management team to identify additional operational improvement opportunities for the target business. In addition, we believe that we can utilize our extensive networks to source proprietary opportunities and execute transactions that will help the business or businesses we acquire grow through further acquisitions if appropriate or beneficial.

Offers an unrecognized value proposition. We will conduct due diligence with respect to potential business combination targets, with a goal of uncovering value that has been unrecognized and would allow us to invest in companies and buy assets at prices that we believe to be below intrinsic value. In the case of turnaround opportunities, we expect to only acquire companies where we can utilize our operating experience, industry networks and capital to implement a turnaround plan that addresses key aspects of underperformance. The ideal turnaround candidates are those that may require a recapitalization, improvements in working capital management, operational improvements that result in margin expansion, or those that could benefit from the application of new technology that could improve productivity or result in new business orders.

History of, or potential for, free cash flow generation. We will seek one or more businesses or assets that have a history of, or potential for, strong, stable free cash flow generation, with predictable and recurring revenue streams.

Experienced and motivated management team. We will seek one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. We will focus on management teams with a track record of driving revenue growth, enhancing profitability and creating value for their shareholders.

Underperforming potential peak operational and/or financial performance capabilities. We believe that given our management team’s experience with value-oriented investing, we are well-positioned to identify targets where additional capital investment and effective sponsorship will result in improvements in operational and/or financial performance.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our sponsor and management team may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the United States Securities and Exchange Commission, or the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent ownership, management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us. In addition, although we intend to focus on identifying business combination candidates in the healthcare services and manufacturing industries, we will consider a business combination candidate outside of these industries if we determine that such candidate offers an attractive opportunity for our company.

Our Competitive Advantages

Status as a Publicly Listed Company

We believe our structure will make us an attractive business combination partner to prospective target businesses. As a publicly listed company, we will offer a target business an alternative to the traditional initial public offering. We believe that target businesses will favor this alternative, which we believe is less expensive, while offering greater certainty of execution than the traditional initial public offering. During an initial public offering, there are typically expenses incurred in marketing, which would be costlier than a business combination with us. Furthermore, once a proposed business combination is approved by our shareholders (if applicable) and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with shareholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented management staffs.

Strong Financial Position and Flexibility

With a trust account initially in the amount of $125,000,000 (or $143,750,000 if the over-allotment option is exercised in full), we can offer a target business a variety of options to facilitate a business combination and fund future expansion and growth of its business. This amount assumes no redemptions, and payment of up to $4,375,000 of deferred underwriting fees (or up to $5,031,250 if the underwriters’ over-allotment option is exercised in full). Because we are able to consummate a business combination using the cash proceeds from this offering, our share capital, debt or a combination of the foregoing, we have the flexibility to use an efficient structure allowing us to tailor the consideration to be paid to the target business to address the needs of the parties. However, if a business combination requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business combination. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination may be subject to these constraints.

Offering Structure

We are selling units comprised of one ordinary share, one warrant exercisable for one-half (½) of one ordinary share, and one right which entitles the holder thereof to receive one-tenth ( 1/10) of one ordinary share upon consummation of our initial business combination. Our management believes that investors in similarly structured blank check offerings, and those likely to invest in this offering, have come to expect the units of such companies to include one share and additional securities which allow the holders to acquire additional shares. Without the ability to acquire such additional shares, our management believes investors would not be willing to purchase units in such companies’ initial public offerings. Accordingly, because the number of shares ordinarily issuable upon exercise of the warrants found in the structure of other blank check initial public offerings is lessened in our case (since such warrants often entitle the holder thereof to receive a full share as opposed to the one-tenth ( 1/10) of one share the rights entitle a holder to receive and the one-half (½) of one share that each warrant holder is entitled to purchase), although not completely eliminated, our management believes we will be viewed more favorably by potential target companies when determining which company to engage in a business combination with. However, our management may be incorrect in this belief.

Management Operating and Investment Experience

Rajiv Shukla has served as Chairman of the Board and Chief Executive Officer since our inception. From June 2013 to May 2015, Mr. Shukla served as Chief Executive Officer of Pipavav Defence & Offshore Engineering Company, one of the largest manufacturing companies, focused on shipbuilding and defence, in India. As CEO, he successfully executed one of the largest debt restructuring projects in India and effected a change of control transaction. Earlier, he worked as a private equity investor at Citi Venture Capital International and ICICI Venture and Senior Director at Pfizer, Inc. Mr. Shukla has made over 40 investments in India, China, Brazil, Thailand, US and UK and served as Board member of 8 companies.

Notwithstanding the foregoing, our management team has no prior or current affiliation with other special purpose acquisition vehicles or other blank check companies.

Effecting our initial business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, our shares, new debt, or a combination of these, as the consideration to be paid in our initial business combination. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our ordinary shares, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, to identify any acquisition target. From the date of our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their contacts or relationships regarding a potential initial business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into such initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, this assessment may not result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or the rules of Nasdaq, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of Target Businesses

While we have not yet identified any acquisition candidates, we believe based on our management’s business knowledge and past experience that there are numerous acquisition candidates available. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings that will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

Our officers and directors, as well as their respective affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors, special advisors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction).

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent accounting firm, or independent investment banking firm that our initial business combination is fair to our company from a financial point of view.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. None of our officers and directors currently has any relevant pre-existing fiduciary duties or contractual obligations that would conflict with our company’s objectives.

Our officers and directors have agreed not to become involved with another publicly listed blank check company with a class of securities registered under the Securities Exchange Act of 1934, as amended, prior to us announcing an agreement to acquire our initial business combination, or the expiration of the period for us to announce and/or complete our initial business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. In any case, we will only consummate an initial business combination in which we become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes as discussed below) or are otherwise not required to register as an investment company under the Investment Company Act. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.

We intend to pursue both well-run companies as well as turnaround opportunities as long as they satisfy our selection criteria. Well-run companies are characterized by high return on equity, superior operating margins, robust earnings growth over a period of time, strong cash conversion cycles and healthy balance sheets. We will seek well-run companies that need additional growth capital or need to provide an exit to an existing shareholder.

In addition, we intend to apply the following guidelines in the selection of prospective target businesses:

■	Attractive valuation driven by rapidly shifting market dynamics, market dislocations, gaps in understanding of its future prospects, or liquidity-driven valuation discounts.
■	Platform for continued growth through serial acquisitions, organic growth in existing business or new business initiatives.
■	A distinctive edge over competition in either one or multiple aspects of technology, process, management expertise and relationships, market access or manufacturing footprint.

In the case of turnaround opportunities, we expect to only acquire companies where we can utilize our operating experience, industry networks and capital to implement a turnaround plan that addresses key aspects of underperformance. The ideal turnaround candidates are those that may require a recapitalization, improvements in working capital management, operational improvements that result in margin expansion, or those that could benefit from the application of new technology that could improve productivity or new business orders.

We intend to avoid target businesses with the following features:

■	Low gross margin business sectors;
■	Companies with binary events in their future relating to key product litigation, regulations or intellectual property;
■	Asset-light businesses such as consulting firms; and
■	Red flags such as frequent labor unrest, high management turnover, accounting irregularities, pending regulatory action, environmental issues, etc.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business or businesses

The target business or businesses or assets with which we effect our initial business combination must have a collective fair market value equal to at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into such initial business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into such initial business combination. However, we will always acquire at least a controlling interest in a target business. The fair market value of a portion of a target business or assets will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of the balance in the trust account. In order to consummate such an initial business combination, we may issue a significant amount of debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities. If we issue securities in order to consummate such an initial business combination, our shareholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our shareholders own a certain percentage of our company (or, depending on the structure of the initial business combination, an ultimate parent company that may be formed) after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure our initial business combination to acquire less than 100% of such interests or assets of the target business, but we will only consummate such business combination if we will become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an “investment company” under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even though we will own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination.

The fair market value of a target business or businesses or assets will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value and, where appropriate, upon the advice of appraisers or other professional consultants. If our board of directors is not able to independently determine that the target business or assets has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm or an independent accounting firm with respect to the satisfaction of such criterion. Notwithstanding the foregoing, unless we consummate a business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm or an independent accounting firm that the price we are paying is fair to our shareholders.

Lack of business diversification

For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business combination with only a single entity, our lack of diversification may:

■	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and
■	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage a public company. Further, it is also not certain whether one or more of our directors will remain associated in some capacity with us following our initial business combination. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business. Our key personnel may not remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve our initial business combination

For so long as we are deemed to be a foreign private issuer, we will conduct redemptions in accordance with the SEC’s tender offer rules. Although we may seek shareholder approval before we effect our initial business combination so long as we are not deemed to be a foreign private issuer at such time, we may not do so for business or legal reasons (so long as such transaction does not require shareholder approval under the Companies Act or the rules of Nasdaq). Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether we expect shareholder approval would be required under the Companies Act for each such transaction.

Type of Transaction	Whether Shareholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target with a subsidiary of the company	No
Merger of the company with a target	Yes
Entering into contractual agreements with a target to obtain control	No

Additionally, under NASDAQ's listing rules, shareholder approval would be required for our initial business combination if, for example:

■	we issue ordinary shares that will be equal to or in excess of 20% of the number of ordinary shares then outstanding (other than in a public offering);
■	any of our directors, officers or substantial shareholders (as defined by NASDAQ rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or
■	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

We also may be required to obtain shareholder approval if we wish to take certain actions in connection with our initial business combination such as adopting an incentive stock plan or amending our charter.

Redemption rights for public shareholders upon consummation of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per share, whether or not the underwriters’ over-allotment option is exercised in full. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our initial shareholders have agreed to waive their right to receive liquidating distributions if we fail to consummate our initial business combination within the requisite time period. However, if our initial shareholders or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer.

We intend to hold a shareholder vote in connection with our business combination (unless we are deemed to be a foreign private issuer at such time). In such case, we will:

■	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and
■	file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon consummation of the initial business combination.

If we seek shareholder approval (assuming we are not deemed to be a foreign private issuer at such time), we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. In such case, our initial shareholders have agreed to vote their founder shares, private shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination. As a result, we would need only 4,497,501 of the 12,500,000 public shares, or approximately 36.0%, sold in this offering to be voted in favor of a transaction in order to have our initial business combination approved (assuming the over-allotment option is not exercised and they do not purchase shares in the offering or the aftermarket). Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of our initial business combination.

Historically, a blank check company would not be able to consummate an initial business combination if the holders of such company’s public shares voted against a proposed business combination and elected to redeem more than a specified maximum percentage of the shares sold in such company’s initial public offering, which percentage threshold was typically between 19.99% and 39.99%. As a result, many blank check companies were unable to complete their business combination because the amount of shares voted by their public shareholders electing redemption exceeded the maximum redemption threshold. Since we have no such specified maximum redemption threshold, our structure is different in this respect from the structure that had historically been used by many blank check companies. However, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.

Notwithstanding the foregoing, if we do not decide to hold a shareholder vote in conjunction with their initial business combination for business or other legal reasons (so long as shareholder approval is not required by the Companies Act or the rules of Nasdaq), or if we are deemed to be a foreign private issuer at such time, we will conduct redemptions pursuant to the tender offer rules of the SEC and our memorandum and articles of association. In such case, we will:

■	offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and
■	file tender offer documents with the SEC prior to consummating our initial business combination which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act.

In connection with the successful consummation of our business combination, we may redeem pursuant to a tender offer up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001 upon the consummation of our initial business combination. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination, we will not purchase any shares pursuant to the tender offer and all shares will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 upon the consummation of our initial business combination (which may be substantially higher depending on the terms of our potential business combination), the chance that the holders of our ordinary shares electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.

When we conduct a tender offer to redeem our public shares upon consummation of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our shareholders, not just our public shareholders. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with any such tender offer.

Limitation on redemption rights upon consummation of our initial business combination if we seek shareholder approval (assuming we are not deemed to be a foreign private issuer at such time)

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules (assuming we are not deemed to be a foreign private issuer at such time), our memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in this offering. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 20% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 20% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to consummate our initial business combination, particularly in connection with our initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 20% of the shares sold in this offering) for or against our initial business combination. We will resolve any disputes relating to whether a public shareholder is acting in concert or as a “group” either by requiring certifications under the penalty of perjury to such effect by public shareholders or via adjudication in court.

Permitted purchases of our securities by our affiliates

If we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules (assuming we are not deemed to be foreign private issuer at such time), our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the consummation of our initial business combination. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. Although very unlikely, our initial shareholders, officers, directors and their affiliates could purchase sufficient shares so that the initial business combination may be approved without the majority vote of public shares held by non-affiliates. It is intended that purchases will comply with Rule 10b-18 under the Exchange Act, which provides a safe harbor for purchases made under certain conditions, including with respect to timing, pricing and volume of purchases.

The purpose of such purchases would be to (1) increase the likelihood of obtaining shareholder approval of the business combination or (2) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the business combination, where it appears that such requirement would otherwise not be met. This may result in the consummation of an initial business combination that may not otherwise have been possible.

As a consequence of any such purchases, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain the listing or trading of our securities on a national securities exchange following consummation of a business combination.

Tendering share certificates in connection with a tender offer or redemption rights

We will require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the expiration date set forth in the tender offer documents mailed to such holders, or in the event we distribute proxy materials, up to two business days prior to the vote on the proposal to approve the business combination, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on our initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery at or prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not consummated, we may continue to try to consummate our initial business combination with a different target until 24 months from the closing of this offering.

Redemption of public shares and liquidation if no initial business combination

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and consummate our initial business combination within such time period. If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be effected as required by function of our memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Companies Act.

Following the redemption of public shares, we intend to enter “voluntary liquidation” which is the statutory process for formally closing and dissolving a company under the laws of the British Virgin Islands. Given that we intend to enter voluntary liquidation following the redemption of public shareholders from the trust account, we do not expect that the voluntary liquidation process will cause any delay to the payment of redemption proceeds from our trust account. In connection with such a voluntary liquidation, the liquidator would give notice to creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in at least one newspaper published in the British Virgin Islands newspaper and in at least one newspaper circulating in the location where the company has its principal place of business, and taking any other steps he considers appropriate to identify the company’s creditors, after which our remaining assets would be distributed. As soon as the affairs of the company are fully wound-up, the liquidator must complete his statement of account and make a notificational filing with the Registrar. We would be dissolved once the Registrar issues a Certificate of Dissolution.

Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and private units if we fail to consummate our initial business combination within the applicable period from the closing of this offering.

However, if our initial shareholders, or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period. There will be no redemption rights or liquidating distributions with respect to our rights or warrants, which will expire worthless in the event we do not consummate our initial business combination within 24 months of the closing of this offering. We will pay the costs of our liquidation from our remaining assets outside of the trust account or interest earned on the funds held in the trust account. However, the liquidator may determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the BVI court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets.

Additionally, in any liquidation proceedings of the company under British Virgin Islands law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account we may not be able to return to our public shareholders the liquidation amounts payable to them.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00 (whether or not the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which would have higher priority than the claims of our public shareholders. The actual per-share redemption amount received by shareholders may be less than $10.00, plus interest (net of any taxes payable).

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, our sponsor may not be able to satisfy those obligations. Other than as described above, none of our other officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. We have not independently verified whether our sponsor has sufficient funds to satisfy his indemnity obligations and believe that our sponsor’s only assets are securities of our company. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

In the event that the proceeds in the trust account are reduced below $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full) and our sponsor asserts that it is unable to satisfy any applicable obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, due to claims of creditors, the actual value of the per-share redemption price may be less than $10.00 per share (whether or not the underwriters’ over-allotment option is exercised in full).

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $700,000 not placed in the trust account, and the interest income earned on the balance of the trust account (net of taxes payable) with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $20,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $600,000, we may fund such excess with funds from the estimated $700,000 not to be held in the trust account. In such case, the amount of funds we intend to hold outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $600,000 the amount of funds we intend to hold outside the trust account would increase by a corresponding amount.

If we are deemed insolvent for the purposes of the Insolvency Act (i.e. (i) we fail to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) execution or other process issued on a judgment, decree or order of a British Virgin Islands Court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), then there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the British Virgin Islands Courts for an order setting aside that payment or transaction in whole or in part.

Additionally, if we enter insolvent liquidation under the Insolvency Act, the funds held in our trust account will likely be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account you may not be able to return to our public shareholders the liquidation amounts due them.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of a redemption of the public shares prior to any winding up in the event we do not consummate our initial business combination within 24 months of the closing of this offering, (ii) if they redeem their shares in connection with an initial business combination that we consummate or (iii) if they redeem their shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to consummate our initial business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the consummation of our initial business combination and if we are unable to consummate our initial business combination within 24 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Redemptions if we fail to Consummate our Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share, whether or not the underwriters’ over-allotment option is exercised in full), including interest less taxes payable, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per share, whether or not the underwriters’ over-allotment option is exercised in full), including interest less taxes payable and less such net interest to pay dissolution expenses, divided by the number of then outstanding public shares.
Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	The redemption of our public shares if we fail to consummate our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$125,000,000 of the net offering proceeds, which includes the $3,800,000 net proceeds from the sale of the private units ($143,750,000, including $4,175,000 net proceeds from the sale of the private units, if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account in the United States at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company acting as trustee.	Approximately $110,250,000 of the offering proceeds, representing the gross proceeds of this offering, less allowable underwriting commissions, expenses and company deductions under Rule 419 would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$125,000,000 of the net offering proceeds, which includes the $3,800,000 net proceeds from the sale of the private units ($143,750,000, including $4,175,000 net proceeds from the sale of the private units, if the underwriters’ over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by any taxes paid or payable.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business	Our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into such initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The ordinary shares, rights and warrants comprising the units will begin to trade separately on the 52nd day after the date of this prospectus unless Cowen informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.	No trading of the units or the underlying ordinary shares, rights or warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and 12 months from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest less taxes payable, upon the consummation of our initial business combination, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. If we seek shareholder approval (assuming we are not deemed to be a foreign private issuer at such time), we will consummate our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In such case, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
If we do not decide to hold a shareholder vote (so long as it is not required by the Companies Act or Nasdaq), we will, pursuant to our memorandum and articles of association, offer to redeem our public shares pursuant to the tender offer rules of the SEC and the terms of the proposed business combination and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	If we are unable to complete our initial business combination by 24 months from the closing of this offering, we will, as soon as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be effected as required by function of our memorandum and articles of association and prior to any voluntary winding up.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except for interest earned on the funds in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier; (1) of the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect our initial business combination within the allotted time.

Comparison of This Offering to Those of Many Blank Check Companies Not Subject to Rule 419

The following table compares the terms of this offering to the terms of many blank check companies that are not subject to Rule 419. Each term of this offering described in the table below is located in our memorandum and articles of association.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Requirement to conduct a tender offer or hold a shareholder vote	We will provide our public shareholders with the opportunity to redeem their ordinary shares upon the consummation of our initial business combination on the terms described in this prospectus. We intend to seek shareholder approval in connection with our initial business combination, unless we are deemed to be a foreign private issuer at such time. In such case, unless we are deemed to be a foreign private issuer at such time, we will conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and file proxy materials with the SEC.	Many blank check companies are required to file a proxy statement with the SEC and hold a shareholder vote to approve their initial business combination regardless of whether such a vote is required by law. These blank check companies may not consummate an initial business combination if the majority of the company’s public shares voted are voted against a proposed business combination.	Our ability to consummate our initial business combination without conducting a shareholder vote in the event that a shareholder vote is not required by law may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public shareholders to affect whether or not a particular business combination is completed.

Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
If shareholder approval is not required by the Companies Act or Nasdaq in connection with our initial business combination, or if we are deemed to be a foreign private issuer at such time (in which case we would be required to conduct a tender offer under SEC rules rather than seeking shareholder approval), we may, for business or legal reasons, decide to conduct these redemptions pursuant to the tender offer rules without filing a proxy statement with the SEC and without conducting a shareholder vote to approve our initial business combination.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Required shareholder vote if we hold a shareholder vote	If we seek shareholder approval in conjunction with the consummation of our initial business combination (assuming we are not deemed to be a foreign private issuer at such time), a majority of all shares voted that are entitled to vote are required to approve the business combination.	Many blank check companies require that majority of the public shares that are voted and entitled to vote approve the business combination.	Our ability to consummate our initial business combination by allowing all of our shareholders, including the initial shareholders, to vote in connection with our business combination will increase the likelihood that we will be able to complete our initial business combination.
Requirement to vote against a business combination in order to redeem	If we seek shareholder approval in conjunction with the consummation of our initial business combination (assuming we are not deemed to be a foreign private issuer at such time), each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	Many blank check companies require public shareholders to vote against the proposed business combination in order to redeem their shares.	The ability of our public shareholders to vote in favor of a business combination and redeem their shares may increase the likelihood that we will be able to complete our initial business combination and decrease the ability of public shareholders to affect whether or not a particular business combination is completed.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Limited Redemption Rights of 20% Public Shareholders	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules (assuming we are not deemed to be a foreign private issuer at such time), our memorandum and articles of association provides that a public shareholder, individually or together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in this offering. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 20% of the shares sold in this offering) for or against our initial business combination.	Many blank check companies limit the redemption rights of 10% – 20% public shareholders and limit the voting rights of such public shareholders.	We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

	Terms of Our Offering	Terms of Many Blank Check Offerings	Impact on Whether a Particular Business Combination is Completed
Redemption threshold	We do not have a specified maximum redemption threshold apart from the limitation that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination. Furthermore, the redemption threshold may be further limited by the terms and conditions of our initial business combination. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares and the related business combination, and instead may search for an alternate business combination.	Many blank check companies are not permitted to consummate an initial business combination if more than a specified percentage of the shares sold in such company’s initial public offering, which percentage threshold has typically been between 19.99% and 39.99%, elect to redeem or redeem their shares in connection with the shareholder vote.	The absence of a redemption threshold in our offering will make it easier for us to consummate our initial business combination even if a substantial majority of our shareholders do not agree.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups, venture capital funds leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, the requirement that we acquire a target business or businesses having a fair market value equal to at least 80% of the value of the trust account (less any deferred underwriting commissions and taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) at the time of the agreement to enter into the business combination, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We currently maintain our executive offices at Emerald View, Suite 400, 2054 Vista Parkway, West Palm Beach, FL 33411. The cost for this space is included in the $10,000 per month fee that we pay an affiliate of our Chairman and Chief Executive Officer for office space, utilities and secretarial and administrative services. We believe, based on rents and fees for similar services in our local area that this amount is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares, rights and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements must be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or IFRS and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our 24 month time frame.

We will be required to have our internal control procedures evaluated for the fiscal year ending March 31, 2019 required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the prior September 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Our current directors, officers and director nominees are listed below.

Name	Age	Position
Rajiv Shukla	42	Chairman of the Board and Chief Executive Officer
Craig Pollak	46	Chief Financial Officer and Secretary
Dr. John Alexander	78	Director Nominee*
Alan Rosling	54	Director Nominee*
Kewal Handa	64	Director Nominee*

*	This individual will occupy the position of director on the effective date of the registration statement of which this prospectus is a part.

Rajiv Shukla has served as Chairman of the Board and Chief Executive Officer since our inception. He has a combination of investment and operating experience in India, the U.S. and the U.K. From June 2013 to May 2015, Mr. Shukla served as Chief Executive Officer of Pipavav Defence & Offshore Engineering Company (now Reliance Defence and Engineering Limited), India’s largest listed shipbuilding and defense manufacturing company. In this role, he led a team of approximately 4,000-employees through an operational restructuring that involved re-alignment of key business areas, several senior hires in the management team, submission of over $5 billion in new business bids to Indian and international clients and structuring of strategic alliances with global leaders in shipbuilding and defense. At Pipavav, he also successfully implemented one of India’s largest financial restructuring projects involving more than 25 banks and sold control to the Reliance ADA Group. From 2001 to 2006, Mr. Shukla served as Senior Director at Pfizer, Inc. In this role, he played a key role in several acquisitions: $60 billion acquisition of Pharmacia in 2003, $125 million acquisition of Meridica in 2004, $1.9 billion acquisition of Vicuron Pharmaceuticals in 2005, and acquisitions of Idun Pharmaceuticals in 2005 and Rinat Neuroscience in 2006. Mr. Shukla also led the operational integration of these organizations into Pfizer across multiple sites around the world. Mr. Shukla served as a Board Director of I-ven Medicare, India’s first hospital roll-up comprising control investments in Vikram Hospitals and Medica Synergie and significant minority stakes in Sahyadri Hospitals and RG Stone. Mr. Shuka also served as a Board Director of Ranbaxy Fine Chemicals Ltd, a roll-up of specialty chemicals and animal health businesses. In addition, Mr. Shukla served as a Board Director of Swiss Bio, a clinical CRO in the U.S., Bharat Biotech, India’s second largest vaccine company, three Indian specialty pharma companies with US FDA approved manufacturing facilities: Arch Pharmalabs, Malladi Drugs, Unimark Remedies, and Pipavav E-Complex, India’s biggest engineering facility. Between 2008 and 2013, Mr. Shukla worked as an investor at ICICI Venture, Morgan Stanely Investment Management and Citi Venture Capital International. Over his investment career, Mr. Shukla was involved with over 40 investments in healthcare companies across India, China, Brazil, Thailand, the U.S. and the U.K. Mr. Shukla served on the National Pharmaceuticals Committee of the Confederation of Indian Industry from 2007 to 2010. Mr. Shukla graduated from Harvard University with a Masters in Healthcare Management and Policy and a Bachelors in Pharmaceutics from the Indian Institute of Technology. We believe that Mr. Shukla is well qualified to serve as a director because of his wide range of experience in capital market and operating activities in India and globally as well as his experience serving as a director of companies in India and globally.

Craig Pollak has served as our Chief Financial Officer and Secretary since April 2017. Over the past fifteen years, Mr. Pollak has raised more than $10 billion from institutional and private investors across a diverse array of investment strategies. From February 2006 until December 2011 and from July 2013 until March 2017, Mr. Pollak served as the Head of Global Marketing at Ivory Investment Management, an equity value fund based in Los Angeles and New York. From January 2012 until June 2013, Mr. Pollak worked as a Managing Director at Guggenheim Fund Solutions, helping to build the firm’s alternative investment and managed account infrastructure. From July 2005 until January 2006, Mr. Pollak worked as Chief Executive Officer of Chapwood Capital, a start-up multi-manager hedge fund platform. From July 2002 to June 2005, Mr. Pollak worked at FrontPoint Partners, earning the titles of Managing Director and Head of New Product Development. From January 2001 until July

2002, Mr. Pollak worked as a Vice President in the Client Strategy Group of the Private Wealth Management department at Morgan Stanley Dean Witter where he built out the firm’s 10b5-1 trading desk. From September 1998 until January 2001, Mr. Pollak worked as a corporate lawyer at Cravath, Swaine & Moore advising healthcare clients on deals in the pharmaceutical, clinical laboratory, retail and PBM sectors as well as clients in banking, energy and media. Mr. Pollak graduated from Yale University with a Bachelor of Arts with honors in Economics and with a Juris Doctor cum laude from the New York University School of Law.

Dr. John Alexander, one of our director nominees who shall hold such position on the effective date of the registration statement of which this prospectus forms a part, is an Indian Administrative Services officer who has served as Cabinet Minister and Chief Secretary for Karnataka State, India’s seventh largest state with a population of over 60 million people, Commissioner of Bangalore City Municipal Corporation, Chairman of Bangalore Development Authority, State Urban Board, State Police Housing Corporation and Principal Secretary of Commerce and Industries Development. Dr. Alexander also served as Chairman of Karnataka Industrial Areas Development Board, Mangalore Chemicals & Fertilizers Ltd and Mysore Sales International Ltd. Dr. Alexander served as a Board Member of Pipavav Defense & Offshore Engineering Vikrant Tyres, Mysore Soap and Sandals, and Mysore Paper Mills. Since 2005, Dr. Alexander has served as a Board Member of Stumpp Schuele & Somappa, a company that converts 15,000 tons of steel into springs for the automotive industry, Transaction Analysts, a fintech company focused on digital payments, since 2011, and Navi Mumbai Smart City, a 75-square kilometer city being built adjacent to the site of the new Mumbai International airport, since 2012. Dr. Alexander graduated with a PhD in Philosophy from Karnataka University and Masters in English from Kerala University. We believe that Dr. Alexander is well qualified to serve as a director because of his experience serving in government and as a director of companies in India.

Alan Rosling, one of our director nominees who shall hold such position on the effective date of the registration statement of which this prospectus forms a part, has been awarded Queen’s honors, OBE and CBE, for his many contributions to industry and society. Early in his career, Mr. Rosling served on the Prime Minister John Major’s Policy Unit at 10 Downing Street. Mr. Rosling also served as Chairman of Jardine Matheson Group India and Executive Director on the Board of Tata Sons, which controls Tata Group, India’s biggest conglomerate accounting for over $100 billion in total capitalization as of April 2017. During his tenure, he directed numerous efforts to internationalize the Tata Group leading to the closure of 37 deals across the world. Since 2010, Mr. Rosling is a co-founder and Director of Kiran Energy, operator of one of India’s biggest solar power plants. Since 2009, Mr. Rosling serves as Chairman of Griffin Growth Partners and as Director on the Boards of LNGaz since 2013 and Coats Group, Plc, and Vyome Biosciences since 2015. Mr. Rosling has served as a Member of the Vice Chancellor of Cambridge University’s Circle of Advisors on India, First Chairman of the Advisory Council for India of the City of London and Chairman of the British Business Group, Mumbai, Member of the Managing Committee of the Bombay Chamber of Commerce. Mr. Rosling graduated from Harvard Business School as Baker Scholar and Harkness Fellow and First Class Honors from Cambridge University. We believe that Mr. Rosling is well qualified to serve as a director because of his wide range of experience in operating activities in India and globally as well as his experience serving as a director of companies in India and globally.

Kewal Handa, one of our director nominees who shall hold such position on the effective date of the registration statement of which this prospectus forms a part, led Pfizer India as CEO for seven years. During his tenure, Mr. Handa led Pfizer India through the mergers with Parke-Davis/Warner-Lambert, Pharmacia, and Wyeth. Under his leadership, Pfizer was the first multi-national company to introduce branded generics in India. Mr. Handa has been hailed for his leadership skills with many of operational initiatives serving as case studies for learning. Earlier in his career, Mr. Handa served as CFO of Pfizer India and as Head of Pfizer Animal Health India. Since 2012, Mr. Handa serves as Promoter Director of Salus Lifecare and Managing Partner of Conexus Social Responsibility Services since 2013. He also serves as Chairman of Clariant Chemicals since 2016 and a Board Member of Mukta Arts Limited since 2014, Third Eye Productions LLP since 2013 and Greaves Cotton Ltd. since 2016. Previously, Mr. Handa served as a Board Director of ING Vysya

Bank, Medybiz Pharma, and Alfa Laval. Mr. Handa served as President of All India Management Association, Chairman of the Pharmaceutical Committee — ASSOCHAM and Vice President of Organization of Pharmaceutical Producers of India. He was awarded the Pharma Professional of the Year in 2010, the Bharat Shiromani Award in 2007 and the India CFO 2004 award. Mr. Handa is a qualified Chartered Accountant with a Masters in Commerce. He also completed the Pfizer Leadership Development Program at Harvard University. We believe that Mr. Handa is well qualified to serve as a director because of his wide range of experience in strategic planning and corporate development, as well as operating activities, in India and globally, in the healthcare sector and other sectors, as well as his experience serving as a director of companies in India and globally.

Director Independence

Nasdaq requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon the effective date of the registration statement of which this prospectus forms a part, Messrs. Alexander, Rosling and Handa will be our independent directors. Our independent directors will have regularly scheduled meetings at which only independent directors are present. Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Executive Officer and Director Compensation

Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay an affiliate of our Chairman and Chief Executive Officer a total of $10,000 per month, which funds will be used to pay for office space, utilities, secretarial and administrative services. This arrangement is being agreed to by an affiliate of our Chairman and Chief Executive Officer for our benefit and is not intended to provide such affiliate of our Chairman and Chief Executive Officer compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Except as set forth above, no compensation will be paid to our sponsor, officers and directors, or any of their respective affiliates, prior to or in connection with the consummation of our initial business combination. Additionally, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

After the completion of our initial business combination, members of our management team who remain with us, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. Any compensation to be paid to our officers will be determined, or recommenced, to the board of directors for determination, either by a committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Messrs. Alexander, Rosling and Handa will serve as members of our audit committee. Mr. Handa will serve as chairman of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee all of whom must be independent. Messrs. Alexander, Rosling and Handa are independent.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Handa qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

■	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
■	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
■	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
■	setting clear hiring policies for employees or former employees of the independent auditors;
■	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
■	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
■	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
■	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, and subject to the requirement of law or the Nasdaq market rules, we will establish a compensation committee of the board of directors. The members of our Compensation Committee will be

Messrs. Alexander and Rosling. Mr. Alexander will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

■	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation in executive session at which the Chief Executive Officer is not present;
■	reviewing and approving the compensation of all of our other officers;
■	reviewing our executive compensation policies and plans;
■	implementing and administering our incentive compensation equity-based remuneration plans;
■	assisting management in complying with our proxy statement and annual report disclosure requirements;
■	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
■	producing a report on executive compensation to be included in our annual proxy statement; and
■	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Alexander, Rosling and Handa. In accordance with Rule 5605(e)(1)(A) of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Alexander and Handa, will expire at the first annual meeting. The term of office of the second class of directors, consisting of Messrs. Shukla and Rosling, will expire at the second annual meeting.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws. We will file a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement. You will be able to review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Below is a table summarizing the entities to which our officers, directors and director nominees currently have fiduciary duties or contractual obligations.

Individual	Entity	Entity’s Business	Affiliation
John Alexander	Stumpp Schuele & Somappa	Engineering	Director
	Transaction Analysts	Financial technology	Director
	Navi Mumbai Smart City	Infrastructure	Director
Kewal Handa	Salus Lifecare	Healthcare Consulting	Promoter Director
	Conexus Social Responsibility Services	Strategy Consulting	Managing Partner
	Clariant Chemicals	Specialty Chemicals	Chairman
	Mukta Arts Limited	Media	Director
	Third Eye Productions LLC	Media	Director
	Greaves Cotton Ltd.	Textiles	Director
Alan Rosling	Kiran Energy	Energy	Director
	Griffin Growth Partners	Strategy Consulting	Chairman
	LNGaz	Energy	Director
	Coats Group, Plc	Textiles	Director
	Vyome Biosciences	Healthcare	Director

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to the company’s best interests. When exercising powers or performing duties as a director, the director shall exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation the nature of the company; the nature of the decision; and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors shall exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles of association. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands court for an order that the Court considers just and equitable which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Our officers and directors may become involved with subsequent blank check companies similar to our company, but will not become involved with another publicly listed blank check company with a class of securities registered under the Securities Exchange Act of 1934, as amended, prior to us announcing an agreement to acquire our initial business combination, or the expiration of the period for us to announce and/or complete our initial business combination. Potential investors should also be aware of the following other potential conflicts of interest:

■	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.
■	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
■	Our sponsor purchased founder shares prior to the date of this prospectus and our sponsor will purchase the insider units in transactions that will close simultaneously with the closing of this offering. Our initial shareholders have agreed to waive their right to liquidating distributions with respect to its founder shares if we fail to consummate our initial business combination within 24 months. However, if our initial shareholders acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private units will be used to fund the redemption of our public shares, and the private units, private rights and private warrants will expire worthless. Subject to certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell 50% of their founder shares until the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares may not be transferred, assigned or sold until one year after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, the private units will not be transferable, assignable or salable by our initial shareholders until after the completion of our initial business combination.
■	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Subject to the foregoing fiduciary duties or contractual obligations, each of our officers and directors has agreed that until the earliest of our initial business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, investment opportunities that might be suitable for our business. However, if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she will be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us or, in the case of a non-compete obligation, possibly prohibited from referring such opportunity to us.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed to vote their founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our memorandum and articles of association. Our memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus and private units, and assuming no purchase of units in this offering, by:

■	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
■	each of our officers, directors and director nominees that beneficially owns ordinary shares; and
■	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of any ordinary shares issuable upon conversion of rights or exercise of warrants as these rights are not convertible, and these warrants are not exercisable, within 60 days of the date of this prospectus.

	Prior to Offering		After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares(3)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares (4)
Centripetal, LLC(5)	3,593,750	100.0%	3,305,000	20.7%
Rajiv Shukla(5)	3,593,750	100.0%	3,305,000	20.7%
Craig Pollak(6)	—	—	—	—
Dr. John Alexander(6)	—	—	—	—
Alan Rosling(6)	—	—	—	—
Kewal Handa(6)	—	—	—	—
All directors and officers as a group (5 individuals)	3,593,750	100.0%	3,305,000	20.7%

*	Less than one percent
(1)	Unless otherwise indicated, the business address of each of the individuals is Emerald View, Suite 400, 2054 Vista Parkway, West Palm Beach, FL 33411.
(2)	Includes the 280,000 private units to be purchased by our sponsor simultaneously with the consummation of this offering. Assumes (i) no exercise of the over-allotment option, (ii) an aggregate of 468,750 ordinary shares have been forfeited by our sponsor as a result thereof and (iii) the forfeiture of 100,000 ordinary shares as a result of the issuance of 100,000 ordinary shares by us to Cowen Investments upon consummation of the sale of the private units.
(3)	Based on 3,593,750 ordinary shares immediately prior to this offering.
(4)	Based on 15,625,000 ordinary shares and 380,000 private units immediately after this offering (assumes (i) the over-allotment option has not been exercised, (ii) an aggregate of 468,750 founder shares have been forfeited by our sponsor as a result thereof and (iii) the forfeiture of 100,000 ordinary shares as a result of the issuance of 100,000 ordinary shares by us to Cowen Investments upon consummation of the sale of the private units).
(5)	Represents shares held by our sponsor. The shares held by our sponsor are beneficially owned by Rajiv Shukla, our Chairman and Chief Executive Officer and the managing member of our sponsor, who has sole voting and dispositive power over the shares held by our sponsor.
(6)	Such individual does not beneficially own any of our ordinary shares. However, he has a pecuniary interest in our ordinary shares through his ownership of membership interests of our sponsor.

Immediately after this offering (without the exercise of the underwriters’ over-allotment option), our initial shareholders will beneficially own 20% of the then issued and outstanding ordinary shares (assuming our initial shareholders do not purchase any units in this offering without giving effect to the private placement).

Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our memorandum and articles of association and approval of significant corporate transactions.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 468,750 founder shares held by our sponsor will be subject to forfeiture. Our sponsor will be required to forfeit only a number of founder shares necessary to maintain our initial shareholders’ 20% ownership interest in our ordinary shares (assuming our initial shareholders do not purchase any units in this offering and without giving effect to the private placement) after giving effect to the offering and without giving effect to the exercise, if any, of the underwriters’ over-allotment option. Additionally, our sponsor will forfeit 100,000 founder shares in conjunction with our issuance to Cowen Investments of 100,000 founder shares upon its purchase of the private units.

Subject to certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell 50% of the founder shares until the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares may not be transferred, assigned or sold until one year after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

During the lock-up period, the holders of these shares will not be able to sell or transfer their securities except (1) to any persons (including their affiliates and shareholders) participating in the private placement of the private units, officers, directors, shareholders, employees and members of our sponsor and its affiliates, (2) amongst initial holders or to our officers, directors and employees, (3) if a holder is an entity, as a distribution to its, partners, shareholders or members upon its liquidation, (4) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (5) by virtue of the laws of descent and distribution upon death, (6) pursuant to a qualified domestic relations order, (7) by certain pledges to secure obligations incurred in connection with purchases of our securities, (8) by private sales at prices no greater than the price at which the applicable securities were originally purchased or (9) to us for no value for cancellation in connection with the consummation of our initial business combination, in each case (except for clause 9) where the transferee agrees to the terms of the insider letter. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founder shares. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the founder shares.

Our sponsor and Cowen Investments have committed that they and/or their respective designees will purchase an aggregate of 380,000 private units at $10.00 per unit, among which 280,000 units will be purchased by our sponsor (and/or its designees) and 100,000 units will be purchased by Cowen Investments (and/or its designees). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, our sponsor will purchase from us at a price of $10.00 per unit the number of private units (up to a maximum of 37,500 private units) that are necessary to maintain in the trust account an amount equal to $10.00 per share sold to the public in this offering. These additional private units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private units are identical to the units sold in this offering except the private warrants will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. In addition, for as long as the private warrants are held by Cowen Investments or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. The holders have agreed (A) to vote their private shares in favor of any proposed business combination, (B) not to propose an amendment to our memorandum and articles of association with respect to our pre-business combination activities prior to the consummation of such a business combination, (C) not to redeem any private shares or private units (and underlying securities) in connection with a shareholder vote to approve our proposed initial business combination and (D) that such private shares and private units (and underlying securities) shall not participate in any liquidating distribution upon winding up if a business combination is not consummated, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account). Additionally, the purchasers of the private units have agreed not to transfer, assign or sell any of the private units until after the completion of our initial business combination.

Registration Rights

Our initial shareholders and Cowen Investments and their permitted transferees can demand that we register the founder shares, the private units and underlying securities and any securities issued upon conversion of working capital loans, pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the Private Units (or underlying securities) are entitled to demand that the Company register these securities at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination. Notwithstanding the foregoing, Cowen Investments may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On August 31, 2015 we issued an aggregate of 1,437,500 founder shares to our initial shareholders for an aggregate purchase price of $25,000 in cash, or approximately $0.017 per share. On September 17, 2015, we effectuated a 2-for-1 sub-division of our ordinary shares resulting in an aggregate of 2,875,000 founder shares outstanding and held by our initial shareholders. On March 29, 2017, we effectuated a 1.5-for-1 sub-division of our ordinary shares resulting in an aggregate of 4,312,500 founder shares outstanding and held by our initial shareholders. On May 17, 2017, our sponsor surrendered and returned to us, for nil consideration, an aggregate of 718,750 founder shares, which we cancelled, leaving an aggregate of 3,593,750 founder shares outstanding. If the underwriters determine the size of the offering should be increased, a share dividend would be effectuated in order to maintain the ownership represented by the founder shares at the same percentage, as was the case before the share dividend. Up to 468,750 founder shares will be subject to forfeiture by our sponsor to the extent the underwriters’ over-allotment option is exercised in full.

Our initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees as described below) until, with respect to 50% of the founder shares, the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, with respect to the remaining 50% of the founder shares, upon one year after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Our sponsor (and/or its designees) has committed to purchase an aggregate of 280,000 (or 317,500 if the over-allotment is exercised in full) insider units in a private placement that will occur simultaneously with the closing of this offering. Our sponsor (and/or its designees) has agreed not to transfer, assign or sell any of the shares included in the insider units and the respective ordinary shares underlying the private rights and private warrants included in the insider units until after the completion of our initial business combination.

An affiliate of our Chairman and Chief Executive Officer agreed, from the date that our securities are first listed on Nasdaq through the earlier of our consummation of our initial business combination and our liquidation, to make available to us office space, utilities and secretarial and administrative services, as we may require from time to time. We have agreed to pay such affiliate of our Chairman and Chief Executive Officer $10,000 per month, which funds will be used to pay for the aforementioned services. However, this arrangement is for our benefit and is not intended to provide such affiliate of our Chairman and Chief Executive Officer with compensation in lieu of salary. We believe, based on rents and fees for similar services in our local area, that the fee charged by such affiliate of our Chairman and Chief Executive Officer is at least as favorable as we could have obtained from an unaffiliated person.

Other than the $10,000 per-month administrative fee as described above and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is). Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will be responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

As of May 16, 2017, Mr. Shukla, our Chairman and Chief Executive Officer, has also advanced to us an aggregate of $217,133 to cover expenses related to this offering. These advances are non-interest bearing and will be payable without interest on demand. We intend to repay these advances from the proceeds of this offering not placed in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or our officers and directors may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the offering proceeds held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit (which, for example, would result in the holders being issued 165,000 ordinary shares if $1,500,000 of notes were so converted (including 15,000 shares upon the closing of our initial business combination in respect of 150,000 rights included in such units), as well as 150,000 warrants to purchase 75,000 shares).

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and any member of our management team or his or her respective affiliates will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent accounting firm, or independent investment banking firm that our initial business combination is fair to our company from a financial point of view.

We have entered into a registration rights agreement with respect to the founder shares and private units, and the securities underlying the private units, which is described under the heading “Principal Shareholders — Registration Rights.”

DESCRIPTION OF SECURITIES

We are a company incorporated in the British Virgin Islands as a BVI business company (company number 1884971) and our affairs are governed by our memorandum and articles of association, the Companies Act and the common law of the British Virgin Islands. We are authorized to issue an unlimited number of both ordinary shares of no par value and preferred shares of no par value. The following description summarizes certain terms of our shares as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one ordinary share, one right and one warrant. Each right entitles the holder thereof to receive one-tenth ( 1/10) of one ordinary share upon the consummation of an initial business combination. Each warrant entitles the holder to purchase one-half (½) of one ordinary share exercisable at $11.50 per full share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrantholder. For example, if a warrant holder holds one warrant to purchase one-half (½) of one share, such warrant shall not be exercisable. If a warrantholder holds two warrants, such warrants will be exercisable for one share.

In no event will the ordinary shares, rights and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the sale of the private units. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

As of the date of this prospectus, there were 3,593,750 ordinary shares outstanding, all of which were held of record by our initial shareholders. This includes (1) an aggregate of 468,750 ordinary shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full and (2) 100,000 ordinary shares subject to forfeiture by our sponsor as a result of the issuance of 100,000 ordinary shares by us to Cowen Investments upon the closing of the sale of the private units, so that our initial shareholders will own 20.0% of our issued and outstanding shares after this offering (assuming our initial shareholders do not purchase any units in this offering and without giving effect to the private placement). Upon closing of this offering, 16,005,000 ordinary shares will be outstanding (assuming no exercise of the underwriters’ over-allotment option).

Under the Companies Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members will be maintained by our transfer agent Continental Stock Transfer & Trust Company, which will enter the name of Cede & Co. in our register of members on the closing of this offering as nominee for each of the respective public shareholders. If (a) information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the company to pay all costs of the application and any damages the applicant may have sustained.

At any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken. Prior to the consummation of our initial business combination, the rights attaching to ordinary shares (including those provisions designed to provide certain rights and protections to our ordinary shareholders) may only be amended by a resolution of persons holding 65% (or 50% if approved in connection with our initial business combination) of our outstanding ordinary shares attending and voting on such amendment. Other provisions of our memorandum and articles of association may be amended prior to the consummation of our initial business combination if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Following the consummation of, or in connection with, our initial business combination, the rights and obligations attaching to our ordinary shares and other provisions of our memorandum and articles of association may be amended if approved by a majority of the votes of shareholders attending and voting on such amendment or by resolution of the directors. Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefore.

We may not currently intend to hold an annual meeting of shareholders until after we consummate our initial business combination. Therefore, if our shareholders want us to hold a meeting prior to such consummation, they may requisition the directors to hold one upon the written request of members entitled to exercise at least 30 percent of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above such 30 percent level.

Our memorandum and articles of association will require us to provide our public shareholders with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination. The amount in the trust account is initially anticipated to be $10.00 per share, whether or not the underwriters’ over-allotment option is exercised in full. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the consummation of our initial business combination. We intend to obtain shareholder approval in connection with our initial business combination. If we so decide, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval (assuming we are not deemed to be a foreign private issuer at such time), we will consummate our initial business combination only if a majority of the votes of ordinary shareholders who being so entitled attend and vote at the general meeting are voted in favor of the business combination. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if held, at which a vote shall be taken to approve our initial business combination.

If we seek shareholder approval in connection with our initial business combination (assuming we are not deemed to be a foreign private issuer at such time), our initial shareholders have agreed to vote their founder shares and any public shares purchased during or after the offering in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if a shareholder vote is not required for business or other legal reasons, or if we are deemed to be a foreign private issuer at such time, we will, pursuant to our memorandum and articles of association, offer to redeem our public shares pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to consummating our initial business combination. Our memorandum and articles of association requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules.

Pursuant to our memorandum and articles of association, if we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account will be effected as required by and by function of our memorandum and articles of association and prior to any formal voluntary liquidation of the company. Our initial shareholders have agreed to waive their right to receive liquidating distributions with respect to their founder shares if we fail to consummate our initial business combination within 24 months from the closing of this offering. However, if our initial or any of our officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of legally available funds. In the event of a liquidation or winding up of the company after our initial business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the redemption rights set forth above.

Founder Shares

The founder shares are identical to the other ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our initial shareholders agreed (A) to waive their rights to liquidating distribution with respect to their founder shares and public shares in connection with the consummation of our initial business combination and (B) to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 24 months from the closing of this offering, although they will be entitled to redemption rights with respect to any public shares they hold if we fail to consummate our initial business combination within such time period. Our initial shareholders have agreed to vote their founder shares and any public shares purchased during or after the offering in favor of our initial business combination and our officers and directors have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.

Our initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees as described below) until, with respect to 50% of the founder shares, the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination, with respect to the remaining 50% of the founder shares, upon one year after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Preferred shares

Our memorandum and articles of association authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E each with such designation, rights and preferences as may be determined by a resolution of our board of directors to amend the memorandum and articles of association to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each Class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to our initial business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on our initial business combination. We may issue some or all of the preferred shares to effect our initial business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our memorandum and articles of association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Under the Companies Act there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our memorandum and articles of association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of ordinary shares, may issue preferred shares that have characteristics that me be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Rights

Each holder of a right will receive one-tenth ( 1/10) of one ordinary share upon consummation of our initial business combination, even if the holder of such right redeemed all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our Memorandum and Articles of Association with respect to our pre-business combination activities. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its additional ordinary shares upon consummation of an initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in this offering. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours).

If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary share will receive in the transaction on an as-converted into ordinary share basis, and each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the  1/10 share underlying each right (without paying any additional consideration) upon consummation of the business combination. More specifically, the right holder will be required to indicate his, her or its election to convert the rights into underlying shares as well as to return the original rights certificates to us.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.

As soon as practicable upon the consummation of our initial business combination, we will direct registered holders of the rights to return their rights to our rights agent. Upon receipt of the rights, the rights agent will issue to the registered holder of such right(s) the number of full ordinary shares to which he, she or it is entitled. We will notify registered holders of the rights to deliver their rights to the rights agent promptly upon consummation of such business combination and have been informed by the rights agent that the process of exchanging their rights for ordinary shares should take no more than a matter of days. The foregoing exchange of rights is solely ministerial in nature and is not intended to provide us with any means of avoiding our obligation to issue the shares underlying the rights upon consummation of our initial business combination. Other than confirming that the rights delivered by a registered holder are valid, we will have no ability to avoid delivery of the shares underlying the rights. Nevertheless, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Although a company incorporated in the British Virgin Islands may issue fractional shares, it is not our intention to issue any fractional shares upon conversions of the rights. In the event that any holder would otherwise be entitled to any fractional share upon exchange of his, her or its rights, we will reserve the option, to the fullest extent permitted by the Memorandum and Articles of Association, the Act and other applicable law, to deal with any such fractional entitlement at the relevant time as we see fit, which would include the rounding down of any entitlement to receive ordinary shares to the nearest whole share (and in effect extinguishing any fractional entitlement), or the holder being entitled to hold any remaining fractional entitlement (without any share being issued) and to aggregate the same with any future fractional entitlement to receive shares in the Company until the holder is entitled to receive a whole number. Any rounding down and extinguishment may be done with or without any in lieu cash payment or other compensation being made to the holder of the relevant rights, such that value received on exchange of the rights may be considered less than the value that the holder would otherwise expect to receive. All holders of rights shall be treated in the same manner with respect to the issuance of shares upon conversions of the rights.

Warrants

No warrants are currently outstanding. Each warrant entitles the holder thereof to purchase one-half (½) of one ordinary share at a price of $11.50 per full share, subject to adjustment as described in this prospectus, at any time commencing on the later of the completion of an initial business combination and 12 months from the date of this prospectus. Because the warrants may only be exercised for whole numbers of shares, only an even number of warrants may be exercised at any given time. Pursuant to the warrant agreement, a warrantholder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrantholder. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the issuance of the ordinary shares issuable upon exercise of the public warrants is not effective within 90 days from the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the closing of our initial business combination at 5:00 p.m., New York City time or earlier redemption.

The private warrants will be identical to the public warrants underlying the units being offered by this prospectus except that such private warrants will be exercisable for cash (even if a registration statement covering the issuance of the ordinary shares issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. In addition, for as long as the private warrants are held by Cowen Investments or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part.

We may call the warrants for redemption (excluding the private warrants, in whole and not in part, at a price of $0.01 per warrant:

■	at any time while the warrants are exercisable,
■	upon not less than 30 days’ prior written notice of redemption to each warrant holder,
■	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third trading business day prior to the notice of redemption to warrant holders, and
■	if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the ordinary shares outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Dividends

We have not paid any cash dividends on our shares of ordinary share to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any dividends subsequent to our initial business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Private Units

The private units (including the rights, warrants or ordinary shares issuable upon conversion of the rights or exercise of the warrants) will not be transferable, assignable or salable until after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Shareholders,” to our officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by us so long as they are held by members of the sponsor or Cowen Investments, respectively, or their permitted transferees. Otherwise, the private units have terms and provisions that are identical the units sold in this offering except the warrants included in the private units will be non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. If the warrants included in the private units are held by holders other than the holders who purchased such units or their permitted transferees, the warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. In addition, for as long as the private warrants are held by Cowen Investments or its designees or affiliates, they may not be exercised after five years from the effective date of the registration statement of which this prospectus forms a part. The price of the private units was determined in negotiations between our sponsor and the underwriter for this offering, with reference to the prices paid by initial shareholders for such warrants in special purpose acquisition companies, which have recently consummated their initial public offerings.

Our Transfer Agent, Rights Agent and Warrant Agent

The transfer agent for our ordinary shares, rights agent for our rights and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Memorandum and Articles of Association

As set forth in the memorandum of association, the objects for which are established are unrestricted and we shall have full power and authority to carry out any object not prohibited by the Companies Act or as the same may be revised from time to time, or any other law of the British Virgin Islands.

Our memorandum and articles of association contains provisions designed to provide certain rights and protections to our ordinary shareholders prior to the consummation of our initial business combination. These provisions cannot be amended without the approval of 65% (or 50% if approved in connection with our initial business combination) of our outstanding ordinary shares attending and voting on such amendment. Our initial shareholders, who will beneficially own approximately 21.9% of our ordinary shares upon the closing of this offering (assuming our initial shareholders do not purchase any units in this offering), will participate in any vote to amend our memorandum and articles of association and will have the discretion to vote in any manner they choose. Prior to our initial business combination, if we seek to amend any provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, we will provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to our memorandum and articles of association. We and our directors and officers have agreed not to propose any amendment to our memorandum and articles of association that would affect the substance and timing of our obligation to redeem our public shares if we are unable to consummate our initial business combination within 24 months from the closing of this offering. Our initial shareholders have agreed to waive any redemption rights with respect to any founder shares and any public shares they may hold in connection with any vote to amend our memorandum and articles of association prior to our initial business combination.

Specifically, our memorandum and articles of association provide, among other things, that:

■	If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible but not more than five business days thereafter, distribute the aggregate amount then on deposit in the trust account (net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. This redemption of public shareholders from the trust account shall be effected as required by function of our memorandum and articles of association and prior to commencing any voluntary liquidation; and
■	except in connection with the consummation of our initial business combination, prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;
■	although we do not intend to enter into our initial business combination with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we seek to complete our initial business combination with a target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent accounting firm, or independent investment banking firm that our initial business combination is fair to our company from a financial point of view; and
■	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our memorandum and articles of association provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon the consummation of our initial business combination.

Changes in Authorized Shares

We are authorized to issue an unlimited number of shares, which will have rights, privileges, restrictions and conditions attaching to them as the shares in issue. We may by resolution of directors or shareholders:

■	consolidate and divide all or any of our unissued authorized shares into shares of larger or smaller amount than our existing shares;
■	cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or
■	create new classes of shares with preferences to be determined by resolution of the board of directors to amend the memorandum and articles of association to create new classes of shares with such preferences at the time of authorization, although any such new classes of shares, with the exception of the preferred shares, may only be created with prior shareholder approval.

Pre-emption Rights

There are no pre-emption rights applicable to the issuance of new shares under our memorandum and articles of association.

Variation of Rights of Shares

As permitted by the Companies Act and our memorandum of association, we may vary the rights attached to any class of shares only with: (i) in the case of the ordinary shares prior to our initial business combination, the consent of not less than 65% (or 50% if for the purposes of approving, or in connection with, the consummation of our initial business combination) of the votes who are in attendance and vote at a meeting, or (ii) in the case of the preferred shares, 50% of the votes of shareholders who being so entitled attend and vote at a meeting of such shares, except, in each case where a greater majority is required under our memorandum and articles of association or the Companies Act, provided that that for these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares is deemed not to be a variation of the rights of such existing class and may in accordance with our memorandum and articles of association be effected by resolution of directors without shareholder approval.

BRITISH VIRGIN ISLANDS COMPANY CONSIDERATIONS

Our corporate affairs are governed by our memorandum and articles of association and the provisions of applicable British Virgin Islands law, including the Companies Act. The Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders. A brief discussion of certain other provisions of the Companies Act and British Virgin Islands law also follows.

We cannot predict whether British Virgin Islands Courts would reach the same conclusions based on a particular set of facts as the U.S. courts would be expected to reach. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction, which has developed a substantial body of case law. The following table provides a comparison between the statutory provisions of the Companies Act together with the provisions of our memorandum and articles of association) and the Delaware General Corporation Law relating to shareholders’ rights.

British Virgin Islands	Delaware
Shareholder Meetings
• Held at a time and place as determined by the directors	• May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors
• May be held within or outside the British Virgin Islands	• May be held within or without Delaware
• Notice:	• Notice:
Under our memorandum and articles of association, a copy of the notice of any meeting shall be given not fewer than ten (10) days before the date of the proposed meeting to those persons whose names appear in the register of members on the date the notice is given and are entitled to vote at the meeting.	Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any
Shareholders’ Voting Rights
• Any person authorized to vote may be represented at a meeting by a proxy who may speak and vote on behalf of the member.	• Any person authorized to vote may authorize another person or persons to act for him by proxy

•

Quorum is fixed by our memorandum and articles of association, to consist of the holder or holders present in person or by proxy entitled to exercise at least 50 percent of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon.

•

For stock corporations, the charter or by-laws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum

British Virgin Islands	Delaware
Under our memorandum and articles of association, subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.	For non-stock companies, the charter or by-laws may specify the number of shareholders to constitute a quorum. In the absence of this, one-third of the shareholders shall constitute a quorum
Prior to the consummation of our initial business combination, changes in the rights attaching to the ordinary shares as set forth in the memorandum and articles of association require approval by way of resolution of not less than 65% (or 50% if for the purposes of approving, or in connection with, the consummation of our initial business combination) of those outstanding ordinary shares attending the meeting and voting in respect of such resolution, following the consummation of our initial business combination, changes in the rights attaching to the ordinary shares require the approval by way of resolution of only a majority of those outstanding ordinary shares attending at the meeting and voting in respect of such resolution.	Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders
The rights attaching to the preferred shares may be changed by way of a resolution of a majority of the votes attending and voting at the relevant meeting or class meeting.
However, in the case of both the ordinary shares and the preferred shares, the above is subject to any greater majority is required under our memorandum and articles of association or the Companies Act, provided that that for these purposes the creation, designation or issue of preferred shares with rights and privileges ranking in priority to an existing class of shares shall be deemed not to be a variation of the rights of such existing class.

The memorandum and articles of association do not provide for cumulative voting in the election of directors	The memorandum and articles of association may provide for cumulative voting

British Virgin Islands	Delaware
If we decide to seek shareholder approval in respect of the consummation of our initial business combination, such approval may be by a majority vote of shareholders who being so entitled attend and vote at the general meeting	Approval of our initial business combination may be by a majority of outstanding shares if such transaction involves the merger of such entity
All other matters to be decided upon by the shareholders require a majority vote of shareholders who being so entitled attend and vote at the general meeting, unless the Companies Act requires a higher majority. Our memorandum and articles of association also may be amended by resolution of directors, including to create the rights, preferences, designations and limitations attaching to any blank check preferred shares.
Directors
Board must consist of at least one director	Board must consist of at least one member
Maximum and minimum number of directors can be changed by an amendment to the articles of association, with such amendment being passed by a resolution of shareholders or a resolution of directors	Number of board members shall be fixed by the by-laws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter
Directors are appointed for two year staggered terms by the shareholders (as described under “Directors” below). However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.

Directors do not have to be independent	Directors do not have to be independent
Under our memorandum and articles of association, a director may not be removed from office by a resolution of our shareholders prior to the consummation of our business combination.
Fiduciary Duties
Directors and officers owe fiduciary duties at both common law and under statute as follows:	Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.
Duty to act honestly and in good faith in what the directors believe to be in the best interests of the company;	Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.
Duty to exercise powers for a proper purpose and directors shall not act, or agree to act, in a matter that contravenes the Companies Act or the memorandum and articles of association;	Decisions made by directors and officers on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will be protected by the “business judgment rule.”

British Virgin Islands	Delaware
Duty to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation:
(a) the nature of the company; (b) the nature of the decision; and (c) the position of the director and the nature of the responsibilities undertaken by him.
The Companies Act provides that, a director of a company shall, immediately after becoming aware of the fact that he is interested in a transaction entered into, or to be entered into, by the company, disclose the interest to the board of the company. However, the failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the transaction was not required to be disclosed because the transaction is between the company and the director himself and is in the ordinary course of business and on usual terms and conditions. Additionally, the failure of a director to disclose an interest does not affect the validity of the transaction entered into by the company if (a) the material facts of the interest of the director in the transaction are known by the shareholders and the transaction is approved or ratified by a resolution of shareholders entitled to vote at a meeting of shareholders or (b) the company received fair value for the transaction.	Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.
Pursuant to the Companies Act, the company’s memorandum and articles of association, so long as a director has disclosed any interests in a transaction entered into or to be entered into by the company to the board he/she may:

vote on a matter relating to the transaction;
attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

British Virgin Islands	Delaware
Shareholders’ Derivative Actions
Generally speaking, the company is the proper plaintiff in any action. A shareholder may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. The British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:	In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.
the company does not intend to bring, diligently continue or defend or discontinue the proceedings; and	Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.
it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.	Such action shall not be dismissed or compromised without the approval of the Chancery Court.
When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:
• whether the shareholder is acting in good faith;	If we were a Delaware corporation, a shareholder whose shares were canceled in connection with our dissolution, would not be able to bring a derivative action against us after the ordinary shares have been canceled.
• whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters;
• whether the action is likely to succeed;
• the costs of the proceedings in relation to the relief likely to be obtained; and
• whether another alternative remedy to the derivative action is available.

As noted above, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  The Companies Act provides for mergers as that expression is understood under United States corporate law. Under the Companies Act, two or more companies may either merge into one of such existing companies (the “surviving company”) or consolidate with both existing companies ceasing to exist and forming a new company (the “consolidated company”). The procedure for a merger or consolidation between the company and another company (which need not be a BVI company, and which may be the company’s parent or subsidiary, but need not be) is set out in the Companies Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which., with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders who are entitled to vote and actually vote at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the Companies Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the British Virgin Islands. The Registrar then registers the articles of merger or consolidation and any amendment to the memorandum and articles of the surviving company in a merger or the memorandum and articles of association of the new consolidated company in a consolidation and issue a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation). The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its amended memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar shall strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation.

If the directors determine it to be in the best interests of the company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the Companies Act. However, we do not anticipate the use of such statutory provisions because we expect the required terms of the initial business combination will be capable of being achieved through other means, such as a merger or consolidation (as described above), a share exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Poison Pill Defenses.  Under the Companies Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. The memorandum and articles of association of the company also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors without the approval of the holders of ordinary shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the Companies Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Directors:  Our directors are appointed by our shareholders and are subject to rotational retirement every two years. The initial terms of office of the Class I and Class II directors have been staggered over a period of two years to ensure that all directors of the company do not face reelection in the same year. However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation. Under our memorandum and articles of association, a director may not be removed from office by a resolution of our shareholders prior to the consummation of our business combination. There is nothing under the laws of the British Virgin Islands, which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our memorandum and articles of association do not provide for cumulative voting for such elections.

There are no share ownership qualifications for directors.

Meetings of our board of directors may be convened at any time by any of our directors.

A meeting of our board of directors will be quorate if at least a majority of the directors are present or represented by an alternate director. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote. Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of an equality of votes, the chairman of the meeting shall have a second or deciding vote. Our board of directors also may pass resolutions without a meeting by unanimous written consent.

Alternate Directors:  Our memorandum and articles of association provide that, following the consummation of our initial business combination, each of our directors may appoint an alternate (who need not be another director of the company). The alternate of any director shall be entitled to attend board meetings in the absence of the director who appointed him or her and to vote or give written consent in place of that director until the alternate’s appointment lapses or is terminated (an alternate’s appointment, if he has not already done so, will automatically terminate on his appointor ceasing to be a director). However, a director may not appoint an alternate prior to our initial business combination.

Agents:  Our board of directors has the power to appoint any person (whether or not a director or other officer of the company) to be an agent of the company. Our memorandum and articles of association provide that an agent of the company shall be able to exercise such powers and authorities of the directors (which may include the power to affix the company’s seal) as the directors may allow when appointing the agent, except that, as stated in our memorandum and articles of association and the Companies Act, no agent shall have be given any power or authority to amend the memorandum or the articles in place of the directors or members; to designate committees of directors; to delegate powers to a committee of directors; to appoint directors; to appoint an agent; to approve a plan of merger, consolidation or arrangement; or to make a declaration of solvency or to approve a liquidation plan. When appointing an agent of the company, our directors may authorize the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent. Our directors may remove an agent and may revoke or vary a power conferred on him.

Indemnification of Directors:  Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

Directors and Conflicts of Interest.  As noted in the table above, pursuant to the Companies Act and the company’s memorandum and articles of association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;
(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and
(c)	sign a document on behalf of the company, or do any other thing in his capacity as a director, that relates to the transaction.

Shareholders’ Suits.  Our British Virgin Islands counsel is not aware of any reported class action having been brought in a British Virgin Islands court. The enforcement of the company’s rights will ordinarily be a matter for its directors.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the British Virgin Islands Court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

The Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity, which breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Under the Companies Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a member. A shareholder also may, with the permission of the British Virgin Islands Court, bring an action or intervene in a matter in the name of the company, in certain circumstances. Such actions are known as derivative actions. As noted above, the British Virgin Islands Court may only grant permission to bring a derivative action where the following circumstances apply:

■	the company does not intend to bring, diligently continue or defend or discontinue proceedings; and
■	it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.
■	when considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:
■	whether the shareholder is acting in good faith;
■	whether a derivative action is in the company’s best interests, taking into account the directors’ views on commercial matters;
■	whether the action is likely to proceed;
■	the costs of the proceedings; and
■	whether an alternative remedy is available.

Any member of a company may apply to the British Virgin Islands Court under the Insolvency Act for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the company required by the holders of 90 percent, or more of the shares of the company pursuant to the terms of the Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. Under the general English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

■	a company is acting or proposing to act illegally or beyond the scope of its authority;
■	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;
■	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
■	those who control the company are perpetrating a “fraud on the minority.”

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of the company.

Compulsory Acquisition:  Under the Companies Act, subject to any limitations in a company’s memorandum or articles, members holding 90% of the votes of the outstanding shares entitled to vote, and members holding 90% of the votes of the outstanding shares of each class of shares entitled to vote, may give a written instruction to the company directing the company to redeem the shares held by the remaining members. Upon receipt of such written instruction, the company shall redeem the shares specified in the written instruction, irrespective of whether or not the shares are by their terms redeemable. The company shall give written notice to each member whose shares are to be redeemed stating the redemption price and the manner in which the redemption is to be effected. A member whose shares are to be so redeemed is entitled to dissent from such redemption, and to be paid the fair value of his shares, as described under “Shareholders’ Suits” above.

Share Repurchases and Redemptions:  As permitted by the Companies Act and our memorandum and articles of association, shares may be repurchased, redeemed or otherwise acquired by us. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that immediately following the redemption or repurchase we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the Companies Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, Nasdaq or any other stock exchange on which our securities are listed.

Dividends:  Subject to the Companies Act and our memorandum and articles of association, our directors may declare dividends at a time and amount they think fit if they are satisfied, on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. No dividend shall carry interest against us.

Rights of Non-resident or Foreign Shareholders and Disclosure of Substantial Shareholdings:  There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Untraceable Shareholders:  Under our memorandum and articles of association, we are entitled to sell any shares of a shareholder who is untraceable, as long as: (a) all checks, not being less than three in total number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years; (b) we have not during that time or before the expiry of the three-month period referred to in (c) below received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and (c) upon expiration of the 12-year period, we have caused an advertisement to be published in newspapers, giving notice of our intention to sell these shares, and a period of three months or such shorter period has elapsed since the date of such advertisement. The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Transfer of Shares:  Subject to any applicable restrictions set forth in our memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form, in the case of listed shares, in any manner permitted by and in accordance with the rules of the relevant exchange, or in any other form which our directors may approve.

Inspection of Books and Records:  Under the Companies Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A member of a company is entitled, on giving written notice to the company, to inspect:

(a)	the memorandum and articles;
(b)	the register of members;
(c)	the register of directors; and
(d)	the minutes of meetings and resolutions of members and of those classes of members of which he is a member;

and to make copies of or take extracts from the documents and records referred to in (a) to (d) above.

Subject to the memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) or (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the British Virgin Islands Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Dissolution; Winding Up:  As permitted by the Companies Act and our memorandum and articles of association, we may be voluntarily liquidated under Part XII of the Companies Act by resolution of directors and resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due.

We also may be wound up in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

SECURITIES ELIGIBLE FOR FUTURE SALE

Immediately after this offering we will have 16,005,000 (or 18,386,250 if the over-allotment is exercised in full) ordinary shares outstanding. Of these shares, the 12,500,000 (or 14,375,000 if the over-allotment is exercised in full) shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,125,000 shares (or 3,593,750 if the over-allotment is exercised in full) and 380,000 (or 417,500 if the over-allotment is exercised in full) private units are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares, rights or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares, rights and warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

■	1% of the total number of ordinary shares then outstanding, which will equal 160,005 shares immediately after this offering (or 183,863 if the underwriters exercise their over-allotment option in full); or
■	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

■	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
■	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
■	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
■	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founder shares and insider units, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

Pursuant to an agreement to be entered into on the date of this prospectus, our initial shareholders and Cowen Investments and their permitted transferees can demand that we register for resale the founder shares, the private units and underlying securities and any securities issued upon conversion of working capital loans. The holders of 25% of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. Notwithstanding the foregoing, Cowen Investments may not exercise its demand and “piggyback” registration rights after five (5) and seven (7) years after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We have applied to list our units, ordinary shares, rights and warrants on the Nasdaq Capital Market under the symbols “CNACU,” “CNAC,” “CNACR,” and “CNACW,” respectively. We anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the ordinary shares, rights and warrants are eligible to trade separately, we anticipate that the ordinary shares, rights and warrants will be listed separately and as a unit on Nasdaq.

TAXATION

The following summary of British Virgin Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares, rights and warrants to acquire our ordinary shares, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

The Government of the British Virgin Islands does not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its securityholders who are not tax resident in the British Virgin Islands.

The company and all distributions, interest and other amounts paid by the company to persons who are not tax resident in the British Virgin Islands will not be subject to any income, withholding or capital gains taxes in the British Virgin Islands, with respect to the shares in the company owned by them and dividends received on such shares, nor will they be subject to any estate or inheritance taxes in the British Virgin Islands.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not tax resident in the British Virgin Islands with respect to any shares, debt obligations or other securities of the company.

Except to the extent that we have any interest in real property in the British Virgin Islands, all instruments relating to transactions in respect of the shares, debt obligations or other securities of the company and all instruments relating to other transactions relating to the business of the company are exempt from the payment of stamp duty in the British Virgin Islands.

There are currently no withholding taxes or exchange control regulations in the British Virgin Islands applicable to the company or its securityholders.

United States Federal Income Taxation

General

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one ordinary share, one right and one warrant) that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share, right and warrant components of the unit.

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the ordinary shares, rights and warrants will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:

■	financial institutions or financial services entities;
■	broker-dealers;
■	taxpayers that are subject to the mark-to-market accounting rules;

■	tax-exempt entities;
■	governments or agencies or instrumentalities thereof;
■	insurance companies;
■	regulated investment companies;
■	real estate investment trusts;
■	expatriates or former long-term residents of the United States;
■	persons that actually or constructively own five percent or more of our voting shares;
■	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
■	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or
■	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, ordinary shares, rights or warrants who or that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT

ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one ordinary share, one right and one warrant to acquire one-half (½) of one ordinary share. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. Each holder of a unit must allocate the purchase price paid by such holder for such unit among the ordinary share, the right and the warrant that comprise the unit based on their respective relative fair market values at the time of issuance. A holder’s initial tax basis in the ordinary share, right and warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the ordinary share, right and warrant comprising the unit, and the amount realized on the disposition should be allocated among the ordinary share, the right and the warrant based on their respective relative fair market values at the time of disposition. The separation of the ordinary share, right and warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of our ordinary shares, rights and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price among the ordinary share, right and warrant that comprise a unit. The balance of this discussion generally assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders, dividends will be taxed at the lower applicable long-term capital gains rate (see “— Taxation on the Disposition of Ordinary Shares, Rights and Warrants” below) only if our ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of our ordinary shares which is taxable to the U.S. Holders of such ordinary shares as described under “— Taxation of Distributions Paid on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Taxation on the Disposition of Ordinary Shares, Rights and Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our ordinary shares, rights or warrants which, in general, would include a redemption of ordinary shares as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an in initial business combination within the required time period, a U.S. Holder generally will recognize capital gain or loss. The amount of gain or loss recognized generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares, rights or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares, rights or warrants based upon the then fair market values of the ordinary shares, rights the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares, rights and warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to an ordinary share, right or warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. See “— Acquisition of Ordinary Shares Pursuant to a Warrant” and “— Acquisition of Ordinary Shares Pursuant to a Right” below for a discussion regarding a U.S. Holder’s basis in an ordinary share acquired pursuant to a warrant or a right.

Under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares, rights or warrants exceeds one year. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances.

Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, if a U.S. Holder’s ordinary shares are redeemed pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s ordinary shares in an open market transaction, for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Ordinary Shares, Rights and Warrants” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether a redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants and, possibly, rights). The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the exercise of a warrant (and possible ordinary shares which could be acquired pursuant to the rights). In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

U.S. Holders who actually or constructively own one percent or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Acquisition of Ordinary Shares Pursuant to a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash. An ordinary share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. It is unclear whether a Holder’s holding period for the ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the ordinary shares would include the holding period of the warrants.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market a value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Acquisition of Ordinary Shares Pursuant to Rights

The treatment of the rights to acquire ordinary shares is uncertain. The right may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the right would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued.

The tax consequences of an acquisition of our ordinary shares pursuant to rights are unclear and will depend on the treatment of any initial business combination. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of ordinary shares pursuant to rights and the consequences of any initial business combination.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year ending July 31, 2017. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year ending July 31, 2017. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year ending July 31, 2017. Our actual PFIC status for our current taxable year or any future taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending July 31, 2017 or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares, rights or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such holder generally will be subject to special rules with respect to:

■	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares, rights or warrants; and
■	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,

■	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares, rights and warrants;
■	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
■	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
■	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares (but likely not our warrants or rights) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

The treatment of the rights to acquire our ordinary shares is unclear. For example, the rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to a warrant or option with no exercise price), and thus the holder of the right would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued, that would reach different conclusions regarding the tax treatment of the rights under the PFIC rules. In any case, depending on which characterization is successfully applied to the rights, different PFIC consequences may result for U.S. Holders of the rights. It is also likely that a U.S. Holder of rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such

U.S. Holder’s rights. Due to the uncertainty of the application of the PFIC rules to the rights, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the rights offered hereunder as part of the units offering and the subsequent consequences to holders of such rights in any initial business combination.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A QEF election may not be made with respect to our warrants. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares, rights or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election likely may not be made with respect to our rights or warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares, rights or warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares, rights or warrants under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement.

Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisers regarding the foreign financial asset and other reporting obligations and their application to an investment in our securities.

Non-U.S. Holders

Dividends (including constructive distributions) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares, rights and warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s receipt of an ordinary share upon the exercise or lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the receipt of a share or exercise of a warrant by a U.S. Holder, as described under “U.S. Holders — Acquisition of Ordinary Shares Pursuant to Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our ordinary shares, rights and warrants.

Backup Withholding and Information Reporting

Dividend payments with respect to our ordinary shares and proceeds from the sale , exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

NOTES REGARDING OUR CHOICE OF BRITISH VIRGIN ISLANDS AND
THE ENFORCEABILITY OF CIVIL LIABILITIES

Reasons for our Choice of Incorporating in the British Virgin Islands

We are incorporated in the British Virgin Islands because of the following benefits we believe are found there:

■	political and economic stability;
■	an effective and sophisticated judicial system with a dedicated Commercial Court;
■	tax neutral treatment, with no tax levied against companies incorporated in the British Virgin Islands by the local tax authorities;
■	the absence of exchange control or currency restrictions; and
■	the availability of professional and support services.
■	commitment of the British Virgin Islands to implement best international practice and to comply with the requirements of the Organization of Economic Cooperation and Development (OECD) and the Financial Action Taskforce (FATF);
■	the adoption of the English law concept of corporate separateness to mitigate the risk of the assets of a shareholder being used to satisfy the liabilities of the company; and
■	confidentiality for shareholders.
■	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and
■	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the British Virgin Islands are outweighed by the benefits to us and our investors of such incorporation.

Enforceability of Civil Liabilities

We are a BVI business company incorporated in the British Virgin Islands and therefore, located outside of the United States. The proceeds we receive from this offering will be held in U.S. Dollars and deposited in a trust account at JPMorgan Chase Bank, N.A. in the United States maintained by Continental Stock Transfer & Trust Company, as trustee. The trust account will be governed by an Investment Management Trust Agreement between us and Continental Stock Transfer & Trust Company.

The courts of the British Virgin Islands will not necessarily enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. Additionally, there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary provided that the U.S. judgment:

provided that:

■	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;
■	is final and for a liquidated sum;
■	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

■	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;
■	recognition or enforcement of the judgment in the BVI would not be contrary to public policy; and
■	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

In appropriate circumstances, the British Virgin Islands Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

We expect that in the event of a voluntary liquidation of the company, after payment of the liquidation costs and any sums then due to creditors, that the liquidator would distribute our remaining assets on a pari passu basis.

Although we will seek to have all third parties such as vendors and prospective target businesses enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. Our sponsor agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $10.00 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, such persons will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, our existing shareholders may not be able to satisfy those obligations. We believe the likelihood of our sponsor having to indemnify the trust account is limited because we will endeavor to have all vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Our initial shareholders have agreed to waive their redemption rights with respect to its founder shares if we fail to consummate our initial business combination within 24 months from the closing of this offering. However, if any of our initial shareholders, officers, directors or affiliates acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period.

We will pay the costs of our liquidation of the trust account from our remaining assets outside of the trust account. In addition, our sponsor has agreed to indemnify us for all claims of creditors to the extent that we fail to obtain executed waivers from such entities in order to protect the amounts held in trust and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

Under British Virgin Islands law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our memorandum and articles of association or the Companies Act.

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the Companies Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

If we are deemed insolvent for the purposes of the Insolvency Act (i.e. (i) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (ii) the execution or other process issued on a judgment, decree or order of a British Virgin Islands Court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (iii) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue”. A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the British Virgin Islands Courts for an order setting aside that payment or transaction in whole or in part.

UNDERWRITING

We are offering the units described in this prospectus through the underwriters named below. Cowen and Company, LLC is acting as sole book-running manager of this offering and as representative of the underwriters named below. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, the number of units listed next to its name in the following table.

Underwriter	Number of Units
Cowen and Company, LLC
I-Bankers Securities, Inc.
Total	12,500,000

The underwriting agreement provides that the underwriters must buy all of the units if they buy any of them. However, the underwriters are not required to purchase the units covered by the underwriters’ option to purchase additional units as described below.

Our units are offered subject to a number of conditions, including:

■	receipt and acceptance of our units by the underwriters; and
■	the underwriters’ right to reject orders in whole or in part.

We have been advised by the representative that the underwriters intend to make a market in our units but that they are not obligated to do so and may discontinue making a market at any time without notice.

Option to Purchase Additional Units

We have granted the underwriters an option to buy up to an aggregate of 1,875,000 additional units. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Underwriting Discount

Units sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $     per unit from the initial public offering price. Sales of units made outside of the United States may be made by affiliates of the underwriters. If all the units are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein.

The following table shows the per unit and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to 1,875,000 additional units. $0.35 per unit, or $4,375,000 (or up to $5,031,250 if the over-allotment option is exercised in full), of deferred underwriting commissions will be paid upon the completion of our initial business combination. Of such amount, up to $0.05 per unit, or up to $625,000 (or up to $718,750 if the over-allotment option is exercised in full), may be paid to third parties not participating in this offering that assist us in consummating our initial business combination. The election to make such payments to third parties will be solely at the discretion of our management team, and such third parties will be selected by our management team in their sole and absolute discretion.

	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total(1)	$6,875,000	$7,906,250

(1)	$0.20 per unit, or $2,500,000 in the aggregate (or $2,875,000 in the aggregate if the over-allotment option is exercised in full), is payable upon the closing of this offering. $0.35 per unit, or $4,375,000 in the aggregate (or $5,031,250 in the aggregate if the over-allotment option is exercised in full) payable to the underwriters for deferred underwriting commissions will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on and concurrently with completion of an initial business combination.

If we do not complete our initial business combination within 24 months from the closing of this offering, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of taxes payable) to the public shareholders.

In addition, Cowen Investments (and/or its designee) has committed to purchase from us 100,000 private units at $10.00 per unit (for an aggregate purchase price of $1,000,000). The private units have terms and provisions that are identical to the units sold in this offering except as described under “Description of Securities — Private Units,” including that, subject to certain exceptions, the private units will not be transferable, assignable or salable until after the completion of our initial business combination. In conjunction with Cowen Investments’ investment in the private units, (i) our sponsor will forfeit by surrender back to us without consideration 100,000 founder shares, which shares will be cancelled, and (ii) we will simultaneously issue to Cowen Investments 100,000 founder shares for no additional consideration. The purchase of the private units and the issuance of the founder shares will take place on a private placement basis simultaneously with the consummation of this offering. Such private units and founder shares will be considered underwriting compensation in connection with this offering with an underwriting compensation value of approximately $1.2 million. Such private units and founder shares will be subject to lock-up restrictions, as required by FINRA Rule 5110(g)(1) and may not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness of the registration statement of which this prospectus forms a part or commencement of sales of the offering, except as provided in FINRA Rule 5110(g)(2).

We estimate that the total expenses of the offering payable by us, not including the underwriting discount, will be approximately $600,000. In addition, we have agreed to pay for the FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $30,000.

No Sales of Similar Securities

We, our executive officers and directors, and our initial stockholders will enter into lock-up agreements with the underwriters. Under the lock-up agreements, subject to certain exceptions, we and each of these persons may not, without the prior written approval of Cowen and Company, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or hedge our units, rights, warrants, ordinary shares or any other securities convertible into or exchangeable or exercisable for our ordinary shares. These restrictions will be in effect for a period of 180 days after the date of this prospectus.

Cowen and Company, LLC may, at any time and in its sole discretion, release some or all the securities from these lock-up agreements. Cowen and Company, LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of securities for which the release is being requested and market conditions at the time. If the restrictions under the lock-up agreements are waived, our units, rights, warrants and ordinary shares may become available for resale into the market, subject to applicable law, which could reduce the market price of our securities.

Our initial stockholders have agreed not to transfer, assign or sell 50% of their founder shares until the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our ordinary shares equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and the remaining 50% of the founder shares may not be transferred, assigned or sold until one year after the date of the consummation of our initial business combination, or earlier, in either case, if, subsequent to our initial business combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property (except with respect to permitted transferees as described herein under “Principal Shareholders”).

The private units (including the underlying securities and the ordinary shares issuable upon conversion of the private rights or exercise of the private warrants) will not be transferable, assignable or salable until after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders”).

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

NASDAQ Listing

We have applied for listing of our units on NASDAQ under the symbol “CNACU” and, once the ordinary shares, rights and warrants begin separate trading, we expect our ordinary shares, rights and warrants will be listed on NASDAQ under the symbols “CNAC,” “CNACR,” and “CNACW,” respectively.

Price Stabilization, Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of units during and after this offering, including:

■	stabilizing transactions;
■	short sales;
■	purchases to cover positions created by short sales;
■	imposition of penalty bids; and
■	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. Stabilization transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. These transactions may also include making short sales of our units, which involve the sale by the underwriters of a greater number of units than they are required to purchase in this offering and purchasing units on the open market to cover short positions created by short sales. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ option to purchase additional units referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

Naked short sales are short sales made in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions.

These stabilizing transactions, short sales, purchases to cover positions created by short sales, the imposition of penalty bids and syndicate covering transactions may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. The underwriters may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the units. Neither we, nor any of the underwriters make any representation that the underwriters will engage in these stabilization transactions or that any transaction, once commenced, will not be discontinued without notice.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Notice to Residents of Canada

The units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

■	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
■	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or
■	in any other circumstances that do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive,

provided that no such offer of units referred to in (a) to (c) above shall result in a requirement for us or any Dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

■	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
■	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:

■	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
■	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
■	in a transaction that, in accordance with article L.411-2-II-1|Mbb[-or-2|Mbb[-or 3|Mbb[ of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

■	shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
■	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;
■	where no consideration is or will be given for the transfer; or
■	where the transfer is by operation of law.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York with respect to the units and warrants and Ogier, British Virgin Islands, with respect to the ordinary shares and matters of British Virgin Islands law. Skadden, Arps, Slate, Meager & Flom LLP, Los Angeles, California, is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The financial statements of Constellation Alpha Capital Corp. as of March 31, 2017 and 2016 and for the year ended March 31, 2017 and for the period from July 31, 2015 (inception) through March 31, 2016 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Constellation Alpha Capital Corp. to continue as a going concern, as described in Note 1 to the financial statements), appearing elsewhere in this prospectus and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file (so long as we are a foreign private issuer, in certain cases voluntarily) annual, quarterly and current event reports, proxy statements (if we will not be a foreign private issuer at such time) and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

CONSTELLATION ALPHA CAPITAL CORP

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder
of Constellation Alpha Capital Corp.

We have audited the accompanying balance sheets of Constellation Alpha Capital Corp. (the “Company”) as of March 31, 2017 and 2016 and the related statements of operations, changes in shareholder’s equity and cash flows for the year ended March 31, 2017 and for the period from July 31, 2015 (inception) through March 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Constellation Alpha Capital Corp., as of March 31, 2017 and 2016, and the results of its operations and its cash flows for the year ended March 31, 2017 and for the period from July 31, 2015 (inception) through March 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on the completion of a financing and the Company’s cash and working capital as of March 31, 2017 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP

Marcum LLP
New York, NY
April 7, 2017

CONSTELLATION ALPHA CAPITAL CORP.

BALANCE SHEETS

	March 31,
	2017	2016
ASSETS
Current asset – cash	$25,000	$16,441
Deferred offering costs	169,742	133,988
Total Assets	$194,742	$150,429
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accounts payable	$4,498	$2,244
Advances from related party	168,037	125,918
Total Liabilities	172,535	128,162
Commitments
Shareholder’s Equity
Preferred shares, no par value; unlimited shares authorized, none issued and outstanding	—	—
Ordinary shares, no par value; unlimited shares authorized; 4,312,500 shares issued and outstanding(1)	25,000	25,000
Accumulated deficit	(2,793)	(2,733)
Total Shareholder’s equity	22,207	22,267
Total Liabilities and Shareholder’s Equity	$194,742	$150,429

(1)	Includes an aggregate of 562,500 shares held by the sponsor that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full.

The accompanying notes are an integral part of the financial statements.

CONSTELLATION ALPHA CAPITAL CORP.

STATEMENT OF OPERATIONS

	Year Ended March 31, 2017	For the Period from July 31, 2015 (Inception) through March 31, 2016
Formation and operating costs	$60	$2,733
Net loss	$(60)	$(2,733)
Weighted average shares outstanding, basic and diluted(1)	3,750,000	3,750,000
Basic and diluted net loss per ordinary share	$0.00	$0.00

(1)	Excludes an aggregate of 562,500 shares held by the sponsor that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full.

The accompanying notes are an integral part of the financial statements.

CONSTELLATION ALPHA CAPITAL CORP.

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

	Ordinary Shares		Accumulated Deficit	Total Shareholder’s Equity
	Shares	Amount
Balance – July 31, 2015 (Inception)	—	$—	$—	$—
Issuance of ordinary shares to initial shareholder(1)	4,312,500	25,000	—	25,000
Net loss	—	—	(2,733)	(2,733)
Balance – March 31, 2016	4,312,500	25,000	(2,733)	22,267
Net loss	—	—	(60)	(60)
Balance – March 31, 2017	4,312,500	$25,000	$(2,793)	$22,207

(1)	Includes an aggregate of 562,500 shares held by the sponsor that are subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full.

The accompanying notes are an integral part of the financial statements.

CONSTELLATION ALPHA CAPITAL CORP.

STATEMENT OF CASH FLOWS

	Year Ended March 31, 2017	For the Period July 31, 2015 (Inception) through March 31, 2016
Cash flows from Operating Activities:
Net Loss	$(60)	$(2,733)
Changes in operating assets and liabilities:
Accounts payable	2,254	2,244
Net cash provided by (used in) operating activities	2,194	(489)
Cash Flows from Financing Activities:
Proceeds from issuance of ordinary shares to initial shareholder	—	25,000
Advances from related party	56,750	125,918
Repayment of advances from related party	(14,631)	—
Payment of offering costs	(35,754)	(133,988)
Net cash provided by financing activities	6,365	16,930
Net Change in Cash and Cash Equivalents	8,559	16,441
Cash – Beginning	16,441	—
Cash – Ending	$25,000	$16,441

The accompanying notes are an integral part of the financial statements.

CONSTELLATION ALPHA CAPITAL CORP.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 31, 2017 AND
FOR THE PERIOD FROM JULY 31, 2015 (INCEPTION) THROUGH MARCH 31, 2016

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Constellation Alpha Capital Corp. (the “Company”) is a blank check company incorporated in the British Virgin Islands on July 31, 2015. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on healthcare services and manufacturing businesses in India.

At March 31, 2017, the Company had not yet commenced any operations. All activity through March 31, 2017 relates to the Company’s formation and the Proposed Offering described below.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 12,500,000 units at $10.00 per unit (or 14,375,000 units if the underwriters’ over-allotment option is exercised in full) (“Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) which is discussed in Note 3 (“Proposed Offering”) and the sale of 380,000 Units (or 417,500 Units if the underwriters’ over-allotment option is exercised on full) (“Private Units”) at a price of $10.00 per Unit in a private placement to the Company’s sponsor and Cowen Investments, LLC (and/or their designees) (“Cowen Investments”) that will close simultaneously with the Proposed Offering. The Company intends to list the Units on the Nasdaq Capital Market (“NASDAQ”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Proposed Offering and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Company’s Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (excluding any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing a definitive agreement in connection with a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $10.00 per Unit sold in the Proposed Offering, including the proceeds of the Private Units, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions under Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to its shareholders, as described below.

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek shareholder approval of a Business Combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share

CONSTELLATION ALPHA CAPITAL CORP.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 31, 2017 AND
FOR THE PERIOD FROM JULY 31, 2015 (INCEPTION) THROUGH MARCH 31, 2016

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS - (continued)

amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 7). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. These ordinary shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. Notwithstanding the foregoing, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 20% or more of the ordinary shares sold in the Proposed Offering without the Company’s prior written consent.

The Company’s sponsor and Cowen Investments (the “initial shareholders”) have agreed (a) to vote their founder shares, the ordinary shares included in the Private Units (the “Private Shares”) and any Public Shares purchased during or after the Proposed Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their shares in conjunction with any such amendment; (c) not to redeem any shares (including the founder shares) and Private Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the founder shares and Private Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to Public Shares if the Company fails to complete its Business Combination.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

CONSTELLATION ALPHA CAPITAL CORP.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 31, 2017 AND
FOR THE PERIOD FROM JULY 31, 2015 (INCEPTION) THROUGH MARCH 31, 2016

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS - (continued)

The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be less than the Proposed Offering price per Unit (initially $10.00).

The Company’s sponsor has agreed that it will indemnify the Company to the extent necessary to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only if such a vendor or prospective target business does not execute such a waiver. However, the Company’s sponsor may not be able to meet such obligation as the Company has not required its sponsor to retain any assets to provide for its indemnification obligations, nor has the Company taken any further steps to ensure that the Company’s sponsor will be able to satisfy any indemnification obligations that arise. Moreover, the Company’s sponsor will not be personally liable to the Company’s public shareholders if it should fail to satisfy its obligations under this agreement and instead will only be liable to the Company. The Company will seek to reduce the possibility that the Company’s sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. Therefore, the distribution from the Trust Account to each holder of ordinary shares may be less than approximately $10.00.

Going Concern Consideration

At March 31, 2017, the Company had $25,000 in cash and a working capital deficiency of $147,535. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans within one year after the date that the Financial Statements are issued. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The Company’s Chairman and Chief Executive Officer has advanced the Company $168,037 to be used, in part, for transaction costs incurred in connection with the Proposed Offering. The advances from the Chairman and Chief Executive Officer are non-interest bearing, unsecured and due on demand. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

CONSTELLATION ALPHA CAPITAL CORP.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 31, 2017 AND
FOR THE PERIOD FROM JULY 31, 2015 (INCEPTION) THROUGH MARCH 31, 2016

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2017 and 2016.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Offering. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible

CONSTELLATION ALPHA CAPITAL CORP.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 31, 2017 AND
FOR THE PERIOD FROM JULY 31, 2015 (INCEPTION) THROUGH MARCH 31, 2016

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits as of March 31, 2017 and 2016. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by U.S. federal, U.S. states or foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The provision for income taxes was deemed to be immaterial for the periods ended March 31, 2017 and 2016.

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture by the initial shareholders. Weighted average shares were reduced for the effect of an aggregate of 562,500 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At March 31, 2017 and 2016, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At March 31, 2017 and 2016, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

CONSTELLATION ALPHA CAPITAL CORP.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 31, 2017 AND
FOR THE PERIOD FROM JULY 31, 2015 (INCEPTION) THROUGH MARCH 31, 2016

NOTE 3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 12,500,000 Units (or 14,375,000 Units if the underwriters’ overallotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one ordinary share, one right (“Public Right”) and one redeemable warrant (“Public Warrant”). Each Public Right will convert into one-tenth ( 1/10) of one ordinary share. Each warrant will entitle the holder to purchase one-half (½) of one ordinary share at an exercise price of $11.50 per whole share (see Note 7). The Company will not issue fractional shares.

NOTE 4. PRIVATE PLACEMENT

The Company’s sponsor and Cowen Investments (and/or their designees) have committed to purchase an aggregate of 380,000 Private Units (or 417,500 Private Units if the underwriters’ over-allotment is exercised in full) at a price of $10.00 per Private Unit, of which 280,000 Private Units (or 317,500 Private Units if the underwriters’ over-allotment is exercised in full) will be purchased by the Company’s sponsor and 100,000 Private Units will be purchased by Cowen Investments, in each case, ($3,800,000 in the aggregate, or $4,175,000 in the aggregate if the underwriters’ over-allotment is exercised in full) from the Company in a private placement that will occur simultaneously with the closing of the Proposed Offering. The proceeds from the Private Units will be added to the net proceeds from the Proposed Offering held in the Trust Account. The Private Units are identical to the Units sold in the Proposed Offering, except for the private warrants (“Private Warrants”), as described in Note 7. The holders have agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to certain permitted transferees and provided the transferees agree to the same terms and restrictions as the permitted transferees of the founder shares must agree to) until after the completion of a Business Combination.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On August 31, 2015 the Company issued an aggregate of 1,437,500 founder shares to its initial shareholders for an aggregate purchase price of $25,000 in cash, or approximately $0.017 per share. On September 17, 2015, the Company effectuated a 2-for-1 sub-division of its ordinary shares resulting in an aggregate of 2,875,000 founder shares outstanding and held by its initial shareholders. On March 29, 2017, the Company effectuated a 1.5-for-1 sub-division of its ordinary shares resulting in an aggregate of 4,312,500 founder shares outstanding and held by its initial shareholders. All share and per share amounts have been retroactively restated to reflect the sub-divisions.

The 4,312,500 founder shares include an aggregate of up to 562,500 shares subject to forfeiture by the sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Offering (excluding the sale of the Private Units) (see Note 8).

The initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until, with respect to 50% of the founder shares, the earlier of (i) one year after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share (as such amount may be adjusted) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the founder shares, upon one year after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

CONSTELLATION ALPHA CAPITAL CORP.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 31, 2017 AND
FOR THE PERIOD FROM JULY 31, 2015 (INCEPTION) THROUGH MARCH 31, 2016

NOTE 5. RELATED PARTY TRANSACTIONS - (continued)

Related Party Advances

As of March 31, 2017, the Company’s Chairman and Chief Executive Officer advanced an aggregate of $182,668 to be used for the payment of costs related to the Proposed Offering. During the year ended March 31, 2017, the Company repaid $14,631 of such advances. The advances are non-interest bearing, unsecured and due on demand. The Company intends to repay the advances from the proceeds of the Proposed Offering not placed in the Trust Account.

Administrative Services Arrangement

An affiliate of the Company’s sponsor has agreed, commencing from the date that the Company’s securities are first listed on NASDAQ’ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay an affiliate of the sponsor $10,000 per month for these services.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Company’s sponsor or an affiliate of the sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the founder shares, Private Units and any Units that may be issued upon conversion of the Working Capital Loans (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of 25% of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company will grant the underwriters a 45-day option to purchase up to 1,875,000 additional Units to cover over-allotments at the Proposed Offering price, less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of two percent (2.0%) of the gross proceeds of the Proposed Offering, or $2,500,000 (or up to $2,875,000 if the underwriters’ over-allotment is exercised in full). In addition, the underwriters are entitled to a deferred fee of three and one-half percent (3.5%) of the gross proceeds of the Proposed Offering, or $4,375,000 (or up to

CONSTELLATION ALPHA CAPITAL CORP.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 31, 2017 AND
FOR THE PERIOD FROM JULY 31, 2015 (INCEPTION) THROUGH MARCH 31, 2016

NOTE 6. COMMITMENTS AND CONTINGENCIES - (continued)

$5,031,250 if the underwriters’ over-allotment is exercised in full). Of such amount, up to approximately 0.5% per Unit, or up to $625,000 (or up to $718,750 if the over-allotment option is exercised in full), may be paid to third parties not participating in the Proposed Offering that assist the Company in consummating its Business Combination. The election to make such payments to third parties will be solely at the discretion of the Company, and such third parties will be selected by the Company in its sole and absolute discretion. The deferred fee will be paid to the underwriters only upon completion of a Business Combination. If payable, the deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

In addition, the Company’s sponsor has agreed to forfeit 100,000 founder shares (the “Cowen Shares”), which such shares will be cancelled and simultaneously issued to Cowen for no additional consideration. The issuance of the Cowen Shares will occur simultaneously with the consummation of the Proposed Offering. The Company intends to account for the Cowen Shares as an expense of the Proposed Offering resulting in a charge directly to stockholders’ equity. The Company estimates that that fair value of the Cowen Shares is $1,000,000 based upon the offering price of the Units of $10.00 per Unit. The underwriter has agreed not to transfer, assign or sell any of the Cowen Shares (except to certain permitted transferees) until, with respect to 50% of the Cowen Shares, the earlier of (i) one year after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.50 per share for any 20 trading days within any 30- trading day period commencing after a Business Combination, and with respect to the remaining 50% of the Cowen Shares, upon one year after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

In addition, the underwriter (and/or its designees) has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Cowen Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the date of the Proposed Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the Proposed Offering except to any underwriter and selected dealer participating in the Proposed Offering and their bona fide officers or partners.

NOTE 7. STOCKHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue an unlimited number of no par value preferred shares, divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Company’s board of directors to amend the Memorandum and Articles of Association to create such designations, rights and preferences. The Company has five classes of preferred shares to give the Company flexibility as to the terms on which each Class is issued. All shares of a single class must be issued with the same rights and obligations.

CONSTELLATION ALPHA CAPITAL CORP.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 31, 2017 AND
FOR THE PERIOD FROM JULY 31, 2015 (INCEPTION) THROUGH MARCH 31, 2016

NOTE 7. STOCKHOLDERS’ EQUITY - (continued)

Accordingly, starting with five classes of preferred shares will allow the Company to issue shares at different times on different terms. As of March 31, 2017 and 2016, there are no preferred shares designated, issued or outstanding.

Ordinary Shares — The Company is authorized to issue an unlimited number of no par value ordinary shares. Holders of the Company’s ordinary shares are entitled to one vote for each share. On August 31, 2015 the Company issued an aggregate of 1,437,500 founder shares to its initial shareholders. On September 17, 2015, the Company effectuated a 2-for-1 sub-division of its ordinary shares resulting in an aggregate of 2,875,000 founder shares outstanding and held by its initial shareholders. On March 29, 2017, the Company effectuated a 1.5-for-1 sub-division of its ordinary shares resulting in an aggregate of 4,312,500 founder shares outstanding and held by its initial shareholders, of which 562,500 are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that the initial shareholders will own 20% of the issued and outstanding shares after the Proposed Offering (excluding the sale of the Private Units and assuming the initial shareholders do not purchase any Units in the Proposed Offering). All share and per share amounts have been retroactively restated to reflect the sub-divisions. On May 17, 2017, the Sponsor surrendered and returned to the Company, for nil consideration, an aggregate of 718,750 founder shares, which were cancelled, leaving an aggregate of 3,593,750 founder shares outstanding.

Rights — Each holder of a right will receive one-tenth ( 1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive  1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) the consummation of a Business Combination or (b) 12 months from the effective date of the registration statement relating to the Proposed Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an

CONSTELLATION ALPHA CAPITAL CORP.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 31, 2017 AND
FOR THE PERIOD FROM JULY 31, 2015 (INCEPTION) THROUGH MARCH 31, 2016

NOTE 7. STOCKHOLDERS’ EQUITY - (continued)

effective registration statement, exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Offering, except the Private Warrants will be exercisable for cash (even if a registration statement covering the ordinary shares issuable upon exercise of such Private Warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are still held by the initial shareholders or their affiliates.

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

■	at any time while the Public Warrants are exercisable,
■	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,
■	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and
■	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

CONSTELLATION ALPHA CAPITAL CORP.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED MARCH 31, 2017 AND
FOR THE PERIOD FROM JULY 31, 2015 (INCEPTION) THROUGH MARCH 31, 2016

NOTE 8. SUBSEQUENT EVENTS - (continued)

On May 17, 2017, the sponsor surrendered and returned to the Company for nil consideration, an aggregate of 718,750 founder shares, which were cancelled, leaving an aggregate of 3,593,750 founder shares outstanding.

In April and May 2017, the Company’s Chairman and Chief Executive Officer advanced the Company an additional aggregate amount of $49,096 to be used for the payment of costs related to the Proposed Offering.

Until               , 2017 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

12,500,000 Units

Constellation Alpha Capital Corp.

Prospectus

Sole Book-Running Manager

Cowen

Co-Manager

I-Bankers Securities, Inc.

           , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fees	$16,661
FINRA Filing Fees	$26,375
Accounting fees and expenses	$40,000
Printing and engraving expenses	$35,000
Nasdaq Capital Market expenses	$75,000
D&O insurance	$100,000
Legal fees and expenses	$225,000
Miscellaneous(1)	$81,964
Total	$600,000

(1)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including transfer agent and trustee fees.

Item 14. Indemnification of Directors and Officers.

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands Court to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

On August 31, 2015, 1,437,500 ordinary shares of the Company were issued to our sponsor in the amount of $25,000, at a price of $0.017 per share. On September 17, 2015, we effectuated a 2-for-1 sub-division of our ordinary shares resulting in an aggregate of 2,875,000 founder shares outstanding and held by our initial shareholders. On March 29, 2017, we effectuated a 1.5-for-1 sub-division of our ordinary shares resulting in an aggregate of 4,312,500 founder shares outstanding and held by our initial shareholders. On May 17, 2017, our sponsor surrendered and returned to us, for nil consideration, an aggregate of 718,750 founder shares, which we cancelled, leaving an aggregate of 3,593,750 founder shares outstanding. The founder shares include 468,750 shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In addition, our sponsor and Cowen Investments (and/or their respective designees) have committed to purchase from us private units at $10.00 per unit (for an aggregate purchase price of $3,800,000). In conjunction with Cowen Investments’ investment in the private units, (i) our sponsor will forfeit by surrender back to the company without consideration 100,000 of the founder shares, which shares will be cancelled, and (ii) we will simultaneously issue to Cowen Investments 100,000 founder shares for no additional consideration. The purchase of the private units and the issuance of the founder shares will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Each of our initial shareholders is an accredited investor for purposes of Rule 501 of Regulation D.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Memorandum and Articles of Association**
3.2	Form of Amended and Restated Memorandum and Articles of Association**
4.1	Specimen Unit Certificate*
4.2	Specimen Ordinary Shares Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.5	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.6	Specimen Rights Certificate*
5.1	Opinion of Ogier**
5.2	Opinion of Ellenoff Grossman & Schole LLP**
10.1	Form of Letter Agreement among the Registrant, and each of the sponsor, directors and officers of the Registrant.**
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.3	Form of Letter Agreement between Centripetal, LLC, our sponsor, and the Registrant regarding administrative support*
10.4	Securities Purchase Agreement between the Company and Centripetal, LLC**
10.5	Amended and Restated Unit Purchase Agreement between the Registrant and sponsor**
10.6	Unit Purchase Agreement between the Registrant and Cowen Investments LLC**
10.7	Form of Registration Rights Agreement between the Registrant and securityholders*
10.8	Form of Indemnity Agreement*
14	Form of Code of Ethics*
23.1	Consent of Marcum LLP*
23.2	Consent of Ogier (included in Exhibit 5.1)**
23.3	Consent of Ellenoff Grossman & Schole LLP (included on Exhibit 5.2)**
24	Power of Attorney (included on signature page to initial filing of this Registration Statement)**
99.1	Audit Committee Charter*
99.2	Compensation Committee Charter*
99.3	Consent of Dr. John Alexander*
99.4	Consent of Alan Rosling*
99.5	Consent of Kewal Handa*

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5)	For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of June, 2017.

CONSTELLATION ALPHA CAPITAL CORP.

By:	/s/ Rajiv Shukla Name: Rajiv Shukla Title: Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Rajiv Shukla Rajiv Shukla	Chief Executive Officer and Chairman of the Board (Principal executive officer)	June 9, 2017
/s/ Craig Pollak Craig Pollak	Chief Financial Officer and Secretary (Principal financial and accounting officer)	June 9, 2017